As filed with the U.S. Securities and Exchange Commission on October 24, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INSURANCE INCOME STRATEGIES LTD.
(Exact name of registrant as specified in its charter)
Bermuda	6331	98-1386473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Canon’s Court, 22 Victoria Street
Hamilton, HM12 Bermuda
441-294-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Law Debenture Corporate Services Inc.
801 2nd Avenue, Suite 403
New York, NY 10017
212-750-6474
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
(Copies of all communications, including communications sent to agent for service)
Joel L. Rubinstein Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 (212) 294-6700	Anthony J. Marsico Gregory Chin Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 692-6267
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common shares, par value $0.001 per share	$57,500,000	$7,158.75

(1)
Includes shares to be sold upon full exercise of the underwriters’ option to purchase additional common shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION DATED OCTOBER 24, 2017

          Shares
Common Shares
Insurance Income Strategies Ltd.

This is an initial public offering of common shares of Insurance Income Strategies, Ltd. We are offering              common shares.
No public market currently exists for our common shares. We anticipate that the initial public offering price will be between $          and $          per share. We intend to apply to list our common shares on The NYSE American LLC, or the NYSE American, under the symbol “ILS”.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards.
Investing in our common shares involves significant risks. See “Risk Factors” beginning on page 10 of this Prospectus for a discussion of information that should be considered in connection with an investment in our common shares.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to us (before expenses)	$	$
(1)
See “Underwriting” beginning on page 106 for additional information regarding compensation payable to the underwriters.

We have granted the underwriters the right to purchase for a period of 45 days up to an additional 15% of the total number of shares to be offered by the Company in the offering at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.
The underwriters expect to deliver our common shares to investors on or about            , 2017.
Joseph Gunnar & Co.
The date of this prospectus is            , 2017.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus speaks only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common shares.
Unless otherwise indicated, statements in this prospectus concerning our market and where we operate, including our general expectations and competitive position, business opportunity, and category size, growth, and share, are based on information from independent industry organizations and other third-party sources (including industry publications, surveys, and forecasts), government publications, data from our internal research, and management estimates. Management estimates are derived from the information and data referred to above, and are based on assumptions and calculations made by us based upon our interpretation of such information and data, and our knowledge of our industry and the categories in which we intend to operate, which we believe to be reasonable. Furthermore, the information and data referred to above are imprecise. Projections, assumptions, expectations, and estimates regarding our industry and the markets in which we operate and our future performance are also necessarily subject to risk.
NEITHER THE REGISTRAR OF COMPANIES IN BERMUDA NOR THE BERMUDA MONETARY AUTHORITY (THE “BMA”) OR ANY OTHER REGULATORY BODY IN BERMUDA HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES OR PASSED OPINION UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
i

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Companies Act 1981, as amended (the “Companies Act”) and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of shares of a Bermuda exempted company. However, the BMA has, pursuant to its statement of June 1, 2005, given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our common shares to and among persons who are non-residents of Bermuda for exchange control purposes as long as our common shares are listed on an appointed stock exchange, which includes the NYSE American. This general permission would cease to apply if we were to cease to be listed on the NYSE American.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA, subject to our common shares being listed on an appointed stock exchange (which includes the NYSE American), to issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our audited consolidated balance sheet and the related notes included elsewhere in this prospectus, before making an investment decision to purchase our common shares.
Unless the context suggests otherwise, references in this prospectus to “Insurance Income Strategies,” the “Company,” “we,” “us,” and “our” refer to Insurance Income Strategies Ltd. and its consolidated subsidiaries. References in this prospectus to “IIS Re” refer to IIS Re Ltd., our wholly owned reinsurance operating company. References in this prospectus to “1347 Advisors” refer to 1347 Advisors LLC. References to “Iris” or “Iris Re” refer to Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer. Iris Re is not affiliated with the Company or 1347 Advisors. For certain industry and other terms, investors are referred to the section entitled “Glossary of Industry and Other Terms” beginning on page 114.
Our Company
We are a newly incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market. Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of dividends, by underwriting a diversified portfolio of short-tail reinsurance contracts with what we believe to be attractive risk and return characteristics. We will seek to provide our shareholders with the opportunity to own an alternative asset class whose returns we believe have historically been largely uncorrelated to those of other asset classes such as global equities, bonds and hedge funds. Subject to the discretion of our board of directors, we currently intend to distribute a minimum of 85% of our Distributable Income (as defined herein) to our common shareholders in the form of cash dividends starting at the end of the first quarter of 2019. We intend to make regular quarterly dividend payments that will be supplemented by a special dividend to the extent necessary to meet our dividend payout target for each fiscal year.
Our operating subsidiary, IIS Re, will manage our underwriting decisions through its board of directors and our management team. We initially intend to deploy most of our capital to collateralize a quota share retrocessional agreement between IIS Re and Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer. Under such Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents (as defined below), each being a segregated account of Iris Re, will be retroceded to IIS Re on a quota share basis. We will seek to manage our key quantifiable risks by coordinating with Iris Re’s and other cedent’s management and relying on their proprietary catastrophe pricing and risk management system and their underwriting judgment.
In addition, 1347 Advisors, a subsidiary of Kingsway Financial Services, Inc., or Kingsway, a merchant bank with significant experience in the property casualty insurance industry, will provide us with certain brokerage and structuring services for a fee.
The Property Reinsurance Market
Property reinsurance companies assume, from both insurance companies (known as “ceding companies” or “cedents”) and other reinsurance companies (known as “retrocedents”), as well as other property insurance capital providers, such as government- or state-sponsored catastrophe funds, all or a portion of the property insurance or reinsurance risks that the ceding company has underwritten under one or more insurance or reinsurance policies. In return, the reinsurer receives a premium for the risks assumed from the ceding company. When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or retrocedent as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Ceding companies and retrocedents can use reinsurance or retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.

The global property catastrophe reinsurance market was estimated to have approximately $354 billion in total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period) and to generate approximately $19.9 billion in total annualized premiums, in each case as of 2015.
Insurance and reinsurance companies derive substantially all of their revenues from net earned premiums, net investment income and net gains and losses from investment securities. Premiums represent amounts received from policyholders and ceding companies, and net earned premiums represent the portion of net premiums (gross premiums less reinsurance purchased from third parties) which are recognized as revenue over the period of time that coverage is provided (e.g., ratably over the life of the policy). In insurance and reinsurance operations, “float” arises when premiums are received before losses and other expenses are paid, an interval that sometimes extends over many years. During that time, the insurer invests the premiums, earns investment income and may generate investment gains and losses. We do not currently expect to derive significant revenue from investing our available cash. Most of our capital will be held in restricted accounts as cash or cash equivalent collateral, and our capital that is not deployed will generally be held in the form of cash or cash equivalents until it is deployed.
Historically, the reinsurance market has experienced upward rate movements following global property catastrophe events. For example, according to the Guy Carpenter Catastrophe Index, following the losses sustained in 2005 following Hurricanes Katrina, Rita and Wilma, the market for insurance-linked securities (“ILS”) approximately doubled and pricing increased by approximately 50%. As a result of this pricing dynamic, we believe that the aftermath of Hurricanes Harvey and Irma, which are estimated to result in approximately $100 billion of aggregate losses, presents a favorable pricing opportunity for us to enter the market and execute our strategy.
Our Competitive Strengths
We believe we have the following competitive strengths:
•
Access to Global Reinsurance Counterparties.   We expect to benefit substantially from our management team’s and 1347 Advisors’ relationships with the insurers, reinsurers and reinsurance brokers, as well as issuers and funds that own ILS.

•
Differentiated Approach to Reinsurance Risk Selection.   We expect to benefit from our management’s risk selection process, which will entail targeting counterparties who can supply us with the full spectrum of information associated with each exposure. Our risk selection process will include using our management team’s specific knowledge of the cedent and underlying risks in its portfolios. Additionally, our management team will analyze the historical loss performance of the cedent, its market position, its management’s capabilities and claims mitigation history.

•
Experienced Management Team.   Our executive officers are responsible for the day-to-day operation of our business and have significant experience in the reinsurance industry, with unique experience in insurance-linked securities. Our Chief Executive Officer, Thomas C. Heise, has over 20 years of insurance and reinsurance industry experience, including co-founding the Bermuda Commodities Exchange. We also have an experienced board of directors, which includes industry professionals who have significant years of reinsurance experience.

Our Strategy
Through our wholly owned subsidiary, IIS Re, we initially intend to enter into fully funded retrocessional quota share contracts that are allowed pursuant to IIS Re’s registration as a special purpose insurer, or SPI. Our long-term business strategy is to build a flexible and diversified portfolio of reinsurance risks to generate underwriting profits and risk-adjusted returns. We will aim to maintain a balanced portfolio of predominantly, but not exclusively, natural and man-made catastrophe risks, diversified by peril, geography and attachment point. We believe that allocation to traditional reinsurance contracts, either fronted or collateralized by assets or letter of credit, industry loss warranties (“ILWs”) and other insurance-linked instruments, if any, will enhance our overall risk diversification and may offer attractive relative value at different points in time, depending on market conditions. Our management team will use sophisticated risk management techniques to monitor correlation risk, and will seek to enhance our underwriting returns through careful risk selection using advanced capital allocation methodologies.
Our long-term strategy will involve accessing a broad range of reinsurance risks through IIS Re, utilizing a variety of methods. These methods may include entering into quota share retrocessional agreements with third party reinsurers which would allow IIS Re to participate in an agreed percentage of the risks and premiums of certain reinsurance contracts up to a certain amount on a proportional basis. These quota share agreements will provide IIS Re with access to a diversified portfolio of risks on a proportional basis, which would otherwise not likely be available to it through the collateralized markets, although IIS Re would still be required to provide collateral to the cedent company entering into the quota share agreement. In addition, such quota share agreements will allow us to quickly deploy our capital following the completion of this offering or at other times in the future. Initially, we intend to deploy most of our capital to collateralize our quota share retrocessional agreement with Iris Re (the “Iris Re Agreement”).
While we will have access to the contract terms that govern Iris Re’s reinsurance arrangements (from which they will cede business to IIS Re), we will have no influence over Iris Re’s underwriting strategy or guidelines. We believe Iris Re historically has produced attractive underwriting returns, and we will be reliant on Iris Re to effectively underwrite and place hedging measures in its portfolio from which it cedes business to IIS Re. As Iris Re’s profitability is also dependent on its underwriting expertise, we believe our interests are aligned with respect to the Iris Re Agreement. The Iris Re Agreement has been executed and will take effect only upon successful completion of this offering and the insurance licensing of IIS Re, which we expect to receive prior to the completion of this offering. The Iris Re Agreement will expire on December 31, 2020, at which time we expect to renew the agreement for another appropriate term.
In addition to the quota share retrocessional agreements discussed above, we may also generate business by pursuing the following strategies, which may require us to seek the approval of the BMA for a higher class of registration and an amendment to our business plan:
•
Third Party Reinsurance, Direct With Cedent or Through a Fronting Arrangement.    Through IIS Re, we may provide reinsurance to third-party insurance and reinsurance companies through reinsurance contracts, either directly with the cedent or possibly on a fronted basis. IIS Re must fully fund its obligations under its reinsurance contracts as it is to be registered as an SPI. As an alternative to the collateralized markets, we may provide reinsurance through fronting arrangements with well capitalized third-party rated reinsurers that satisfy our management team’s credit review. These fronting arrangements will provide us with access to reinsurance opportunities with counterparties who would not otherwise be available to us, such as those seeking to do business with a rated reinsurer, although IIS Re would still be required to fully fund its obligations by providing collateral to the fronting insurer.

•
Industry Warranties and Catastrophe Bonds.   We may buy and sell ILWs as a way to access certain risks. We may also purchase catastrophe bonds to access certain risks.

•
Other.   While our initial focus will be on providing reinsurance against natural property catastrophe risks, our strategy may evolve to the extent that man-made or other non-property catastrophe reinsurance risks (e.g. terrorism reinsurance, workers compensation catastrophe reinsurance) offer more attractive expected risk-adjusted returns or diversification benefits. IIS Re’s portfolio may include over-the-counter or exchange-traded futures or options listed on catastrophe indexes.

See “Business — Our Strategy” for a more detailed discussion of our business strategy.

Our Underwriting Guidelines
Our management team has broad discretion, subject to our underwriting guidelines approved by our board of directors and the oversight of our board of directors and the board of directors of our subsidiary, to execute our underwriting strategy. Our underwriting guidelines are summarized below, but our board of directors may change our underwriting guidelines or our strategy at any time without a vote or approval of our shareholders.
Class of Reinsurance
Our underwriting guidelines do not currently establish any maximum and minimum thresholds for the amount of each class of reinsurance.
We initially expect to deploy a significant percentage of our portfolio in a quota share retrocessional agreement with Iris Re that has underlying exposure primarily to ILWs. We will only seek to enter into fully funded quota share retrocessional contracts.
Geographic Diversity
We intend to pursue a geographically diversified reinsurance strategy.
Our Structure
We will conduct our business through our wholly owned subsidiary, IIS Re, which we expect to be registered as an SPI and regulated as such under the Bermuda Insurance Act 1978, as amended (the “Insurance Act”).
The following chart summarizes our corporate structure following the completion of this offering:

Public Shareholders
Insurance Income Strategies Ltd.
Wholly owned
IIS Re Ltd.

Our Relationship with 1347 Advisors
Pursuant to our Services Agreement with 1347 Advisors (the “1347 Agreement”), 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. 1347 Advisors is a wholly owned indirect subsidiary of Kingsway, a publicly traded merchant bank with significant experience in the property casualty insurance industry. The principals of 1347 Advisors have significant insurance industry experience, and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities.
Conflicts of Interest
There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties.
Under the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled to reimbursement of certain expenses. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our shareholder’s equity, as calculated under U.S. generally accepted accounted principles (“U.S. GAAP”) as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with its terms. During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct. In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors LLC” for further discussion about our contractual arrangements with 1347 Advisors.
In deciding whether to issue debt or equity securities in future, we will rely in part on recommendations made to us by 1347 Advisors. Because 1347 Advisors will earn fees that are closely related to the total amount of our capital, 1347 Advisors may have an incentive to recommend that we issue debt or equity securities.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include:
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reduced disclosure about our executive compensation arrangements and no requirement to include a compensation discussion and analysis;

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no requirement to hold nonbinding advisory shareholder votes on executive compensation or golden parachute arrangements;

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (which we refer to as “Sarbanes-Oxley”); and

•
the ability to use an extended transition period for complying with new or revised accounting standards.

We intend to take advantage of the exemptions available to emerging growth companies until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you invest.
We are electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.
We will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.0 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Relationship with Iris Re
Certain information in this prospectus has been derived from due diligence and other information relating to Iris Re in connection with the negotiation and entry of the aforementioned quota share retrocessional agreement with Iris Re. As an unaffiliated reinsurance counterparty of the Company, Iris Re has had no authority or control over the preparation of, and is not the author, directly or indirectly, of any statements contained in, this prospectus. Accordingly, Iris Re has made no representation or warranty, express or implied, and you should not treat Iris Re as making any representation or warranty, express or implied, as to the accuracy or completeness of information contained in this prospectus, including with respect to Iris Re.
Our Offices
Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda, and our phone number is +1 441 294 8000.

Risk Factors
Investing in our common shares involves a high degree of risk. These risks are discussed in more detail in “Risk Factors” beginning on page 10, and you should carefully consider these risks before making a decision to invest in our common shares. The following is a summary of some of the principal risks we believe we face:
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the lack of any operating history that you can use to evaluate our business;

•
our reliance on 1347 Advisors for certain brokerage and structuring services and cedents for risk pricing functions that are essential to the success of our business, and the termination or loss of such relationships would materially disrupt and make it difficult for us to effectuate our business strategy;

•
our lack of reputation in the reinsurance industry;

•
our substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events;

•
our reliance on Iris Re and other cedents to effectively manage our risk;

•
cyclicality in the reinsurance industry, which may lead to periods with excess underwriting capacity and unfavorable pricing;

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the inherent uncertainties of establishing reserves for loss and loss adjustment expenses;

•
our ability to raise additional capital in the future;

•
our ability to release capital from existing obligations to redeploy annually;

•
intense competition within the reinsurance industry;

•
our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment;

•
conflicts of interest that may result from our relationship with 1347 Advisors, which could result in decisions that are not in the best interests of our shareholders;

•
declarations and payments of dividends may be impacted by catastrophic or other loss activity;

•
our dependence as a holding company upon dividends and distributions from our subsidiaries, and the regulatory restrictions on the payment of those dividends and distributions;

•
regulation that may restrict our ability to operate and may restrict the ability of other reinsurers with which we do business to operate;

•
counterparty risk resulting from our investments in swap contracts, other derivative contracts, private insurance-linked instruments and non-fully collateralized reinsurance-linked contracts;

•
the possibility that we may become an investment company under U.S. federal securities law, which may cause us to fundamentally restructure our business or potentially to cease operations; and

•
the possibility that we are or may become a “passive foreign investment company,” in which case a U.S. Holder of our common shares would be subject to disadvantageous rules under U.S. federal income tax laws.

The Offering
Common shares to be issued and outstanding after this offering common shares having a par value of  $0.001 each.
Overallotment option
We have granted the underwriters the right to purchase for a period of 45 days up to an additional 15% of the total number of shares to be offered by the Company in the offering at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.
Use of proceeds
We expect to use the net proceeds from this offering to implement our business strategy in accordance with our underwriting guidelines and for general corporate purposes. In particular, we expect to use approximately $       million of the net proceeds to provide fully funded reinsurance, including, if needed for risk management, to engage in hedging and investment activities. See “Business—Our Strategy” and “Business—Our Underwriting Guidelines” for a more detailed description of our business and our underwriting guidelines. See “Use of Proceeds” for more information.
Dividend policy
Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of dividends. We currently intend to distribute to our common shareholders, in the form of cash dividends a significant portion of our U.S. GAAP net income available to common shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period (which we refer to as “Distributable Income”). We currently intend to make distributions through regular quarterly dividend payments for each of the first three fiscal quarters of each fiscal year (except as stated above), followed by a fourth “special” dividend after the end of our fiscal year. Although our year-end net income (if any) will vary from year to year, we expect that in most years the sum of our regular quarterly dividend payments will be approximately 85% of our Distributable Income. If our regular quarterly dividend payments result in the distribution of less than 85% of our Distributable Income, we intend to declare a special dividend in the following year to distribute an amount that, taken together with the prior fiscal year’s quarterly dividends, will be at least 85% of our Distributable Income for the prior fiscal year. The declaration and payment of a special dividend, if any, may not occur until a significant period of time after the completion of our fiscal year. We currently expect the first quarterly dividend will be paid at the end of the first quarter of 2019. The actual amount and timing of dividend payments, if any, remains subject to approval by our board of directors, and we cannot assure you of the timing of the dividend or if the dividend will be declared at all. The amount of any dividends we pay will be subject to the requirements of the Insurance Act and the Companies Act, our net income, retained earnings, collateral requirements, cash flows, contractual arrangements and capital requirements and to the discretion of our board of directors. See “Dividend Policy” for more information.

Risk factors
You should read the section entitled “Risk Factors” beginning on page 10 for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common shares.
NYSE American symbol
“ILS”
Except as otherwise indicated, all information in this prospectus:
•
assumes an initial public offering price of  $          per share, the midpoint of the expected price range set forth on the front cover page of this prospectus; and

•
assumes no exercise by the underwriters of their option to purchase additional shares to cover sales of common shares by the underwriters that exceed the number of shares being offered, if any.

MARKET AND INDUSTRY DATA AND FORECASTS
Certain market and industry data included in this prospectus has been obtained from third-party sources that we believe to be reliable. Other market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified this third-party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, this data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

RISK FACTORS
This offering and investing in our common shares involve a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, before deciding to invest in our common shares. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations or prospects. In that event, the market price of our common shares could decline and you could lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to Our Business and Industry
We have no operating history that you can use to evaluate our business, and we may not be able to operate our business successfully.
We are a recently incorporated Bermuda exempted company and have no operating history. Accordingly, there are no meaningful historical financial statements or other operating or financial data with which you can evaluate us or our business. We may not be able to operate our business successfully or implement our operating policies and strategies. In addition, 1347 Advisors has a limited performance history in the brokerage and structuring services they will perform for our company. 1347 Advisors may not be able to successfully perform its anticipated role for us.
We currently have two employees of our own, we rely on 1347 Advisors for certain brokerage and structuring services and cedents for risk pricing functions that are essential to the success of our business, and the termination or loss of such relationships would materially disrupt and make it difficult for us to effectuate our business strategy.
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services essential to effectuating our business strategy for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. In addition, through IIS Re, we also have entered into a quota share retrocessional agreement with Iris Re, whereby a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re, will be retroceded to IIS Re on a quota share basis. Other than our Chief Executive Officer and interim Chief Financial Officer, we currently have no employees of our own. We intend to hire additional employees in Bermuda around the time of this offering to support our underwriting and modeling requirements. In addition, IIS Re is dependent on cedents to accurately price underwritten risks in order to meet its targeted rates of return. The performance of 1347 Advisors and Iris Re depends heavily on the experience and availability of a limited number of individuals. 1347 Advisors or Iris Re may fail to carry out their obligations or to perform their obligations as a result of insolvency, bankruptcy or other causes. We will be unable to effectuate our business strategy without these types of relationships.
In the event that 1347 Advisors or Iris Re are no longer able to perform such functions or such relationships are lost or terminated, we would be required to replace either or both with third parties or to hire employees. We may not be able to find a suitable replacement for either or both of 1347 Advisors or Iris Re quickly or at all, and any replacement may increase our expenses. The loss of either or both of these relationships could materially disrupt our business and materially impair our ability to successfully effectuate our business strategy.
Part of Iris Re’s and 1347 Advisors’ compensation is calculated by reference to our performance, which may create an incentive for Iris Re to pursue a riskier or more speculative strategy as well as an incentive for 1347 Advisors to employ a riskier approach in the brokerage and structuring services it provides to us.
The compensation for Iris Re is, in part, calculated by reference to our performance. The performance fees payable to Iris Re under the Iris Re Agreement may create an incentive for Iris Re to pursue a riskier or more speculative strategy than would be the case in the absence of the performance fees, which may result in losses that could adversely affect our business. In addition, the compensation for 1347 Advisors is, in part, also calculated by reference to our performance, which may incentivize 1347 Advisors to provide its services with a riskier approach towards generating higher amounts of insurance underwriting and investment returns.
The 1347 Agreement was negotiated between related parties, and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.
The 1347 Agreement was negotiated between related parties, and although approved by our board of directors, its terms, including fees payable, may not be as favorable to us as if this agreement had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of 1347 Advisors by virtue of the fact that 1347 Advisors is controlled by Kingsway.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee if the 1347 Agreement is terminated or not renewed at any point. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.
In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Our Chief Financial Officer and the Chairman of our Board of Directors will continue to be compensated by Kingsway. There may be conflicts of interest that result from our relationship with 1347 Advisors and Kingsway which could result in decisions that are not in the best interests of our shareholders.
Hassan Baqar, our interim Chief Financial Officer, serves as Managing Director of 1347 Advisors and as Vice President of Kingsway. Larry G. Swets, Jr., our Chairman, is also a Managing Director of 1347 Advisors and Chief Executive Officer of Kingsway. Messrs. Baqar and Swets are employees of Kingsway and officers of 1347 Advisors and will continue to be compensated by Kingsway, including through participation in Kingsway’s incentive compensation plans. As a result, they may, consciously or unconsciously, favor Kingsway and/or 1347 Advisors in dealings among us and 1347 Advisors, and may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties. In addition, Mr. Baqar will not dedicate all of his time to running our business and is not required to dedicate any specific amount of time to running our business, and will not be able to dedicate as much time to running our business as would a full-time Chief Financial Officer. While we intend to hire a permanent Chief Financial Officer within 24 months following the completion of this offering, we cannot assure you that we will find a Chief Financial Officer candidate with the requisite skill and experience necessary for our business to be successful in a timely manner or at all.
The officers and associates of 1347 Advisors will devote as much time to us as 1347 Advisors deems appropriate. However, these officers and associates may have conflicts in allocating their time and services among us, 1347 Advisors, affiliates of 1347 Advisors and other accounts. During difficult or otherwise busy conditions in the reinsurance industry or other times when we will need focused support and assistance from them, 1347 Advisors and entities affiliated with 1347 Advisors will likewise require greater focus and attention, placing the time and resources of the officers and associates of 1347 Advisors in high demand. In this situation, we may not receive the support and assistance we require or would otherwise receive if we were completely internally managed. Although we believe that 1347 Advisors has established appropriate procedures to manage any actual or potential conflicts of interest, these procedures do not provide assurance that such conflicts will be avoided.
Our relationship to 1347 Advisors may result in other conflicts of interest which may not be in the best interests of our shareholders. For example, in deciding whether to issue debt or equity securities in future, we will rely in part on recommendations made to us by 1347 Advisors, whose consulting fees are closely related to the total amount of our capital. As a result, 1347 Advisors may have an incentive to recommend that we issue debt or equity securities which may not be in the best interests of us or our shareholders. We may not be able to resolve any such conflicts of interests in favor of our shareholders.
Reputation is a vital factor in the reinsurance industry, and our lack of reputation may hinder us from attracting or retaining clients.
Reputation is a vital factor in the reinsurance industry, and competition for clients is, in part, based on reputation. We are a newly incorporated reinsurance company and do not yet have an established reputation in the reinsurance industry. Our lack of an established reputation may make it difficult for us to attract or retain clients. In addition, while some counterparties may prefer to enter into reinsurance contracts with a rated reinsurer, we do not currently intend to obtain financial strength ratings. Without a financial strength rating, potential clients may not have confidence in our ability to satisfy our obligations, which may hinder our ability to attract clients and impede our growth.
We will have substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events. Claims from these events could reduce our earnings and cause substantial volatility in our results of operations.
We will have substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions and terrorism. In recent years, we believe that the frequency of major weather-related catastrophes has increased and changes in climate conditions, primarily global temperatures and expected sea levels, may serve to further increase the severity and frequency of natural disasters and other catastrophic events. The occurrence of an unusually severe catastrophe could cause us to incur significant losses that impair a material portion of our capital. As a fully funded reinsurer, any unexpected and substantial calls upon our collateral resources may prevent us from being able to enter into future collateralized reinsurance contracts. Claims from catastrophic events could materially reduce our earnings and cash flows, cause substantial volatility in our results of operations and cash flows for any fiscal period or materially impact our financial condition. Our ability to enter into additional reinsurance contracts or to make additional investments could also be impacted as a result of corresponding reductions in our capital.
Our reliance on the Iris Re Agreement or other reinsurance contracts with cedents may not be successful in managing our risks.
Through our wholly owned subsidiary, IIS Re, we intend to enter into the Iris Re Agreement, which is a fully funded retrocessional quota share agreement that is permitted under IIS Re’s expected registration as a SPI. Under the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re, will be retroceded to IIS Re on a quota share basis. In the future, IIS Re may enter into similar reinsurance contracts with other cedents. We will coordinate with Iris Re’s and any cedent’s management and rely on their proprietary catastrophe pricing and risk management systems and underwriting judgment. While the models that Iris Re and any cedents will use may help them to manage the risk and return profile of their portfolios of insurance contracts and the percentage of those contracts ceded to us under the quota share retrocessional agreement and other reinsurance agreements, these models may prove to be inaccurate and may materially understate our exposures. Our management will focus on tracking exposed contract limits, estimating the potential impact of a single catastrophe event, and simulating our annual performance to reflect our aggregate underwriting and investment risk. These techniques, including the use of Iris Re’s and any cedent’s expertise or other modeling techniques, may not be successful in managing our risks. Accordingly, if Iris Re’s or cedents’ assumptions are incorrect, the losses that we might incur from an actual catastrophe could be significantly higher than our expectation of losses generated from modeled catastrophe scenarios and, as a result, our business could be materially and adversely affected.
Our business strategy and target portfolio are not necessarily comparable to those of Iris Re or any other reinsurers, and our results may differ materially from those of Iris Re or other reinsurers.
There is no past performance of our investment or reinsurance portfolio for you to evaluate. We may enter into insurance-linked contracts or invest in assets that are unlike those within Iris Re’s portfolio or the portfolio of a comparable reinsurer. In addition, we will enter into fully funded reinsurance contracts, which may have different qualities from the contracts entered into by comparable reinsurers. Therefore, we cannot assure you that Iris Re’s or other cedent’s past performance will bear any relation to our performance in the future.
Our capacity for entering into reinsurance contracts or other investments is limited by our equity capital, which may cause us to have a significantly less diverse portfolio than our competitors.
IIS Re will not initially be, and may never become, a rated reinsurer, nor do we currently intend to obtain financial strength ratings. The reinsurance contracts that we enter into must therefore be fully funded. Our equity capital will initially only consist of the net proceeds of this offering. The requirement to post cash collateral in connection with the various insurance contracts that we will enter into will limit our ability to enter into a large number of insurance contracts or pursue other opportunities. Furthermore, our ability to redeploy our capital annually can be impacted if the release of our collateral is not agreed to by our counterparties or if a loss event occurs, in which case the collateral pledged against the affected contract will not be available for redeployment until the loss is cleared. In addition, if our equity capital decreases over time, as a result of losses, expenses or other factors, we will be even more restricted in the number of contracts we can enter into and other opportunities we can pursue. As a result, our portfolio of reinsurance contracts, other insurance-linked contracts and other investments may be significantly less diverse than those of our competitors.
Our risk management is based on estimates and judgments that are subject to significant uncertainties.
Our approach to risk management, and our estimates of the net impact from single event losses, rely on subjective variables that entail significant uncertainties. For example, in reinsurance contracts that we will enter into in future, the effectiveness of our reinsurance contract zonal limits in managing risk may depend largely on the degree to which an actual event is confined to the zone in question and on our ability to determine the actual location of the risks insured. Moreover, in the reinsurance contracts we may write, the definition of a single occurrence may differ from policy to policy, and the legal interpretation of a policy’s various terms and conditions following a catastrophic event may be different from that which we envisioned at its inception. In addition, our risk management involves a substantial number of subjective variables, factors and uncertainties. Small changes in assumptions, which depend heavily on the cedent’s and our judgment, can have a significant impact on the modeled outputs. Although we believe that these probabilistic measures provide a meaningful indicator of the relative riskiness of certain events and changes to our business over time, these measures do not predict our actual exposure to, nor guarantee our successful management of, future losses that could have a material adverse effect on our financial condition and results of operations.
We are dependent upon dividends and distributions from IIS Re, and we may be unable to distribute dividends to our shareholders to the extent we do not receive dividends from IIS Re.
Insurance Income Strategies, the issuer of the common shares being offered in this offering, is a holding company that has no substantial operations of its own and, accordingly, relies primarily on cash dividends or distributions from its wholly owned operating subsidiary, IIS Re, to pay its operating expenses and dividends to shareholders. IIS Re is regulated by the BMA, which may restrict the ability of IIS Re to pay dividends to Insurance Income Strategies under Bermuda law and regulations. In addition, under the Companies Act, each of Insurance Income Strategies and IIS Re may only declare or pay a dividend if it has no reasonable grounds to believe that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregate of its liabilities and its paid up share capital and share premium accounts. Furthermore, IIS Re is expected to be registered as an SPI under the Insurance Act. Any change in the future to the class of license of IIS Re will result in significantly more stringent regulations, including requirements for solvency margin, minimum capital and conditions for payment of dividends or return of capital. The inability of IIS Re to pay dividends or make distributions to Insurance Income Strategies, including as a result of regulatory or other restrictions, may prevent Insurance Income Strategies from paying its expenses or paying dividends to our shareholders. See “Business—Certain Bermuda Law Considerations,” “Business—Bermuda Insurance Regulation—Regulatory Framework” and “Business—Our Structure” for more information about considerations under Bermuda law relating to our company and for more information on our corporate structure.
In addition to the foregoing potential restrictions, we may determine to not declare or pay dividends to our shareholders at our currently anticipated levels or at all. Any determination to declare or pay future dividends to our shareholders will be at the discretion of our board of directors and will depend on a variety of factors, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income) and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
Any cancellation of IIS Re’s registration under the Insurance Act would materially impact our ability to do business and implement our business strategy.
Our subsidiary IIS Re is expected to be licensed as a reinsurer only in Bermuda, and we do not plan to seek licenses in any other jurisdiction. The cancellation of IIS Re’s registration under the Insurance Act for any reason would mean that it would not be able to enter into any new reinsurance contracts unless a new registration were obtained and/or unless IIS Re became licensed in another jurisdiction. Any such cancellation of registration would negatively impact our reputation in the reinsurance marketplace and could have a material adverse effect on our business.
The process of obtaining licenses can be very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda should we choose to do so. The modification of the conduct of our business resulting from IIS Re becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition, our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as by subjecting us to penalties and fines.
The BMA could cancel IIS Re’s registration under the Insurance Act in certain circumstances, including circumstances in which: (1) it is shown that false, misleading or inaccurate information has been supplied to the BMA by IIS Re or on its behalf for the purposes of any provision of the Insurance Act; (2) two years have elapsed since the registration of IIS Re under the Insurance Act and IIS Re has not commenced to carry on business; (3) IIS Re has ceased to carry on business; (4) IIS Re has persistently failed to pay fees due under the Insurance Act; (5) IIS Re has not complied with a condition attached to its registration or with a requirement made of it under the Insurance Act or under regulations or rules made by the BMA pursuant to powers derived from the Insurance Act; (6) IIS Re is convicted of an offense against a provision of the Insurance Act or of regulations made by the BMA pursuant to powers derived from the Insurance Act; (7) IIS Re is, in the opinion of the BMA, found not to have been carrying on business in accordance with sound insurance principles; or (8) any of the minimum criteria for registration under the Insurance Act is not or has not been fulfilled, or may not be or may not have been fulfilled. If the BMA cancels IIS Re’s registration, we also could lose our exemption under the Investment Company Act. See the risk factor below entitled “We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.”
The BMA has other supervisory, disciplinary and enforcement powers that could, if the BMA had jurisdiction to exercise such powers and resolved to do so, negatively affect our business. See “Business—Bermuda Insurance Regulation—Supervision, Investigation and Intervention.”

Because 1347 Advisors is not registered with or regulated by U.S. or Bermudian regulators, shareholders may not be afforded the protections that they may otherwise expect or receive with a U.S.- or Bermuda-regulated service provider.
1347 Advisors is neither regulated by the BMA nor regulated by any U.S. regulator, including the SEC. Therefore, you may not be afforded the protections you may otherwise expect from a U.S.- or Bermuda-regulated service provider.
We have not yet identified any specific reinsurance opportunities that we may pursue besides the retrocessional reinsurance agreement with Iris Re, and we may not be able to deploy our capital effectively following the completion of this offering.
We expect to deploy most of the net proceeds of this offering towards the Iris Re Agreement, and we will retain a portion of the proceeds that we expect will be sufficient to fund our ongoing operations for at least the 12 months following the completion of this offering. However, we may not be able to identify a sufficient number of reinsurance opportunities to enable us to deploy our capital in future and we may not successfully bind the reinsurance opportunities we pursue, including the Iris Re Agreement. If appropriate reinsurance opportunities are not identified and entered into, we may have a substantial amount of cash that is held in reserve, which in the current interest rate environment will generate low yields. Even after we have deployed most of our capital (if we are able to do so), a downturn in the reinsurance market may make it difficult to redeploy substantially all of our capital on favorable terms or at all.
We may, from time to time, have a substantial amount of uninvested capital, which may adversely impact our performance.
The availability of suitable insurance-linked instruments and the timing of cash flows received by us from our insurance-linked instruments will be uncertain. As a result, we may, from time to time, have a substantial amount of cash that is held in reserve, which in the current interest rate environment will generate low yields. Holding substantial amounts of cash in reserve may adversely impact our performance.
Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds we receive from this offering, and you will be relying on the judgment of our management regarding the use of these proceeds. In addition, our underwriting guidelines are broad and specify only that we intend to pursue a geographically diversified reinsurance strategy. Our management might not apply the net proceeds of this offering in ways that increase the value of your investment. We expect to use the net proceeds from this offering for collateral towards reinsurance contracts we enter into and for general corporate purposes to implement our business strategy. See “Use of Proceeds.” Our management might not be able to deploy these net proceeds so as to generate a significant profit. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering.
We may change our underwriting guidelines or our strategy without shareholder approval.
Our board of directors has the authority to change our underwriting guidelines or our strategy without notice to our shareholders and without shareholder approval. As a result, we may make fundamental changes to our operations without shareholder approval, which could result in our pursuing a strategy or implementing underwriting guidelines that may be materially different from the strategy or underwriting guidelines described in the section titled “Business” or elsewhere in this prospectus.
Some of the insurance-linked securities in which we may transact business have limited or no secondary markets, and this illiquidity may require us to realize assets below fair value.
There may not be an active market for some of the insurance-linked securities in which we may transact business, such as catastrophe bonds and ILWs. As a result, it may require substantial time or may be difficult to sell any of these securities at fair value, and we may only be able to sell these securities below fair value.

We are highly dependent on a small number of cedents and reinsurance brokers.
We will initially enter into the Iris Re Agreement, and look to enter into such relationships in future with other cedents directly or through reinsurance brokers. We expect that the majority of our gross premiums written will be sourced through a limited number of cedents and brokers. The nature of our dependency on these brokers and cedents relates to the high volume of business relative to our total business we expect that they will consistently refer to us. Any deterioration in our relationship with these brokers and cedents could result in these brokers advising cedents and other reinsurers to place their risks with other reinsurers rather than with us. In addition, affiliates of some of these brokers have co-sponsored the formation of reinsurance companies or have established other arrangements, including serving as initial purchasers in offerings of catastrophe bonds, that may directly compete with us, and these brokers may favor those reinsurers and arrangements over us. A loss of all or a substantial portion of the business provided by one or more of these brokers and cedents in future could have a material adverse effect on our business.
Changes to the exposure of the ceding company under reinsured business may adversely impact the performance of any of our reinsurance contracts and insurance-linked instruments.
The exposure of the ceding company under reinsured business during any coverage period and, accordingly, the risk assumed by us under a reinsurance or retrocessional contract can vary depending upon a number of factors. For example, the extended replacement cost feature included in most property policies underlying reinsured business could result in covered losses exceeding the appraised value of the subject properties. Also, the coverage amount of any policy underlying reinsured business may be increased or the related deductible may be lowered. Policies to be added to reinsured business after the effective date of a reinsurance contract may also cause changes in terms of territory, perils, policy limits and aggregate loss exposure. Changes to building codes could increase the cost of repair, replacement or rebuilding, hence increasing the coverage under certain coverage options that provide unlimited coverage for the necessary cost of conforming to such legal requirements. These factors, among others, reflect the changing nature of reinsured business in force from time to time due to changes in policy terms, renewals and new business. Such changes may adversely impact the performance of a reinsurance contract and an insurance-linked instrument and hence our performance.
We are subject to loss settlements made by ceding companies, which could materially adversely affect our performance.
Where IIS Re enters into reinsurance-linked contracts, all loss settlements made by a ceding company, provided they are within the terms of the underlying policies and within the terms of the relevant contract, will be unconditionally binding upon us. While we believe that the ceding companies will settle such claims in good faith, we are bound to accept the claims settlements agreed to by the ceding companies. Under the underlying policies, each ceding company bears the burden of proving that a contractual exclusion applies to a loss, and there may be circumstances where the facts of a loss are insufficient to support the application of an exclusion. In such circumstances, we assume such losses under the reinsured policies, which could materially adversely affect our performance.
If actual renewals of our contracts do not meet expectations, our premiums written in future years and our future results of operations could be materially adversely affected.
Many of our contracts will generally be written for a one-year term. In our financial forecasting process, we will make assumptions about the level of renewals of our prior year’s contracts. If the level of actual renewals does not meet expectations or if IIS Re chooses not to underwrite some or all of our existing contracts on a renewal basis because of pricing, changes in terms and conditions or other risk-selective criteria, our premiums written in future years and our future operations could be materially adversely affected.
The reinsurance business has historically been cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable pricing, which could adversely affect our business.
Historically, the reinsurance industry has been cyclical, and reinsurers have experienced significant fluctuations in operating results due to competition, the frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, underwriting results of primary insurers, general economic conditions and other factors. The supply of reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate, including in response to changes in rates of return on investments being earned in the reinsurance industry.
The reinsurance industry has historically been characterized by periods of strong price competition due to excessive underwriting capacity, as well as periods of more favorable pricing due to limited underwriting capacity. Increased capacity, frequently as a result of favorable pricing, is often provided by new entrants or by the commitment of additional capital by existing reinsurers. The reinsurance industry’s capacity to write business diminishes as losses are incurred and the reinsurance industry’s capital is depleted. As the reinsurance industry’s capacity decreases, pricing improves and additional capacity becomes available.
The supply of available reinsurance capital may increase, either as a result of capital provided by new entrants or of the commitment of additional capital by existing insurers or reinsurers. In addition, alternative products, such as the collateralized reinsurance contracts we will write and the other insurance-linked instruments that we may invest in, may also provide increased capacity. Continued increases in the supply of reinsurance may have consequences for us and for the reinsurance industry generally, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention and less favorable policy terms and conditions.
The cyclical trends in the industry and the industry’s profitability can also be affected significantly by volatile and unpredictable developments, such as courts granting large awards for certain damages, fluctuations in interest rates, changes in the investment environment that affect market prices of investments, realized investment losses and inflationary pressures that may tend to affect the size of losses experienced by insureds and primary insurance companies. We expect to experience the effects of cyclicality, which could materially adversely affect our business.
Competition for business in our industry is intense, and this competition could adversely affect our profitability.
The reinsurance industry is highly competitive. We face intense competition, based upon, among other things, global capacity, product breadth, reputation and experience with respect to particular lines of business, relationships with reinsurance intermediaries, quality of service, capital and perceived financial strength, innovation and price. We will compete with a variety of operators, including (1) major global reinsurance companies, many of which have extensive experience in reinsurance and greater financial resources than we do, (2) other Bermuda-based reinsurers that write reinsurance and target the same markets and utilize similar business strategies as us, many of which currently have more capital than us and (3) capital markets participants, such as investment banks and investment funds, that access business in securitized form, including through the issuance of insurance-linked securities, or through special purpose vehicles, derivative transactions or other instruments. This competition or any increase in competition could result in fewer submissions (i.e., requests for quotes) and lower rates, which could have an adverse effect on our potential growth and profitability.
In addition, ceding companies may retain larger shares of risk, thereby reducing overall demand for reinsurance. As a result of this competition and the possible decrease in demand, there may be fewer attractively priced underwriting opportunities, which could have an adverse impact on our expected profitability and our objective to invest substantially all of our available capital.
We are not, and do not intend to become, registered as an investment company under U.S. federal securities law.
The Investment Company Act of 1940, as amended (which we refer to as the “Investment Company Act”), regulates certain companies that invest in securities. The Investment Company Act protects investors by, among other things, imposing restrictions on the ability of a registered investment company’s affiliates to engage in transactions with the company, and imposing requirements on the capital structure of a registered investment company, the custody of its assets and the composition of its board of directors. We do not intend to invest in securities, including those of Iris Re or cedents, and accordingly we are not registered, and we do not intend to register, as an investment company under the Investment Company Act; therefore, you will not benefit from the protections of the Investment Company Act.

We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.
The Investment Company Act contains registration requirements and a pervasive regulatory scheme that applies to companies that fall within the definition of an “investment company” under that statute, without qualifying for an available exception or exemption. We believe that we have available to us one or more exceptions or exemptions from the definition of investment company, including the exemption that is available to a company organized and regulated as a foreign insurance company (which must be engaged primarily and predominantly in the business of insurance or reinsurance). Although we intend and expect that we will be engaged primarily and predominantly in the reinsurance business, and we intend to conduct our business on an ongoing basis so that we are engaged primarily and predominantly in the reinsurance business, our rights in some insurance-related agreements may or may not be considered part of the reinsurance business for Investment Company Act purposes, even though we view these contractual rights as part of our reinsurance business. Nonetheless, because our potential contractual rights in these insurance-related agreements will not be the primary component of our business, we intend and expect that we will still be engaged primarily and predominantly in the reinsurance business even if these potential insurance-related contractual rights are not considered part of the reinsurance business for Investment Company Act purposes.
If, as a result of our operations, we are deemed to be an “investment company,” and cannot otherwise qualify for an exception or exemption from such definition, we would be required to register under the Investment Company Act as an investment company, fundamentally restructure our business or cease operations. As we are organized outside of the United States, we could not register as an investment company without first applying for and obtaining an order of the SEC permitting us to do so. These orders have been granted very infrequently. Registered investment companies are subject to extensive and restrictive regulation that can adversely affect businesses like ours. Accordingly, if we were to register as an investment company after obtaining an order permitting us to do so, we would not be able to operate our business as we currently intend to conduct it. If we were to decide to not register under the Investment Company Act or if we were unable to register under the Investment Company Act, we would have to fundamentally restructure our business or cease operations.
If at any time it were established that we had been operating as an investment company in violation of the Investment Company Act, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both.
Regulation may restrict our ability to operate and may restrict the ability of other reinsurers with which we do business to operate, which may adversely affect our ability to execute our strategy.
Reinsurance operations are subject to extensive regulation. Governmental agencies have broad administrative power to regulate many aspects of the reinsurance business, which may include premium rates, marketing practices, advertising, policy forms and capital adequacy. These governmental agencies are concerned primarily with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers and reinsurers. Insurance laws and regulations can impose restrictions on the amount and type of investments, prescribe solvency standards that must be met and maintained, and require the maintenance of reserves. Changes in laws and regulations may restrict our ability to operate our current business or may have a material adverse effect upon our results of operations, cash flows or financial condition. Unexpected events, such as natural and man-made disasters or terrorist attacks, could lead to government intervention that affects the insurance and reinsurance markets. It may be difficult for us or the other reinsurers with which we do business to predict the exact nature, timing or scope of possible governmental initiatives. Governmental regulation and intervention could adversely affect our business and the business of other reinsurers with which we do business by:
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providing insurance and reinsurance capacity in markets and to consumers that we or the reinsurers with which we do business target;

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requiring us or the reinsurers with which we do business to participate in industry pools and guaranty associations;

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expanding the scope of coverage under existing policies;

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regulating the terms of insurance and reinsurance policies; or

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disproportionately benefiting the companies of one country over those of another.

The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability. These changes may result in delays or cancellations of products and services by insurers and reinsurers, which could adversely affect us or the reinsurers with which we do business. If, as a result of governmental regulation or intervention, the reinsurers with which we do business, including Iris Re, are adversely affected, this may limit our opportunity to do business with these reinsurers, including by way of writing retrocessional policies.
We are not currently subject to group supervision, but the BMA may exercise its authority to act as group supervisor in the future if we form overseas entities. We are not planning on forming overseas entities in the foreseeable future. See “Business—Bermuda Insurance Regulation—Regulatory Framework—Group Supervision” for more information.
As an SPI, IIS Re will be subject to regulation that may make it more difficult to operate our business.
IIS Re is expected to be registered as an SPI in Bermuda. As a result, it is subject to regulation and supervision in Bermuda. Bermuda insurance statutes and regulations and policies of the BMA require IIS Re to, among other things:
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obtain prior approval of ownership and transfer of shares;

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maintain a principal office and appoint and maintain a principal representative in Bermuda; and

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provide for the performance of certain periodic examinations of IIS Re and its financial condition.

Furthermore, as an expected SPI, IIS Re’s reinsurance contracts must be fully funded, the parties to the transactions, including investors, must be sophisticated and IIS Re must notify the BMA of each reinsurance contract it writes. IIS Re may also need to transition to a higher tier license in future, such as Class 3A insurer, which will subject IIS Re to increased regulations and restrictions, including but not limited to hiring additional staff, maintaining minimum capital requirements, maintaining solvency margins, restrictions on dividends and return of capital, investment restrictions, and increased annual registration fees. These statutes, requirements and regulations may, in effect, restrict IIS Re’s ability to write reinsurance policies, and may, in effect, restrict our ability to distribute funds and to pursue our underwriting strategy.
We may become subject to additional government or market regulation which may have a material adverse impact on our business.
There has been increased governmental and self-regulatory scrutiny of the insurance industry in recent years, as well as periodically considered proposals for greater regulation of the industry.
Our exposure to potential regulatory initiatives could be heightened by the fact that we are domiciled in, and operate exclusively from Bermuda. Bermuda is a small jurisdiction and may be disadvantaged when participating in global or cross-border regulatory matters as compared with larger jurisdictions such as the United States or the leading European Union countries.
Because we are a Bermuda company, we are subject to changes in Bermuda law and regulation that may have an adverse impact on our operations, including through the imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to any changes in the political environment in Bermuda.
The Bermuda insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions. As a result, the BMA has implemented and imposed additional requirements on the companies it regulates. It is impossible to predict what, if any, changes in the regulations applicable to us, the markets in which we trade and invest or the counterparties with which we do business may be instituted in the future. Any such regulation could have a material adverse impact on our business.

Insurance supervisors in the United States or elsewhere may review our activities and assert that we are subject to additional licensing requirements.
IIS Re is expected to be an SPI registered under the Insurance Act. As such, IIS Re will be subject to regulation and supervision in Bermuda. We do not presently expect that we will be admitted to do business in any jurisdiction other than Bermuda. In general, Bermuda insurance statutes, regulations and the policies of the BMA are less restrictive than U.S. insurance statutes and regulations. We cannot assure you that insurance supervisors in the United States or elsewhere will not review our activities and assert that we are subject to such jurisdiction’s licensing requirements. In addition, we will be subject to indirect regulatory requirements imposed by jurisdictions that may limit our ability to provide reinsurance. For example, IIS Re’s ability to write reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable supervisory bodies, and proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, non-U.S. reinsurers such as us.
If in the future we were to become subject to regulation under the laws of any state in the United States or the laws of the United States or of any other country, we may consider various alternatives to our operations. If we attempt to become licensed in another jurisdiction, for instance, we may not be able to do so and the modification of the conduct of our business or the non-compliance with insurance statutes and regulations could significantly and negatively affect our business.
We are subject to institutional credit risk that may adversely affect our business because we will do business with institutions such as brokers, banks, custodians and other counterparties.
In the event of the insolvency of the institutions, including brokers, banks, custodians and other counterparties, with which we do business, or to which our assets have been entrusted, we may be temporarily or permanently deprived of the assets held by or entrusted to that institution, which will affect our performance.
We may also underwrite reinsurance business through independent brokers. Credit risk exists to the extent that one or more of these brokers are unable to fulfill their contractual obligations to us. For example, in certain jurisdictions, when the ceding company pays premiums for policies to brokers, these premiums are considered to have been paid and the ceding insurer is no longer liable to us for those amounts, whether or not we have actually received them.
Our success depends on our ability to raise additional capital in the future, which we may not be able to do successfully, on favorable terms or at all.
The success of our business depends on raising sufficient capital to use in writing additional reinsurance and over which we can spread our fixed costs. Unless we are able to write additional reinsurance and spread our fixed costs over additional capital, we may not be profitable at all or our profitability may be adversely affected. We cannot estimate with any certainty how much additional capital we may need to be profitable. Although we intend to raise additional capital, we cannot assure you that our attempts to do so will be successful.
Any new debt, equity or hybrid financial instruments issued might contain terms and conditions that are unfavorable to our existing shareholders. Any new issuances of equity or hybrid securities could include the issuance of securities with rights, preferences and privileges that are senior or otherwise superior to those of our common shares. Any new issuance could be dilutive to our existing shareholders or cause the value of our common shares to decline. Any new debt may substantially increase our leverage, could expose us to an increased risk of loss and may contain terms that materially restrict our operations, including our ability to distribute cash to our shareholders. Additional capital raised through the issuance of debt may result in creditors having rights, preferences and privileges senior or otherwise superior to those of an existing shareholder. In addition, if we cannot obtain adequate capital on favorable terms, or at all, our business could be adversely affected.
We are thinly capitalized, have limited resources and may become insolvent in the event of any unexpected expenses or liabilities.
We will retain a portion of the proceeds expected to be received from this offering, which we expect will be sufficient to cover our projected expenses and liabilities for at least 12 months following the completion of this offering. We cannot assure you that we will not incur expenses other than as projected or that payments to us will be made, or if made, will be made in a sufficient amount or in a timely manner. In the event of the occurrence of unanticipated expenses or liabilities not otherwise paid or provided for, we might incur otherwise unfunded expenses. In the event that unfunded expenses or liabilities exceed our available funds, we could be forced to seek the protection of insolvency proceedings.
The preparation of our financial statements requires us to make many estimates and judgments, which are even more difficult than those made by a mature company, and which, if inaccurate, could cause volatility in our financial results.
Our consolidated financial statements will be prepared in accordance with U.S. GAAP. We believe the item of our consolidated financial statements that requires the most subjective and complex estimates is the reserve for loss and loss adjustment expenses. The possibility of future litigation or legislative change that may affect interpretation of policy terms further increases the degree of uncertainty in the reserving process. The uncertainties inherent in the reserving process, together with the potential for unforeseen developments, including changes in laws and the prevailing interpretation of policy terms, may result in loss and loss adjustment expense reserves that are materially different from the reserves initially established. Changes to prior year reserves will affect current underwriting results by increasing net income if the prior year reserves prove to be redundant or by decreasing net income if the prior year reserves prove to be insufficient. We expect volatility in results in periods in which significant loss events occur because U.S. GAAP does not permit insurers or reinsurers to reserve for loss events until they have occurred and are expected to give rise to a claim. As a result, we are not allowed to record contingency reserves to account for expected future losses. We anticipate that claims arising from future events may require the establishment of substantial reserves from time to time.
Our loss and loss adjustment expense reserves may be inadequate to cover our ultimate liability for losses and loss adjustment expenses and, as a result, our financial results could be adversely affected.
We will maintain loss and loss adjustment expense reserves to cover our estimated ultimate liabilities related to reinsurance contracts we enter into. Our loss and loss adjustment expense reserves will be estimates based on what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us, including potential changes in the legal environment and other factors such as inflation and loss amplification. Because of the uncertainties that surround estimating loss and loss adjustment expense reserves, we cannot be certain that our reserves are adequate at any point in time. If we determine in the future that our reserves are insufficient to cover our actual loss and loss adjustment expenses, we would have to increase our reserves, which could have a material adverse effect on our financial condition and results of operations.
Emerging claims and coverage issues could adversely affect our business.
As industry practices and legal, judicial, social and environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our performance either by extending coverage beyond the underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until sometime after the investments that are affected by the changes are made.
In addition, coverage disputes are common within the insurance and reinsurance industry. For example, a reinsurance-linked contract might limit the amount that can be recovered as a result of flooding. If, however, the flood damage was caused by an event that also caused extensive wind damage, the determination and quantification of the two types of damage is often a matter of judgment. Similarly, one geographic region could be affected by more than one catastrophic event. In this case, the amount recoverable from a reinsurer may, in part, be determined by the judgmental allocation of damage between events. Given the magnitude of the amounts at stake in a catastrophic event, these types of judgments occasionally necessitate third-party resolution. As a result, the full extent of liability resulting from these changes may not be known for a considerable period following our investment in insurance-linked instruments.

We may experience foreign exchange losses, which would adversely affect our business.
Our functional currency will be the U.S. dollar. We may receive premiums and hold collateral in currencies other than the U.S. dollar, and we may enter into insurance-linked instruments that are not denominated in U.S. dollars. As a result, we may experience foreign exchange losses to the extent that our foreign currency exposure is not effectively hedged.
We may not be able to hedge our risk effectively, if at all, which may adversely affect our performance.
Property catastrophe reinsurance risk is inherently unpredictable. It is difficult to predict the timing, frequency and severity of loss events with statistical certainty or estimate the amount of loss any given occurrence will generate. It is not possible to completely eliminate our exposure to unforecasted or unpredictable events and, to the extent that losses from such risks occur, our financial condition and results of operations could be materially adversely affected.
In the reinsurance market, hedging refers to the process of reducing the risk assumed by the reinsurer by employing various insurance-linked instruments. We may, but are not obligated to, hedge our assumed risks. In regards to the Iris Re Agreement, we will be reliant on Iris Re to effectively place hedging measures in their portfolio from which they cede business to IIS Re. The success of our hedging strategy, if any, will depend, in part, upon our ability to assess correctly the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the contracts being hedged. Since the characteristics of insurance-linked instruments change as markets change or time passes, the success of our hedging strategy, if any, will also be subject to our ability to continually recalculate, readjust and execute hedges, if at all, in an efficient and timely manner. While we may enter into hedging transactions in order to reduce risk, hedging transactions may result in a poorer overall performance than if we had not engaged in hedging transactions. For a variety of reasons, we may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent us from achieving the intended hedge or expose us to risk of loss. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of our portfolio. We may be unable to hedge our risk effectively and our hedging strategy, if any, may be ineffective.
Our investments in swap contracts and other derivative contracts, if any, will subject us to counterparty risk, which could result in substantial losses to us.
While IIS Re will enter into fully funded reinsurance-linked contracts, we may, in accordance with our underwriting guidelines and when we identify suitable opportunities in the future, also invest in other reinsurance-linked investments, including swaps and similar derivative transactions. We are subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which we trade. Any such failure or refusal, whether due to insolvency, bankruptcy, default or another cause, could subject us to substantial losses.
We may not be able to obtain retrocessional reinsurance on acceptable terms or at all.
As part of our risk management, IIS Re may buy reinsurance for its own account (also known as “retrocessional reinsurance”). From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining reinsurance. Accordingly, IIS Re may not be able to obtain the desired amounts of retrocessional reinsurance. In addition, even if IIS Re is able to obtain such retrocessional reinsurance, it may not be able to negotiate terms that are acceptable to us. This could limit the amount of business IIS Re is willing to write, or decrease the protection available to it as a result of large loss events.
We will also be subject to counterparty risk in connection with any reinsurance contracts IIS Re enters into as cedent. If IIS Re purchase reinsurance or retrocessional reinsurance for its own account, it remains primarily liable to its cedent or retrocedent, and hence the insolvency, inability or reluctance of any of its reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. If IIS Re does purchase reinsurance protection for its own account, a large portion of its retrocessional protection is likely to be concentrated with a relatively small number of retrocessionaires. The risk of such concentration of retrocessional coverage may be increased by future consolidation within the industry.

We will be exposed to counterparty risk and structural risk if we enter into private insurance-linked instruments.
IIS Re may also directly enter into other classes of private insurance-linked instruments. These instruments are likely to be transacted directly with an institutional counterparty, with or without the involvement of a placement agent or broker. These transactions may require that a portion of our assets be held as collateral subject to a perfected security interest in favor of the counterparty. Risks specific to these investments include custodial as well as counterparty risk (which is the risk that arises due to uncertainty about a counterparty’s ability to meet its obligations), as situations may arise in which the counterparty may gain control of a portion of our collateral for significant periods of time, and the ability of the counterparty to repay any portions of such collateral ultimately owing to us may be impaired in the event of a dispute or counterparty insolvency. Some of IIS Re’s counterparties may be thinly capitalized, special purpose entities that do not have access to additional capital. In the event of unanticipated expenses or liabilities, these entities may not have the resources available to pay their expenses or liabilities or to pay amounts due to us under the agreements. Non-performance by any of our counterparties for financial or other reasons could expose us to substantial losses.
We will rely on certain information provided by cedents in determining whether amounts are due following the occurrence of a covered event, and IIS Re may rely on incomplete or unverified information when making investment or underwriting decisions.
The determination of whether amounts are due following the occurrence of a covered event is typically based on reports and may be based upon information provided by cedents or by an independent source, such as an index. In addition, we may rely on imperfect information when making our decisions. We may elect to invest in instruments or make an underwriting decision on the basis of information and data filed by the issuer of an instrument or made directly available to us by other sources, for example by a broker. We may not be in a position to confirm the completeness, genuineness or accuracy of this information or data. If any of this information or data is incomplete, not genuine or inaccurate, our performance may be adversely affected. In addition, we may not have access to the same information or data or access to the same transactions in which established entities participate, which could adversely affect our business.
Operational risks, including the risk of fraud and employee errors and omissions, are inherent in our business and could have a material adverse impact on our business or results of operations.
Operational risks that are inherent in our business can result in financial losses, including those resulting from fraud or errors and omissions by any employees or third-party service providers, including 1347 Advisors. Our established controls and procedures to prevent significant fraud could fail, and errors and omissions and other potential irregularities could occur. Any such failure or occurrence could have a material adverse impact on our business or results of operations.
As a Bermuda company, we may be unable to attract and retain our employees.
Our Chief Executive Officer is employed in Bermuda, and any future employees may be employed in Bermuda. It may be difficult to attract and retain experienced personnel in Bermuda, particularly if we are unable to secure Bermuda work permits for our personnel. In addition, Bermuda is currently a highly competitive location for qualified staff, especially in the reinsurance and insurance industry, making it harder to attract and retain employees. As our success depends on our ability to hire and retain personnel, any future difficulties in hiring or retaining personnel in Bermuda or elsewhere could adversely affect our business.
Technology breaches, failures of information technology systems or a malicious cyber-attacks on us, 1347 Advisors or our business partners could disrupt or otherwise negatively impact our business.
We, 1347 Advisors and other third-party service providers rely on information technology systems to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of the communications between any employees, 1347 Advisors and third-party service providers depends upon information technology and electronic information exchange. The information technology systems of 1347 Advisors and other third-party service providers are vulnerable to data breaches, interruptions or failures due to events that may be beyond their control, including natural and man-made disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures. In addition, any information technology systems we may develop would be vulnerable to these same risks. Despite safeguards we, 1347 Advisors and our service providers take to protect our information systems, disruptions to and breaches of our, 1347 Advisors’ and our service providers’ information technology systems are possible and may negatively impact our business.
Risks Related to Taxation
We may be treated as a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our common shares.
We will be treated as a “passive foreign investment company” (which we also refer to as a “PFIC”) for U.S. federal income tax purposes in any taxable year for which either (1) at least 75% of our gross income consists of certain types of  “passive income” or (2) at least 50% of the average value of our assets produce, or are held for the production of, “passive income.” Unless an exception applies, “passive income” includes dividends, interest, rents and royalties. If we are treated as a PFIC in any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common shares, such U.S. Holder may be subject to unfavorable U.S. federal income tax treatment, including that any dividends we pay with respect to our common shares would not be “qualified dividends” eligible to be taxed to individuals at preferential tax rates and may be subject to additional reporting requirements. We intend that, for purposes of the PFIC rules, IIS Re will be treated as predominantly engaged in the active conduct of an insurance business and as having financial reserves not in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, it is our current intention that none of the income or assets of IIS Re will be treated as passive and that we will not be treated as a PFIC. In 2015, the IRS issued proposed regulations, however, intended to clarify the application of the PFIC provisions to an insurance company. These proposed regulations provide that a non-U.S. insurance company may only qualify for an exception to the PFIC rules if, among other things, the non-U.S. insurance company’s officers and employees perform its substantial managerial and operational activities. The IRS may take the position that the Iris Re Agreement and 1347 Agreement involve substantial managerial and operational activities, such that IIS Re is unable to satisfy this requirement. As such, there is a substantial risk that, if these proposed regulations are implemented in their current form, the Company and IIS Re could be treated as a PFIC. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2017 or any future taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder of our common shares such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a qualified electing fund (“QEF”) election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules and to obtain a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders of our common shares. Please see “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences” for a more comprehensive discussion regarding our status as a PFIC and the tax consequences to U.S. Holders of our common shares if we are treated as a PFIC.
U.S. persons who own our common shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.
We will be treated as a “controlled foreign corporation” (which we also refer to as a “CFC”) for U.S. federal income tax purposes if, on any day of our taxable year, our 10% U.S. Shareholders (as defined below) own (directly, indirectly through foreign entities or by attribution by application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of our voting shares, or more than 50% of the total value of all of our shares. For purposes of taking into account certain insurance income, IIS Re will also be a CFC if more than 25% of the total combined voting power of all classes of our voting shares or more than 25% of the total value of all our shares is owned by 10% U.S. Shareholders. A “10% U.S. Shareholder” is a U.S. person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of our voting shares. If we are a CFC, each 10% U.S. Shareholder must annually include in its income its pro rata share of our and IIS Re’s “subpart F income,” even if no distributions are made. Our bye-laws provide that, if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly, or constructively (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”)), more than 9.5% of our common shares with respect to any matter (including election of directors), the voting rights attached to these common shares will be reduced so that such person may only exercise, and is attributed, no more than 9.5% of the total voting rights. In addition, our bye-laws provide that our board of directors may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines is necessary to avoid any adverse tax consequences or materially adverse legal or regulatory treatment. See “Risks Related to Our Common Shares and This Offering—The voting rights of holders of our common shares are limited.” Because of this limitation on voting power set forth in our bye-laws and other factors, we believe it is unlikely that any U.S. person who acquires our common shares in this offering will become a 10% U.S. Shareholder. However, because of the complexity of the attribution rules contained in the Code, the uncertainty of the effectiveness of these voting restrictions and the possibility that a U.S. person may be treated as owning 10% or more of the total voting power of all classes of our voting shares, we cannot assure you that this will be the case.
Further, our ability to obtain information that would permit us to enforce the voting power limitation may be limited. We will take reasonable steps to obtain such information, but there can be no assurance that such steps will be adequate or that we will be successful in this regard. Accordingly, we may not be able to fully enforce the voting power limitation. If we are treated as a CFC in a taxable year, each U.S. person treated as a 10% U.S. Shareholder with respect to us (and therefore IIS Re) that held our common shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that we are a CFC would generally be required to include in gross income as ordinary income its pro rata share of our and IIS Re’s insurance and reinsurance income and certain other investment income, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as defined and described below. In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person was a 10% U.S. Shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned. See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Controlled Foreign Corporation Status and Related Person Insurance Income” for a more comprehensive discussion regarding our status as a CFC and the tax consequences to U.S. Holders of our common shares if we are treated as a CFC.
U.S. persons who own our common shares may be subject to U.S. federal income taxation at ordinary income rates on a disproportionate share of our undistributed earnings and profits attributable to RPII.
If IIS Re is treated as recognizing related person insurance income (“RPII”) in a taxable year and is treated as a CFC for such taxable year, each U.S. person that owns our common shares directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, IIS Re will be treated as a CFC if U.S. persons in the aggregate own (or are treated as owning) 25% or more of the total voting power or value of our stock for an uninterrupted period of 30 days or more during the taxable year.
RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is “related” to such a U.S. person. For this purpose, (1) a person is “related” to another person if such person “controls,” or is “controlled” by, such other person, or if both are “controlled” by the same persons and (2) “control” of a corporation means ownership (or deemed ownership) of stock possessing more than 50% of the total voting power or value of such corporation’s stock and “control” of a partnership, trust or estate for U.S. federal income tax purposes means ownership (or deemed ownership) of more than 50% by value of the beneficial interests in such partnership, trust or estate.
The RPII rules will not apply with respect to IIS Re for a taxable year if  (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of its shares and less than 20% of the total value of all classes of its shares is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by IIS Re or who are related persons to any such person or (2) its RPII (determined on a gross basis) is less than 20% of our insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that one or both of these exceptions will apply to IIS Re but because we cannot be certain of our future ownership or its ability to obtain information about its shareholders to manage such ownership to ensure that it qualifies for one or both of these exceptions, there can be no assurance in this regard. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of RPII in any taxable year.
See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Controlled Foreign Corporation Status and Related Person Insurance Income” for a more comprehensive discussion regarding our status as a CFC and the tax consequences to U.S. Holders of our common shares if the RPII inclusion rules apply.
U.S. persons who dispose of our common shares may be required to treat any gain as ordinary income for U.S. federal income tax purposes and comply with other specified reporting requirements.
If a U.S. person disposes of shares in a non-U.S. corporation that is an insurance company that had RPII and the 25% threshold described above is met at any time when the U.S. person owned any shares in the corporation during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that these rules should not apply to a disposition of our common shares because we are not directly engaged in the insurance business. We cannot assure you, however, that the IRS will not successfully assert that these rules apply to a disposition of our common shares. See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Disposition of Common Shares.”
U.S. tax-exempt organizations who own our shares may recognize unrelated business taxable income.
A U.S. tax-exempt organization that directly or indirectly owns our common shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of our common shares.
We may become subject to income tax in one or more countries, including the United States, which could materially reduce our after-tax returns and the value of our shares.
We currently intend to conduct substantially all of our and IIS Re’s operations in Bermuda in a manner such that neither we nor IIS Re will be engaged in a trade or business in the United States. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the United States for U.S. federal income tax purposes, we cannot assure you that the IRS will not contend, perhaps successfully, that we (and/or IIS Re) are engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under an applicable tax treaty.

We (and/or IIS Re) could become subject to income tax in one or more countries, including the United States, as a result of activities performed by us, adverse developments or changes in law, contrary conclusions by the relevant tax authorities or other causes. The imposition of any of these income taxes could materially reduce our post-tax returns available for distributions on, and consequently the value of, our common shares.
Changes in U.S. tax law might adversely affect us or our shareholders.
The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries has been the subject of Congressional discussion and legislative proposals. Legislative proposals relating to the tax treatment of non-U.S. companies have been introduced that could, if enacted, materially affect us. One legislative proposal, the Stop Tax Haven Abuse Act (S. 851, H.R. 1932), introduced in both the U.S. Senate and the U.S. House of Representatives in April 2017, would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United States.
Both the U.S. Congress and President Trump’s administration have indicated a desire to reform the Code. Although the 2016 U.S. House of Representatives Blueprint, “A Better Way,” and President Trump’s recently proposed tax reform plan do not align on all tax reform proposals, substantial proposed changes to the U.S. corporate tax regime include reduction of the maximum corporate tax rate, repeal of the corporate alternative minimum tax, elimination of net operating loss carryback, immediate expensing of business assets, and elimination of a deduction for net interest expense as well as substantial changes to the international tax system including border tax adjustments, a destination based cash flow tax and moving to a territorial based tax system. A reduction in the corporate tax rate would have a positive impact on the earnings and cash flow of our U.S. companies, but it could also reduce the value of our deferred tax assets. Although it is not known at this time how border tax adjustments will (if enacted) be applied to insurers and reinsurers, it is possible that such adjustments will involve denying a deduction to U.S. insurance companies for reinsurance premium paid to a foreign reinsurer, which would materially increase our overall U.S. tax expense.
Additionally, interpretations of U.S. federal income tax law, including those regarding whether a company is engaged in a trade or business (or has a permanent establishment) within the United States or is a PFIC, or whether U.S. persons are required to include in their gross income “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Regulations regarding the application of the PFIC rules to insurance companies and regarding RPII are only in proposed form. New regulations or pronouncements interpreting or clarifying such regulations may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect. In addition, legislation has been proposed in the past, including by former Chairman of the House Ways and Means Committee David Camp in 2014, that would change the application of the PFIC rules to offshore insurance companies.
We cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our common shares or reduce the attractiveness of our products. If any such developments occur, an investment in our common shares could be materially adversely affected.
We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as FATCA, which may reduce investment returns and distributions to shareholders.
Certain U.S. tax provisions commonly known as the “Foreign Account Tax Compliance Act” or “FATCA” impose a 30% withholding tax on certain payments of U.S. source income and the proceeds from the disposition after December 31, 2018, of property of a type that can produce U.S. source interest or dividends, in each case, to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the government of Bermuda (the “Bermuda IGA”). Under the Bermuda IGA, Bermuda financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. The Company and its non-U.S. subsidiaries intend to comply with the obligations imposed on them under FATCA and the Bermuda IGA to avoid withholding under FATCA on payments made to them. To avoid any withholding under FATCA or penalties, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own our common shares or exercise control over our shareholders to counterparties or governmental authorities, including the IRS or the Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our common shares who do not provide us with certain information or documentation required to fully comply with FATCA. However, we expect that the shareholders who own common shares will not be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, no assurance can be provided in this regard. We (as well as IIS Re) may become subject to withholding tax or penalties if we are unable to comply with FATCA.
If we are treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our common shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of our common shares after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. As discussed above, we currently intend to limit our U.S. activities so that we are not considered to be engaged in a U.S. trade or business, although no assurances can be provided in this regard.
There is U.S. federal income tax risk associated with reinsurance between U.S. insurance companies and their Bermuda affiliates.
If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions or certain other items, and to make any other adjustment, to reflect the proper amount, source or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, our financial condition and results of operations could be adversely affected and the price of our common shares could be adversely affected.
The impact of the OECD’s directives to eliminate harmful tax practices and recommendations on base erosion and profit shifting is uncertain and could impose adverse tax consequences on us.
The Organisation for Economic Co-operation and Development (“OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002, and as periodically updated, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.
In 2015, the OECD published final recommendations on base erosion and profit shifting. These recommendations propose the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. The recommendations include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other recommended actions relate to the goal of ensuring that transfer pricing outcomes are in line with value creation, noting that the current rules may facilitate the transfer of risks or capital away from countries where the economic activity takes place. We expect many countries to change their tax laws in response to this project, and several countries have already changed or proposed changes to their tax laws. Changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to the existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.

We may become subject to taxes in Bermuda after March 31, 2035 which may have a material adverse effect on our financial condition.
Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. We have obtained from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of an estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We cannot assure you that we will not be subject to any Bermuda tax after March 31, 2035.
We pay annual Bermuda government fees and pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.
Risks Related to Our Common Shares and This Offering
There is no existing market for our shares and we do not know if one will develop, which could impede your ability to sell your shares or depress the market price of our shares.
Prior to this offering, there has not been a public market for our common shares. We cannot predict the extent to which investor interest in our common shares will lead to the development of an active trading market on the NYSE American or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common shares that you buy. The initial public offering price for our common shares may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our common shares at prices equal to or greater than the price you paid in this offering or at all.
The price of our common shares may fluctuate significantly and you could lose all or part of your investment.
Volatility in the market price of our shares may prevent you from being able to sell your common shares at or above the price you paid for your common shares in this offering. The market price for our shares could fluctuate significantly for various reasons, including:
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catastrophes that may specifically impact us or are perceived by investors as impacting the insurance and reinsurance market in general;

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our operating and financial performance and prospects;

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our quarterly or annual earnings or those of other companies in our industry;

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exposure to capital market risks related to changes in interest rates, realized investment losses, credit spreads, equity prices, foreign exchange rates and performance of insurance-linked investments;

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our creditworthiness, financial condition, performance and prospects and those of Iris Re and other cedents;

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the performance of 1347 Advisors in providing its brokerage and structuring services to us;

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the effective management of our company;

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our dividend policy and whether dividends on common shares have been, and are likely to be, declared and paid from time to time;

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actual or anticipated growth rates relative to our competitors;

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perceptions of the investment opportunity associated with our common shares relative to other investment alternatives;

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speculation by the investment community regarding our business;

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future announcements concerning our business or our competitors’ businesses;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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market and industry perception of our success, or lack thereof, in pursuing our strategy;

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strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts or joint ventures;

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changes in government regulation;

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potential characterization of us as an investment company or a PFIC;

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general market, economic and political conditions;

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changes in conditions or trends in our industry, geographies or customers;

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changes in accounting standards, policies, guidance, interpretations or principles;

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arrival and departure of key personnel;

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the number of shares to be publicly traded after this offering;

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sales of shares by us, our directors or members of our management team; and

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adverse resolution of litigation against us.

In addition, stock markets, including the NYSE American, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities issued by many companies, including companies in our industry. In the past, some companies that have had volatile market prices for their securities have been subject to class action or derivative lawsuits. The filing of a lawsuit against us, regardless of the outcome, could have a negative effect on our business, as it could result in substantial legal costs and a diversion of management’s attention and resources.
As a result of the factors described above, investors in our common shares may not be able to resell their shares at or above the initial public offering price or may not be able to resell them at all. These market and industry factors may materially reduce the market price of our shares, regardless of our operating performance. In addition, price volatility may be greater if the public float and the trading volume of our shares are low.
For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. We have in this prospectus taken advantage of, and we plan in future filings with the SEC to continue to take advantage of, certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. We do not know if some investors will find our common shares less attractive as a result of our taking advantage of certain of these exemptions. The result may be a less active trading market for our common shares and our share price may be more volatile.
We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.
We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.
As a public company with SEC reporting, regulatory and stock exchange listing requirements, we will incur additional legal, accounting, compliance and other expenses. After completion of this offering, we will be obligated to file with the SEC annual and quarterly information and other reports required by the Exchange Act, and therefore will need to have the ability to prepare financial statements that are compliant with all SEC reporting requirements on a timely basis. In addition, we will be subject to other reporting and corporate governance requirements, including certain requirements of the NYSE American and certain provisions of Sarbanes-Oxley and the regulations promulgated thereunder, which will impose significant compliance obligations upon us.
We may not be successful in implementing these requirements, and implementing them could materially adversely affect our business. In addition, if we fail to implement the required controls with respect to our internal accounting and audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired. If we do not implement the required controls in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or the NYSE American. Any such action could harm our reputation and the confidence of investors in, and clients of, our company and could negatively affect our business and cause the price of our shares to decline.
Failure to maintain effective internal controls in accordance with Sarbanes-Oxley could have a material adverse effect on our business and share price.
As a public company with SEC reporting obligations, we will be required to document and test our internal control procedures to satisfy the requirements of Section 404(b) of Sarbanes-Oxley, which will require annual assessments by management of the effectiveness of our internal control over financial reporting. We are an emerging growth company, and thus we are exempt from the auditors’ attestation requirement of Section 404 of Sarbanes-Oxley until such time as we no longer qualify as an emerging growth company. Regardless of whether we qualify as an emerging growth company, we will still need to implement substantial control systems and procedures in order to satisfy the reporting requirements under the Exchange Act and applicable requirements, among other items.
During the course of our assessment, we may identify deficiencies that we are unable to remediate in a timely manner. Testing and maintaining our internal control over financial reporting may also divert management’s attention from other matters that are important to the operation of our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404(b) of Sarbanes-Oxley. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or its effect on our operations because there is presently no precedent available by which to measure compliance adequacy. Moreover, any material weakness or other deficiencies in our internal control over financial reporting may impede our ability to file timely and accurate reports with the SEC. Any of the above could cause investors to lose confidence in our reported financial information or our common share listing on the NYSE American to be suspended or terminated, which could have a negative effect on the trading price of our shares.
Future sales or the possibility of future sales of a substantial amount of our common shares may depress the price of our shares.
Our memorandum of association will authorize us to issue      common shares, of which,      shares will be outstanding upon completion of this offering. This number includes      shares that we are selling in this offering, which may be resold immediately in the public market unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

We cannot predict the size of future issuances or sales of our common shares or the effect, if any, that future issuances and sales of our common shares will have on the market price of our shares. Issuances or sales of substantial amounts of our shares, or the perception that such issuances or sales could occur, may adversely affect the prevailing market price for our shares.
Our bye-laws and provisions of Bermuda law may impede or discourage a change of control transaction, which could deprive our investors of the opportunity to receive a premium for their shares.
Our bye-laws and provisions of Bermuda law to which we are subject will contain provisions that could discourage, delay or prevent “change of control” transactions or changes in our board of directors and management that certain shareholders may view as beneficial or advantageous. These provisions include, among others:
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our board of directors will be divided into three classes, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting;

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the total voting power of any U.S. person owning more than 9.5% of our common shares will be reduced to 9.5% of the total voting power of our common shares (see “—The voting rights of holders of our common shares are limited”);

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our board of directors has the authority to issue preferred shares without shareholder approval, which could be used to dilute the ownership of a potential hostile acquirer;

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our board of directors may decline to record the transfer of any common shares on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction;

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our shareholders may only remove directors for cause, or for other reasons set out in our bye-laws (e.g., unsound mind);

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there are advance notice requirements for shareholders with respect to director nominations and actions to be taken at annual meetings; and

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under Bermuda law, for so long as IIS Re is registered under the Insurance Act, the BMA may object to a person holding more than 10% of our common shares if it appears to the BMA that the person is not or is no longer fit and proper to be such a holder (see “—There are regulatory limitations on the ownership and transfer of our common shares”).

The foregoing factors could impede a merger, takeover or other business combination, which could reduce the market value of our shares. See “Description of Share Capital.”
The voting rights of holders of our common shares are limited.
Our bye-laws will provide that, if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of our common shares with respect to any matter (including election of directors), the voting rights attached to these common shares will be reduced so that such person may only exercise, and is attributed, no more than 9.5% of the total voting rights. In addition, our bye-laws will provide that our board of directors may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines is necessary to avoid any adverse tax consequences or materially adverse legal or regulatory treatment.
We may require our shareholders to sell us their common shares.
Under our bye-laws and subject to Bermuda law, we will have the option, but not the obligation, to require a shareholder to sell some or all of its common shares to us at fair market value (which would be based upon the average closing price of our shares as defined under our bye-laws) if our board of directors reasonably determines, in good faith based on an opinion of counsel, that share ownership, directly, indirectly or constructively, by such shareholder is likely to result in adverse tax, regulatory or legal consequences to us, certain of our other shareholders or our subsidiaries.
Bermuda law differs from the laws in effect in the U.S. and may afford less protection to holders of our shares.
We are organized under the laws of Bermuda. As a result, our corporate affairs are governed by the Companies Act, which differs in some material respects from laws typically applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, amalgamations, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. Generally, the duties of directors and officers of a Bermuda company are owed to the company only. Shareholders of Bermuda companies typically do not have rights to take action against directors or officers of the company and may only do so in limited circumstances. Class actions are not available under Bermuda law. The circumstances in which derivative actions may be available under Bermuda law are substantially more proscribed and less clear than they would be to shareholders of U.S. corporations. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Additionally, under our bye-laws and as permitted by Bermuda law, each shareholder has waived any claim or right of action against our directors or officers for any action taken by directors or officers in the performance of their duties, except for actions involving fraud or dishonesty. In addition, the rights of holders of our common shares and the fiduciary responsibilities of our directors under Bermuda law are not as clearly established as under statutes or judicial precedent in existence in jurisdictions in the United States, particularly the State of Delaware. Therefore, holders of our common shares may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the United States.
There are regulatory limitations on the ownership and transfer of our common shares.
Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of shares of a Bermuda exempted company. However, the BMA has, pursuant to its statement of June 1, 2005, given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our common shares to and among persons who are non-residents of Bermuda for exchange control purposes as long as our common shares are listed on an appointed stock exchange, which includes the NYSE American. This general permission would cease to apply if we were to cease to be listed on the NYSE American.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA, subject to our common shares being listed on an appointed stock exchange (which includes the NYSE American), to issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
The Insurance Act requires that, in respect of a company whose shares are listed on a stock exchange recognized by the BMA, any person who becomes a holder of at least 10%, 20%, 33% or 50% of the common shares of an insurance or reinsurance company or its parent company must notify the BMA in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. This requirement will apply to us as long as our shares are listed on the

NYSE American. If our shares are no longer listed on the NYSE American or another exchange recognized by the BMA, the BMA may, by written notice, object to a person holding 10%, 20%, 33% or 50% of our common shares if it appears to the BMA that the person is not fit and proper to be such a holder. The BMA may require the holder to reduce its shareholding in us and may direct, among other things, that the voting rights attaching to its shares shall not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offense. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law.
IIS Re is also required to notify the BMA in writing in the event any person has become or has ceased to be a controller or an officer of it, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.
Except in connection with the settlement of trades or transactions entered into through the facilities of the NYSE American, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide the information required under our bye-laws. If any such shareholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.
Our shareholders may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are incorporated pursuant to the laws of Bermuda and are headquartered in Bermuda. In addition, some of our directors and some of our officers reside outside the United States and our assets, and a substantial portion of the assets of such persons, are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:
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a holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of U.S. courts based upon the civil liability provisions of the U.S. federal securities laws; and

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a holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers, as well as the experts named in this prospectus, who reside outside the United States based solely upon U.S. federal securities laws.

Further, there is no treaty in effect between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. A final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable (other than a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) may be the subject of an action in a Bermuda court under the common law doctrine of obligation, by action on the debt evidenced by the U.S. court judgment without examination of the merits of the underlying claim. As a result, a judgment debt from a U.S. court that is final and for a sum certain (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction for enforcement purposes in Bermuda is a matter of Bermuda (not U.S.) law. In order to maintain an action in debt evidenced by a U.S. court judgment, the judgment creditor must establish that:
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the court that gave the judgment over the defendant was competent to hear the claim in accordance with private international law principles as applied in the courts in Bermuda; and

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the judgment is not contrary to public policy in Bermuda and was not obtained contrary to the rules of natural justice in Bermuda.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings under the provisions of the Protection of Trading Interests Act 1981. A claim to enforce the judgment debt before the multiplier was applied would be maintainable in the Bermuda court. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this prospectus by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
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the fact that we have no operating history;

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the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

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the effectiveness of our loss limitation methods;

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our dependence on our Chief Executive Officer, interim Chief Financial Officer and 1347 Advisors;

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our ability to effectively execute our business plan and any new ventures we may enter into;

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acceptance of our business strategy, security and financial condition by regulators, brokers and (re)insureds;

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failure by 1347 Advisors or any other service provider to carry out its obligations to us in accordance with the terms of its appointment;

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conflicts of interest that could result from our relationships and potential overlaps in business with 1347 Advisors and its affiliates;

•
the cyclical nature of the insurance and reinsurance business;

•
the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•
the levels of new and renewal business achieved;

•
the availability of opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities;

•
the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•
accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, taxes, contingencies and litigation which, for a new reinsurance company like us, are even more difficult to make than those made in a mature company because of limited historical information;

•
the inherent uncertainties of establishing reserves for loss and loss adjustment expenses and unanticipated adjustments to premium estimates;

•
changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•
general economic and market conditions, including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates, and conditions specific to the insurance and reinsurance markets in which we operate;

•
the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors;

•
changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•
statutory or regulatory developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•
potential characterization of us as an investment company or a PFIC;

•
the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers;

•
the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

•
declining demand due to increased retentions by cedents and other factors;

•
acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•
unexpected developments concerning the small number of cedents, insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•
the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than we anticipate;

•
operational risks, including the risk of fraud and employee errors and omissions, as well as technology breaches or failures;

•
our dependence as a holding company upon dividends or distributions from our operating subsidiary;

•
changes in accounting principles or the application of such principles by regulators;

•
the tax risks associated with operating an offshore reinsurance company, including risks relating to an offshore company being deemed to have effectively connected income for U.S. federal income tax purposes and risks relating to the PFIC, CFC and RPII rules discussed herein;

•
the impact of foreign currency fluctuations; and

•
other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of            common shares in this offering will be approximately $          million, assuming an initial public offering price of  $          per share (the midpoint of the expected price range set forth on the front cover page of this prospectus) and after deducting estimated offering expenses payable by us. If the underwriters fully exercise their option to purchase additional shares, we estimate that we would receive additional net proceeds of  $          million, assuming an initial public offering price of  $          per share (the midpoint of the expected price range set forth on the front cover page of this prospectus).
We expect to use the net proceeds from this offering to implement our business strategy in accordance with our underwriting guidelines and for general corporate purposes. In particular, we expect to use approximately $       million of the net proceeds to provide fully funded reinsurance, including, if needed for risk management, to engage in hedging and investment activities. We expect to deploy most of the net proceeds of this offering during the 12-month period following the completion of this offering, and we will retain the approximately $1.0 million of remaining net proceeds, which we expect will be sufficient to fund our ongoing operations for at least 12 months following the completion of this offering. We anticipate being able to identify a sufficient number of reinsurance opportunities to enable us to deploy most of our capital on favorable terms during the 12-month period following the completion of this offering, but we cannot assure you that we will be able to do so. See “Business—Our Strategy” and “Business—Our Underwriting Guidelines” for a more detailed description of our business and our underwriting guidelines. We do not currently have any indebtedness and do not expect to use any net proceeds from this offering to repay any indebtedness.
A $1.00 increase (decrease) in the assumed initial public offering price of  $          per share (the midpoint of the expected price range set forth on the front cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $          million, assuming the number of common shares offered by us, as set forth on the front cover page of this prospectus, remains the same.

DIVIDEND POLICY
We currently intend to distribute a significant portion of our Distributable Income in the form of cash dividends in order to provide our common shareholders with an attractive annual return on their investment. We do not expect to pay a dividend until the end of the first quarter of 2019. We currently intend to make distributions of Distributable Income through regular quarterly dividend payments for each of the first three fiscal quarters of each fiscal year. Although our year-end net income (if any) will vary from year to year, we expect that in most years the sum of our regular quarterly dividend payments will be approximately 85% of our Distributable Income. If our regular quarterly dividend payments result in the distribution of less than 85% of our Distributable Income, we intend to declare a special dividend in the following year to distribute an amount that, taken together with the prior fiscal year’s quarterly dividends, will be at least 85% of our Distributable Income for the prior fiscal year. The declaration and payment of a special dividend, if any, may not occur until a significant period of time after the completion of our fiscal year. The actual amount and timing of dividend payments, if any, remains subject to approval by our board of directors, and we cannot assure you of the timing of the dividend or if the dividend will be declared at all. “Distributable Income,” a non-GAAP measure, means U.S. GAAP net income available to common shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period.
The declaration of our quarterly and special dividends, if any, and, if declared, the amount of any such dividend, will be subject to the discretion of our board of directors and to the consideration of various additional risks and uncertainties, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Our board of directors may take into account a variety of factors when determining whether to declare a dividend and, if declared, the amount of any such dividend, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income), retained earnings and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
We are a holding company that has no substantial operations of our own, and we rely primarily on cash dividends or distributions from our operating subsidiary to pay our operating expenses and dividends to shareholders. Furthermore, IIS Re, our wholly owned reinsurance subsidiary, will be regulated by the BMA, and the ability of IIS Re to pay dividends to us is limited under Bermuda law and regulations. IIS Re is expected to be registered as an SPI under the Insurance Act. The Insurance Act, the conditions listed in the insurance license and the approvals issued by the BMA provide that IIS Re is required to fully fund the reinsurance contracts it enters into. Furthermore, IIS Re may need to transition to higher tier license in future, such as Class 3A insurer, which will subject IIS Re to increased regulations and restrictions, including but not limited to hiring additional staff, maintaining minimum capital requirement, maintaining solvency margins, restrictions on dividend and return of capital, investment restrictions, and increased annual registration fees. See “Business—Bermuda Insurance Regulation—Regulatory Framework” for more information.
In addition, under the Companies Act, Insurance Income Strategies and IIS Re each may only declare or pay a dividend if it has no reasonable grounds to believe that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregate of its liabilities and its paid up share capital and share premium accounts. See “Business—Certain Bermuda Law Considerations” for more information.
Our ability to pay dividends to our shareholders will depend upon our performance, which depends in turn upon the performance of our subsidiaries’ reinsurance and investment portfolios. We expect that dividends will be made in cash to the extent that cash is available for distribution. However, we may not be able to generate sufficient cash to pay dividends to our shareholders. In addition, our board of directors may change our dividend policy in the future.
Subject to the provisions of the Companies Act, we expect to make distributions by way of dividend from retained earnings or from contributed surplus or otherwise in accordance with the Companies Act and our bye-laws to the extent that our board of directors considers this to be appropriate.

We do not currently have any contractual arrangements, including indebtedness, that prohibit or otherwise restrict our ability to pay dividends to our shareholders or our subsidiaries’ ability to pay dividends to us, but we may enter into contracts or financing arrangements that prohibit or otherwise restrict our ability or the ability of our subsidiaries to pay dividends in the future.

CAPITALIZATION
The following sets forth our capitalization as of August 15, 2017:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of            common shares by us in this offering, at the initial public offering price of  $          per share, the midpoint of the expected price range set forth on the front cover page of this prospectus, after deducting estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated balance sheet and related notes and other financial information included elsewhere in this prospectus.
August 15, 2017
	Actual	As Adjusted(1)
(unaudited)
Shareholder’s equity:
Common shares, $0.001 par value, shares authorized (actual), shares authorized (as adjusted); 1 share issued and outstanding (actual); shares issued and outstanding (as adjusted)	—
Additional paid in capital	—
Total shareholder’s equity	$—	$
Total capitalization	$—	$

(1)
Assumes payment by us of  $          million of the offering expenses.

The table above excludes           shares that may be purchased by the underwriters to cover sales of our common shares by the underwriters that exceed the number of common shares being sold in this offering, if any.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following tables present selected consolidated financial information of Insurance Income Strategies. You should read these tables along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our audited consolidated balance sheet and the related notes included elsewhere in this prospectus.
The selected consolidated balance sheet data as of August 15, 2017 has been derived from our audited consolidated balance sheet included elsewhere in this prospectus. We have no operating or other financial data prior to July 17, 2017.
Since our ability to commence operations is contingent upon our obtaining sufficient equity capital through this offering, all our organizational costs incurred prior to this offering will be paid by Kingsway, which we will repay to Kingsway upon completion of this offering. All expenses incurred during the period from July 17, 2017 to August 15, 2017 were in connection with the offering and are therefore capitalized and presented as deferred offering costs.
As of August 15, 2017
Balance Sheet Data (at period end):
ASSETS
Deferred offering costs	$112,500
Total assets	$112,500
LIABILITIES
Deferred offering costs payable	$100,000
Deferred offering costs payable – Kingsway America Inc.	12,500
Total liabilities	$112,500
SHAREHOLDER’S EQUITY
Shareholder’s equity
Common Shares, $0.001 par value, 1 share authorized, issued and outstanding	$—
Additional paid in capital
Total shareholder’s equity	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. You should read this discussion and analysis together with our audited consolidated balance sheet and related notes included elsewhere in this prospectus. In this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” references to the “Company,” “we,” “us” and “our” refer to Insurance Income Strategies Ltd. and its consolidated subsidiary.
Overview
Limited Historical Operations
We do not have any historical operating performance. Accordingly, there are no meaningful historical financial statements or other operating or financial data with which you can evaluate us or our business.
Our Business
We are a recently incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market. We do not have any material operating history. We will implement our business strategy through our subsidiary IIS Re, which initially intends to enter into a fully funded quota share retrocessional agreement with Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer. Iris Re is not affiliated with the Company or 1347 Advisors. We also intend that IIS Re will enter into reinsurance contracts with other cedents in the future, which will be collateralized reinsurance contracts, including ILWs in the form of insurance contracts. For risk management purposes, IIS Re may also conduct hedging and other investment activities.
We were incorporated under the laws of Bermuda on July 17, 2017.
Pricing
Pricing in most reinsurance markets is cyclical in nature. The traditional reinsurance market has been competitive and recently under pricing pressure due to growth in the ILS market, lack of large loss experience and abundance of capacity. This has resulted in lower margins per risk underwritten in the traditional reinsurance space. Global reinsurers are facing another year of declining rates, while trends continue to point to an ongoing softening of pricing in the global traditional reinsurance market. Competition remains very high, as reinsurers seek risks that are attractively priced. Any growth opportunities that do emerge are quickly absorbed by existing market players and hence prolonging the soft market conditions.
On the other hand, the ILS activity has experienced significant growth through the first half of 2017 and is expected to continue to grow. Strong demand for investments in reinsurance risk as well as strong demand for efficient reinsurance coverage at sponsors are expected to help maintain the high levels of activity in the ILS market and should continue to fuel innovative additions to the structure, in order to make coverage more effective. Within the ILS market, we initially intend to focus on risks from ILWs and collateralized reinsurance. The following Mercury investible Catastrophe Risk Index (“MiCRIX”) illustrates the performance of ILWs over the last 10 years:

(Source: www.artemis.bm/mercury_micirx)
As described by Artemis (www.artemis.bm/mercury_micirx), Mercury iCRIX is the first investible catastrophe risk index of its kind. This index, launched by Mercury Capital Ltd., tracks the performance of a diversified portfolio of peak peril ILWs providing a useful proxy for the return of the catastrophe risk and reinsurance market. Based on pricing data collected from a panel of reinsurance brokers, the index reconstructs a diversified portfolio of ILWs representing a low volatility strategy with expected returns in the high single digits. The index tracks the performance of a balanced portfolio of the following peak peril exposures; US Quake, US Regional Wind, European Wind, Japanese Quake and Japanese Wind. For each peril, risks attach across a range of insured industry market loss levels approximating a market weighting approach. The following table shows the monthly performance of the MiCRIX since January 2006:
(Source: www.artemis.bm/mercury_micirx)
Key Factors that Will Affect Our Results of Operations
The reinsurance industry is complex and competitive. The factors and conditions that will have the most significant impact on our business include our exposure to losses from catastrophes, the underwriting capacity within the reinsurance industry, our scale, our reputation and the performance of the cedents with whom we enter into contractual agreements, including Iris Re.
Exposure to Losses from Catastrophes
Since most of the reinsurance contracts that we intend on entering into with cedents, including Iris Re, will provide protection from damages relating to natural and man-made catastrophes, our results of operations will depend, in large part, on the frequency and severity of these catastrophes. In addition, the performance of some of the insurance-linked contractual arrangements that we may invest in as part of our hedging strategy will also depend, in large part, on the frequency and severity of these catastrophe events. We expect that the majority of our claim experience will be the result of low-frequency and high-severity catastrophe events. We believe that, in recent years, the frequency of major weather-related catastrophes has increased, and changes in climate conditions, primarily global temperatures and expected sea levels, may serve to further increase the severity, and possibly the frequency, of natural catastrophes. Accordingly, our results of operations may be volatile and may vary significantly from quarter to quarter or from year to year, based on the level of insured catastrophic losses occurring around the world.
Underwriting Capacity
The reinsurance industry has historically been cyclical, characterized by periods of strong price competition, also known as a “soft market,” due to excess underwriting capacity, as well as periods of more favorable pricing, also known as a “hard market,” due to limited underwriting capacity. Increased capacity, frequently as a result of favorable pricing, is often provided by new entrants or by the commitment of additional capital by existing reinsurers. Alternative products, such as the collateralized reinsurance contracts that we will write and the other insurance-linked instruments in which we may invest, may also provide increased capacity. The industry’s capacity to write business diminishes as losses are incurred and the industry’s capital is depleted. As the industry’s capacity decreases, a hard market begins, which ultimately attracts additional capacity.
Our Scale
We may plan to raise additional equity capital in the future, and our ability to raise this additional capital is a key component of our strategy. With additional equity capital, we hope to increase our activity in the reinsurance business and to spread our fixed costs over a larger capital base. Although some of our costs, such as acquisition costs and the fees payable to 1347 Advisors will not be fixed, our general and administrative costs, which will be a significant component of our total expenses, will largely be fixed.
Our Reputation
Reputation is a very important factor in the reinsurance industry, and competition for clients in the reinsurance industry is, in part, based on reputation. Although our reinsurance policies will be fully collateralized and we may benefit from the reputation and experience of cedents with whom we enter into contractual arrangements and 1347 Advisors, we are a newly incorporated reinsurance company and do not yet have an established reputation in the reinsurance industry. Our lack of an established reputation may make it difficult for us to attract or retain clients.
1347 Advisors
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on behalf of the Company or in the name of the Company. IIS Re will also be dependent on the cedents to accurately price the risks underwritten in order to meet its targeted rates of return (see “Certain Relationships and Related Party Transactions” for more information about the 1347 Agreement and the Iris Re Agreement), subject to our underwriting guidelines and the oversight of our board of directors and the board of directors of our subsidiary. Unlike many of our competitors, we do not have the staff or capability to provide internally the services we receive pursuant to the 1347 Agreement. As a result, the performance of external service providers will affect our results of operations.

Key Components of Our Results of Operations
Gross and Net Reinsurance Premiums Written
Gross premiums written will consist of the premiums we will receive in connection with the reinsurance policies we will write before the effect of any ceded reinsurance. Gross premiums written will be a function of the amount and type of reinsurance contracts we will write as well as prevailing market prices.
The majority of our property catastrophe business will be written during the January and June annual renewal periods. Premiums will generally be due in installments and will be earned ratably over the contract term, which is ordinarily 12 months.
We may purchase ceded reinsurance from third parties to manage our exposure. Net premiums written will represent our gross premiums written less the premiums we pay for these reinsurance protections. The amount and type of ceded reinsurance we may buy may vary from year to year depending on our risk appetite, our capacity to write and retain risk and the availability and cost of the reinsurance protection.
Net Reinsurance Premiums Earned
Premiums written will be recognized as revenues, net of the cost of any applicable underlying reinsurance coverage. For losses-occurring contracts, the earnings period will be the same as the reinsurance contract. For risks-attaching contracts, the earnings period will be based on the terms of the underlying insurance policies. The amount of net premiums that we will earn in any period will primarily be a function of the amount and timing of net premiums previously written.
Ceded reinsurance premiums will be earned on a basis consistent with those used in accounting for the underlying reinsurance premiums assumed.
Some of our reinsurance contracts may include contract terms that will require an automatic reinstatement of coverage in the event of a loss. Therefore, in a year in which we experience one or more large loss events, our reinstatement premiums will be higher than in a year in which we experience no such large loss events. Reinstatement premiums will be fully earned or expensed, as applicable, when a triggering loss event occurs and losses are recorded. From an economic efficiency standpoint, the acceptance of reinsurance contracts that include reinstatement provisions may not be beneficial to IIS Re since IIS Re would be required to collateralize fully both the original and any reinstated limits.
Loss and Loss Adjustment Expenses
Loss and loss adjustment expenses will represent estimates of the amounts needed to pay claims and related expenses for insured events that have occurred. Loss and loss adjustment expenses will be a function of the amount and type of reinsurance contracts we write and of the loss experience of the underlying risks.
We will reserve for catastrophic losses as soon as a loss event is known to have occurred, but the ultimate loss and loss adjustment expenses will depend on the actual costs to settle claims. We will record loss and loss adjustment expenses based on an actuarial analysis of the estimated losses incurred, and we will increase or decrease our initial loss estimates as actual claims are reported and settled. Our ability to estimate loss and loss adjustment expenses accurately at the time of pricing our contracts will be a critical factor in determining our profitability.
Acquisition Costs
Acquisition costs will primarily consist of commissions, profit commissions, brokerage costs and excise taxes, as applicable, and can vary based on the nature of the business produced. Profit commissions are paid by assuming companies to ceding companies in the event of a favorable loss experience. Our reinsurance contracts may or may not include profit commission clauses, and the terms of any profit commissions will be specific to the individual contracts and will vary as a percentage of the contract results.

General and Administrative Expenses
General and administrative expenses will consist of salaries, benefits and incentive compensation associated with our employees (if any), directors fee, regulatory compliance expenses, insurance costs, professional fees, office and information technology costs and costs associated with being a public company including audit fee, SEC filings, stock exchange listing fee, etc. General and administrative expenses will also include the fee payable to 1347 Advisors pursuant to the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Net Investment Income
Investment income will primarily consist of interest income from our investing activities.
Results of Operations for the Period Ended August 15, 2017
We were formed on July 17, 2017. For the period from our inception through August 15, 2017, we had no revenue and incurred expenses related to this offering only, which have been capitalized as deferred offering costs pursuant to applicable accounting rules. All fees and expenses related to this offering have and will be paid by Kingsway, and we will reimburse Kingsway for such costs upon completion of this offering. Our operating expenses do not reflect the employment of any employees or the costs we will incur as a result of being a public company.
Liquidity and Capital Resources
We are relying on this offering in order to raise capital for our operations. We anticipate continuing to rely on future offerings of our common shares to raise additional equity capital; however, we cannot assure you that we will successfully raise additional capital.
Insurance Income Strategies is a holding company that has no substantial operations of its own and, accordingly, will rely primarily on cash dividends or distributions from its wholly owned operating subsidiary, IIS Re, to pay its operating expenses and dividends to shareholders. Furthermore, IIS Re is regulated by the BMA, and the ability of IIS Re to pay dividends to Insurance Income Strategies may be restricted under Bermuda law and regulations. IIS Re is expected to be registered as an SPI under the Insurance Act. See “Business—Bermuda Insurance Regulation—Regulatory Framework” for more information on regulatory restrictions applicable to IIS Re. While an SPI is subject to significantly less regulation as compared to other classes of reinsurance license, any change in future to the class of license of IIS Re will result in significantly more stringent regulations, including requirements for solvency margin, minimum capital and conditions for payment of dividends or return of capital. The inability of IIS Re to pay dividends or make distributions to Insurance Income Strategies, including as a result of regulatory or other restrictions, may prevent Insurance Income Strategies from paying its expenses or paying dividends to our shareholders. See “Business—Our Structure” for more information about our corporate structure. In addition, under the Companies Act, each of Insurance Income Strategies and IIS Re may only declare or pay a dividend if it has no reasonable grounds to believe that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregates of its liabilities and its paid up share capital and share premium accounts. See “Business—Certain Bermuda Law Considerations” for more information.
We intend to distribute dividends to our shareholders in accordance with our dividend policy as described in “Dividend Policy,” but any determination to pay dividends to our shareholders will be at the discretion of our board of directors and will depend on a variety of factors, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income), retained earnings and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
The primary sources of cash for our operating subsidiary IIS Re will be premium collections, investment income, recoveries from purchased reinsurance protections and sales and maturities of investments. The primary uses of cash for IIS Re will be posting cash collateral in connection with our collateralized reinsurance contracts, payments of loss and loss adjustment expenses, purchases of reinsurance protections, acquisition costs, general and administrative expenses (including fees payable to 1347 Advisors), investments, including short-term (cash equivalents) and fixed maturity investments, and dividends and distributions paid to Insurance Income Strategies.
All of the reinsurance contracts we intend on entering into will be fully collateralized by cash or cash equivalents. The collateral will be pledged to secure our obligations under the applicable collateralized reinsurance contract, and this collateral will not be available for any other purpose until the expiration of the applicable contract (or, in the event of a covered loss, the resolution of any claims under the applicable contract). The cash flow from the net premiums in respect of IIS Re’s collateralized reinsurance contracts will not be freely available to IIS Re until the expiration of the contract (or, in the event of a covered loss, the resolution of any claims under the applicable contract).
As of August 15, 2017, we had $112,500 of total assets, consisting solely of deferred offering costs that we have incurred pertaining to this offering and capitalized, offset by deferred offering costs payable. Kingsway has and will pay all of the fees and expenses related to the offering, and all such payments will be reimbursed by us to Kingsway upon completion of this offering.
With the proceeds of this offering, we expect to have sufficient cash to fund our operations for the next 12 months. We expect to deploy most of the proceeds of this offering to collateralize the Iris Re Agreement, but we will retain a portion of the proceeds that we expect will be sufficient to fund our ongoing operations for at least the 12 months following this offering. On a long-term basis we expect to fund our ongoing operations with returns from the reinsurance opportunities we enter into, including premium collections, investment income and sales and maturities of investments. We do not currently have any indebtedness or debt facilities, but we may enter into a short-term revolving credit facility in the future in order to meet our short-term liquidity needs. In addition, we may need to raise additional capital in the future, including through a long-term revolving credit facility, a term loan or the issuance of debt, equity or hybrid securities, in order to, among other things: write new business; enter into other reinsurance opportunities; cover or pay losses; manage our working capital requirements; purchase our common shares; respond to, or comply with, any changes in the capital requirements, if any, that the BMA or other regulatory bodies use to evaluate us; acquire new businesses; or invest in existing businesses. The issuance of any new debt, equity or hybrid financial instruments might contain terms and conditions that are unfavorable to our shareholders. Any new issuances of equity or hybrid securities could include the issuance of securities with rights, preferences and privileges that are senior or otherwise superior to those of our common shares and could be dilutive to our existing shareholders. Any new debt securities may contain terms that materially restrict our operations, including our ability to distribute cash to our shareholders. In addition, if we cannot obtain adequate capital on favorable terms, or at all, our business could be adversely affected.
We do not have any operations outside of Bermuda and we do not expect to repatriate any cash to any other jurisdiction.
As of August 15, 2017, we had no commitments for capital expenditures and do not expect any material capital expenditures during the next 12 months or for the foreseeable future.
Contractual Obligations and Commitments
From time to time, IIS Re may enter into certain contractual obligations and commitments arising in the normal course of business. At August 15, 2017, we had not entered into any contractual obligations or commitments other than customary agreements in connection with this offering.
Our contractual obligations and commitments at August 15, 2017, did not include our contractual obligations under the 1347 Agreement or the Iris Re Agreement, each of which we intend to enter into upon completion of this offering. See “Certain Relationships and Related Party Transactions” for more information about the 1347 Agreement and the Iris Re Agreement.
Off-Balance Sheet Arrangements
At August 15, 2017, we did not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk
We believe that our balance sheet will be principally exposed to catastrophe risk, interest rate risk, foreign currency risk and credit risk.
Catastrophe Risk
We expect to reinsure exposures to natural and man-made catastrophes throughout the world. We will manage our exposure to catastrophes using a combination of methods, including our underwriting judgment; relying on the cedent’s underwriting judgment and expertise; and third-party protection (if any), such as ceding risk under reinsurance contracts. Management’s multi-tiered risk management approach will focus on tracking exposed contract limits, estimating the potential impact of a single natural or man-made catastrophe event and simulating our yearly net operating result to reflect an aggregation of modeled underwriting, investment and other risks. Initially, we will be reliant on Iris Re to effectively underwrite and place hedging measures in their portfolio from which they cede business to IIS Re.
Interest Rate Risk
We may invest in fixed maturity investments, the fair value of which will fluctuate based upon changes in market interest rates. We will manage the interest rate risk associated with our fixed maturity investments by monitoring the average duration of the portfolio, which we believe will allow us to achieve an acceptable yield without subjecting the portfolio to an unreasonable level of interest rate risk.
Foreign Currency Risk
Our reporting currency is the U.S. dollar, but we may be required to collect certain reinsurance premiums and pay certain losses in foreign currencies. Accordingly, we may be exposed to fluctuations in the exchange rates of these foreign currencies.
We may manage any significant foreign currency risk associated with our non-U.S. dollar reinsurance balances by entering into foreign exchange derivative contracts. Foreign exchange derivative contracts are designed to protect reinsurance balances, as applicable, against movements in foreign exchange rates. These contracts do not eliminate fluctuations in the actual value of our assets and liabilities denominated in foreign currencies; rather, they provide an offsetting benefit or detriment against such exchange rate movements.
Credit Risk
We expect that our financial instruments, which may potentially subject us to concentrations of credit risk, will consist primarily of fixed maturity investments (including catastrophe bonds, if any), reinsurance premiums receivable and derivative instruments, if any.
We intend to maintain a high quality investment portfolio consisting of short-term (cash equivalents) and fixed maturity investments in order to minimize our exposure to the loss of principal resulting from issuer credit difficulties. We also intend to maintain our fixed maturity portfolio in such a manner that we will have no significant concentrations of credit risk from a single issue or issuer, other than concentrations in U.S. government and U.S. government-sponsored enterprises, in accordance with our underwriting guidelines.
We will remain liable for losses we incur to the extent that any third-party reinsurer is unable or unwilling to make timely payments to us under our reinsurance agreements. We will also remain liable in the event that IIS Re is unable to collect amounts due from its underlying third-party reinsurers. We will monitor the financial condition and ratings of our reinsurers, if any, on an ongoing basis.
We may also underwrite reinsurance business through independent brokers. Credit risk will exist to the extent that one or more of these brokers are unable to fulfill their contractual obligations to us. For example, in certain jurisdictions, when the ceding company pays premiums for these policies to brokers, these premiums are considered to have been paid and the ceding insurer is no longer liable to us for those amounts, whether or not we have actually received them from the broker.

Effects of Inflation
The pricing for our reinsurance products, our loss and loss adjustment expense reserve estimates and our investment returns could be significantly impacted by changing rates of inflation and other economic conditions.
Critical Accounting Policies and Estimates
The preparation of our financial statements in accordance with U.S. GAAP will require us to make estimates and assumptions that will affect the reported and disclosed amounts of our assets and liabilities as of the balance sheet dates and the reported amounts of our revenues and expenses during the reporting periods. We believe the items that will require the most subjective and complex estimates are (1) our loss and loss adjustment expense reserves (which we also refer to as “LAE reserves”), (2) our written and earned reinsurance premiums and (3) the implications of being an “emerging growth company” under the JOBS Act. Our accounting policies for these items will be of critical importance to our consolidated financial statements.
Loss and LAE Reserves
Our loss and LAE reserves will represent our best estimate of future amounts needed to pay our claims and related expenses (such as claim adjustment fees and litigation expenses) for insured losses that have occurred. The process of estimating these reserves will involve a considerable degree of judgment, and our estimates as of any given date will be inherently uncertain.
Estimating loss and LAE reserves will require us to make assumptions regarding reporting and development patterns, frequency and severity trends, claims settlement practices, potential changes in legal environments, inflation, loss amplification and other factors. These estimates and judgments will be based on numerous considerations and will be revised as (1) we receive changes in loss amounts reported by ceding companies, (2) we obtain additional information, experience or other data, (3) new or improved methodologies are developed or (4) laws change.
The timeliness of loss reporting can be affected by such factors as the nature of the event causing the loss, the location of the loss and where our exposure falls within the cedent’s overall reinsurance program. Our reserving process will be highly dependent on the loss information we receive from ceding companies. Furthermore, during the loss settlement period, which may last several months, additional facts regarding individual claims and trends often will become known, and case law may change, all of which can affect our ultimate expected losses.
Our loss and LAE reserves will be comprised of case reserves (which are based on claims that have been reported to us) and incurred but not reported (which we refer to as “IBNR”) reserves (which are based on losses that we believe to have occurred but for which claims have not yet been reported to us and which may include a provision for expected future development on our case reserves).
Our case reserve estimates will initially be determined on the basis of loss reports we will receive from our cedents. Our IBNR reserve estimates will be determined using various actuarial methods as well as a combination of historical insurance industry loss experience, estimates of pricing adequacy trends and our professional judgment. The process we will use to estimate our IBNR reserves will involve projecting our estimated ultimate loss and LAE reserves and then subtracting paid claims and case reserves as notified by the ceding company, to arrive at our IBNR reserves.
Most of our reinsurance contracts will be comprised of business that will have both a low frequency of claims occurrence and a high potential severity of loss, primarily from claims arising from natural and man-made catastrophes. Given the high-severity, low-frequency nature of these events, the losses typically generated therefrom do not lend themselves to traditional actuarial reserving methods, such as statistical calculations of a range of estimates surrounding the best point estimate of our loss and LAE reserves. Therefore, our reserving approach for these types of coverages will be to estimate the ultimate cost associated with a single loss event rather than to analyze the historical development patterns of past losses as a means of estimating ultimate losses for an entire accident year. We will estimate our reserves for these large events on a contract-by-contract basis by means of a review of policies with known or potential exposure to a particular loss event.

The two primary bases we will use for estimating the ultimate loss associated with a large event are (1) actual and precautionary claims advice received from the cedent and (2) the nature and extent of the impact the event is estimated to have on the industry as a whole. Immediately after a loss event, the estimated industry market loss will be the primary driver of our ultimate loss from such event. In order to estimate the nature and extent of the event, we will rely on output provided by commercially available catastrophe models, as well as any proprietary models utilized by our cedents. The exposure of each cedent potentially affected by the event will be analyzed on the basis of this output. As the amount of information received from cedents increases during the period following an event, so will our reliance on this information.
While the approach we will use in reserving for large events will be applied with consistency, at any point in time the specific reserving assumptions may vary among contracts. The assumptions for a specific contract may depend upon the class of business, historical reporting patterns of the cedent (if any), whether or not the cedent provides an IBNR estimate, how much of the loss has been paid, the number of underlying claims still open and other factors. For example, the expected loss development for a contract with 1% of its claims still open would likely be less than for a contract with 50% of its claims still open.
To the extent we rely on industry data to aid us in our reserve estimates, there will be a risk that the data may not match our risk profile or that the industry’s overall reserving practices differ from our own and those of our cedents. In addition, reserving may prove to be especially difficult should a significant loss take place near the end of a reporting period, particularly if the loss involves a catastrophic event. These factors will further contribute to the degree of uncertainty and complexity in our reserving process.
As a reinsurer, we will rely on loss information reported to brokers and our cedents by primary insurers who, in turn, must estimate their own losses at the policy level, often based on incomplete and changing information. The information we will receive will vary by cedent and may include paid losses, estimated case reserves and an estimated provision for IBNR reserves. Reserving practices and the quality of data reporting will vary among ceding companies, which will add further uncertainty to the estimation of our ultimate losses. The nature and extent of information we receive from ceding companies will also vary widely depending on the type of coverage, the contractual reporting terms (which are affected by market conditions and practices) and other factors. Due to the lack of standardization of the terms and conditions of reinsurance contracts, the wide variability of coverage provided to individual clients and the tendency of those coverages to change rapidly in response to market conditions, the ongoing economic impact of such uncertainties and inconsistencies cannot be reliably measured. Additional risks to us involved in the reporting of retrocessional contracts will include varying reserving methodologies used by the original cedents and an additional reporting lag due to the time required for the retrocedent to aggregate its assumed losses before reporting them to us. Additionally, the number of contractual intermediaries will normally be greater for retrocessional business than for insurance and reinsurance business, thereby further increasing the time lag and imprecision associated with loss reporting.
Since we will rely on ceding company estimates of case and IBNR reserves in the process of establishing our own loss and LAE reserves, we will maintain certain procedures designed to mitigate the risk that this information is incomplete or inaccurate. These procedures may include (1) comparisons of expected premiums to reported premiums, which will help us to identify delinquent client periodic reports, (2) ceding company audits to facilitate loss reporting and identify inaccurate or incomplete claim reporting and (3) underwriting reviews to ascertain that the losses ceded are covered as provided under the contract terms. We may also utilize catastrophe model outputs and industry market share information to evaluate the reasonableness of reported losses, which will also be compared to loss reports received from other cedents, as applicable. These procedures will be incorporated in our internal controls processes on an ongoing basis and will be regularly evaluated and amended as market conditions, risk factors, and unanticipated areas of exposure develop.
We do not expect to experience any significant claims processing backlogs, although such backlogs may occur following a major catastrophic event.

The uncertainties inherent in the reserving process, together with the potential for unforeseen developments, including changes in laws and the prevailing interpretation of policy terms, may result in our loss and LAE reserves being significantly greater or less than the loss and LAE reserves we initially established. Any adjustments to our loss and LAE reserves will be reflected in our financial results during the period in which they are determined.
U.S. GAAP will not permit us to record or carry contingency reserves for catastrophe losses that are expected to occur in the future. Therefore, during periods in which significant catastrophe loss events occur, our underwriting results are likely to be adverse and, during periods in which significant catastrophe loss events do not occur, our underwriting results are likely to be favorable.
Written and Earned Reinsurance Premiums
Reinsurance contracts can be written on a risks-attaching or losses-occurring basis. Under risks-attaching reinsurance contracts, all claims from cedents’ underlying policies incepting during the contract period are covered, even if they occur after the expiration date of the reinsurance contract. In contrast, losses-occurring reinsurance contracts cover all claims occurring during the period of the contract, regardless of the inception dates of the underlying policies. Any claims occurring after the expiration of the losses-occurring contract are not covered.
Premiums written will be recognized as revenues, net of any applicable underlying reinsurance coverage. For losses-occurring contracts, the earnings period will be the same as the reinsurance contract. For risks-attaching contracts, the earnings period will be based on the terms of the underlying insurance policies.
Reinsurance contracts are typically written prior to the time the underlying direct policies are written by cedents and accordingly they must estimate these premiums when purchasing reinsurance coverage. For the majority of excess-of-loss contracts, a deposit or minimum premium will be defined in the contract’s wording. The deposit or minimum premium will be based on the ceding company’s estimated premiums, and this estimate will be recorded as written premium in the period the underlying risks incept. This premium will often be adjustable at the end of the contract period to reflect the changes in underlying risks in force during the contract period. Subsequent adjustments, based on reports by the ceding companies of actual premium, will be recorded in the period they are determined, which is normally within six months to one year subsequent to the expiration of the policy.
For pro-rata contracts and excess-of-loss contracts where no deposit or minimum premium will be specified in the contract, written premium will be recognized based on estimates of ultimate premiums provided by ceding companies. Initial estimates of written premium will be recognized in the period in which the underlying risks incept. Subsequent adjustments, based on reports of actual premium by the ceding companies, or revisions in estimates, will be recorded in the period in which they are determined. Such adjustments are generally determined after the associated risk periods have expired, in which case the premium adjustments are fully earned when written. Unearned premiums represent the portion of premiums written that are applicable to future insurance or reinsurance coverage provided by policies or contracts in force.
Some of our reinsurance contracts may include contract terms that require an automatic reinstatement of coverage in the event of a loss. The associated reinstatement premium will normally be calculated on the basis of  (1) a fixed percentage (normally 100%) of the deposit or minimum premium and (2) the proportion of the original limit exhausted. In a year of large loss events, reinstatement premiums will be higher than in a year in which there are no such events. Reinstatement premiums will be fully earned or expensed as applicable when a triggering loss event occurs and losses are recorded. We will record reinstatement premiums on a basis consistent with our estimates of loss and loss adjustment expenses.
JOBS Act
In April 2012, the JOBS Act was signed into law in the United States. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” As an “emerging growth company,” we are electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” we choose to rely on such exemptions and reduced reporting requirements, we may not be required to, among other things, (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b), (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer’s compensation to median employee compensation. Following this offering, we will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.
Recent Accounting Pronouncements and Standards
There have been no recent accounting pronouncements and standards that are currently expected to have a material impact on the presentation of our operations or financial position.

OUR INDUSTRY
Property insurance companies write insurance policies in exchange for premiums paid by the policyholder. An insurance policy is a contract between the insurance company and the policyholder whereby the insurance company agrees to pay for losses suffered by the policyholder that are covered under that contract. Property insurance typically covers the financial consequences of accidental losses to the policyholder’s property due to natural and man-made catastrophes, subject to deductibles and other policy limitations (for example, a requirement related to the cause of the loss). Casualty insurance mainly protects a person or a business against legal liability for losses caused by injury to other people or the property of others. Many insurance policies (particularly, but not exclusively, those sold to individuals, such as automobile and homeowners’ insurance) will cover both property and casualty risks. However, given the difference in nature between property and casualty risks, the reinsurance markets for these types of risks tend to be separate. Our reinsurance activities will focus on property risks.
The Property Reinsurance Market
Property reinsurance companies assume, from both cedents and retrocedents, as well as other property insurance capital providers, such as government- or state-sponsored catastrophe funds, all or a portion of the property insurance or reinsurance risks that the ceding company has underwritten under one or more insurance or reinsurance policies. In return, the reinsurer receives a premium for the risks assumed from the ceding company. When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or retrocedent, as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Ceding companies and retrocedents can use reinsurance or retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.
The global property catastrophe reinsurance market was estimated to have approximately $354 billion in total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period) and to generate approximately $19.9 billion in total annualized premiums, in each case as of 2015.
The following illustrates the distribution of aggregate limits and associated premiums pertaining to global property catastrophe reinsurance market as of 2015.
The principal providers of retrocessional protection are other reinsurance companies, but alternative capital providers, such as hedge funds, insurance-linked security funds and side cars, may also provide retrocessional protection using a variety of financial or other instruments, such as ILWs and catastrophe bonds, as well as collateralized reinsurance. Alternative capital providers represent an increasingly significant portion of the property reinsurance market, as the property reinsurance market’s low correlation with other asset classes has increased the attractiveness of the class to institutional investors. As of 2015, non-traditional capacity accounted for approximately 19% of worldwide property catastrophe limits.
Property reinsurance products are often written in the form of treaty reinsurance contracts, which are contractual arrangements that provide for the automatic reinsurance of a type or category of risk underwritten. Treaty reinsurance premiums, which are typically due in installments, are a function of the number and type of contracts written, as well as prevailing market prices. The timing of premiums written varies by line of business. The majority of property catastrophe business is written at the January and June annual renewal periods, depending on the type and location of the risks covered.
Property catastrophe reinsurance contracts are typically “all risk” in nature, providing protection to the ceding company against losses from earthquakes and hurricanes, as well as other natural and man-made catastrophes such as floods, tornadoes, storms and fires, also known as perils. The predominant exposures covered by these contracts are losses stemming from property damage and business interruption resulting from a covered peril. Coverage can also vary from “all natural” perils, which is the most expansive form, to more limited types such as windstorm-only coverage. The coverage provided under excess-of-loss reinsurance contracts may be on a worldwide basis or may be limited in scope to specific regions or geographical areas.
Property catastrophe reinsurance contracts are typically written on an excess-of-loss basis, which provides coverage to the ceding company when aggregate claims and claim expenses from a single occurrence for a covered peril exceed an amount that is specified in a particular contract. Under these contracts, protection is provided to an insurer for a portion of the total losses in excess of a specified loss amount, up to a maximum amount per loss specified in the contract.
Reinsurance contracts do not discharge ceding companies from their obligations to policyholders. Ceding companies therefore generally require their reinsurers to have, and to maintain, either a strong financial strength rating or security, in the form of collateral, as assurance that their claims will be paid.
Excess-of-loss contracts are typically written on a losses-occurring basis, which means that they cover losses that occur during the contract term, regardless of when the underlying policies came into force. Premiums from excess-of-loss contracts are earned ratably over the contract term, which is ordinarily 12 months. Most of the excess-of-loss contracts provide for a reinstatement of coverage following a covered loss event in return for an additional premium.
Catastrophe retrocessional reinsurance is placed to afford additional capacity to the original reinsurer, or to contain or reduce the original reinsurer’s risk of loss. Facultative retrocessional reinsurance involves the offer of each risk the retrocedent wishes to reinsure in a single transaction. The retrocedent submits the risks as a package to the retrocessionaire, but the retrocessionaire may choose to accept all, some or none of the risks. Any risks the retrocessionaire accepts will generally be covered by a single facultative retrocessional contract with each risk priced separately. Blanket retrocessional reinsurance covers the original reinsurer’s entire net portfolio of reinsured business, and is normally structured on an excess-of-loss reinsurance basis, arranged separately by major line of reinsured business.
Insurers generally purchase multiple tranches of reinsurance protection above an initial retention elected by the insurer. The amount of reinsurance protection purchased by an insurer is typically determined by the insurer through both quantitative and qualitative methods. In the event of losses, the amount of loss that exceeds the amount of reinsurance protection purchased is retained by the insurer. As a program is constructed from the ground up, each tranche added generally has a lower probability of loss than the prior tranche and therefore is generally subject to a lower reinsurance premium charged for the reinsurance protection purchased. Insurer catastrophe programs are typically supported by multiple reinsurers per program.
Reinsurance brokers play an important role in the reinsurance market. Brokers are intermediaries that assist the ceding company in structuring a particular reinsurance program and in negotiating and placing risks with third-party reinsurers. In this capacity, the broker is selected and retained by the ceding company on a treaty-by-treaty basis, rather than by the reinsurer. Though brokers are not parties to reinsurance contracts, reinsurers generally receive premium payments from brokers rather than ceding companies, and reinsurers that do not provide collateralized reinsurance are frequently required to pay amounts owed on claims under their policies to brokers. These brokers, in turn, pay these amounts to the ceding companies that have reinsured a portion of their liabilities with reinsurers.
Insurance and reinsurance companies derive substantially all of their revenues from net earned premiums, net investment income and net gains and losses from investment securities. Premiums represent amounts received from policyholders and ceding companies, and net earned premiums represent the portion of net premiums (gross premiums less reinsurance purchased from third parties) which are recognized as revenue over the period of time that coverage is provided (e.g., ratably over the life of the policy). In insurance and reinsurance operations, “float” arises when premiums are received before losses and other expenses are paid, an interval that sometimes extends over many years. During that time, the insurer invests the premiums, earns investment income and may generate investment gains and losses. We do not currently expect to derive significant revenue from investing our available cash. Most of our capital will be held in restricted accounts as cash or cash equivalent collateral, and our capital that is not deployed will generally be held in the form of cash or cash equivalents until it is deployed. The length of time between receiving premiums and paying out claims, commonly referred to as the “tail,” can significantly affect how profitable float can be. Long-tail losses pay out over longer periods of time, providing the insurance or reinsurance company the opportunity to generate significant investment earnings from float. Short-tail losses pay out over shorter periods of time, providing the insurance or reinsurance company with a reduced opportunity to generate significant investment earnings from float, but increasing certainty regarding the timing and amount of realization of profit, making them more suitable for the alternative reinsurance market. Most of our business will involve short-tail losses from natural and man-made catastrophes.
Historically, the reinsurance market has experienced upward rate movements following global property catastrophe events. For example, according to the Guy Carpenter Catastrophe Index, following the losses sustained in 2005 following Hurricanes Katrina, Rita and Wilma, the ILS market approximately doubled and pricing increased by approximately 50%. As a result of this pricing dynamic, we believe that the aftermath of Hurricanes Harvey and Irma, which are estimated to result in approximately $100 billion of aggregate losses, presents a favorable pricing opportunity for us to enter the market and execute our strategy.

BUSINESS
Our Company
We are a newly incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market. We do not have any material operating history. Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of dividends, by underwriting a diversified portfolio of short-tail reinsurance contracts with what we believe to be attractive risk and return characteristics. We will seek to provide our shareholders with the opportunity to own an alternative asset class whose returns we believe have historically been largely uncorrelated to those of other asset classes such as global equities, bonds and hedge funds. Subject to the discretion of our board of directors, we currently intend to distribute a minimum of 85% of our Distributable Income to our common shareholders in the form of cash dividends starting at the end of the first quarter of 2019. We intend to pay regular quarterly dividend payments that will be supplemented by a special dividend to the extent necessary to meet our dividend payout target for each fiscal year.
Our operating subsidiary, IIS Re, will manage our underwriting decisions through its board of directors and our management team. We initially intend to deploy most of our capital to collateralize a quota share retrocessional agreement with Iris Re. Under such agreement, a portion of Iris Re’s portfolio will be retroceded to IIS Re on a quota share basis. In the future, IIS Re may enter into similar reinsurance contracts with other cedents. We will seek to manage our key quantifiable risks by coordinating with Iris Re’s and other cedents’ management and relying on their proprietary catastrophe pricing and risk management system and their underwriting judgment.
1347 Advisors will provide us certain brokerage and structuring services. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on behalf of the Company or in the name of the Company.
We were incorporated under the laws of Bermuda on July 17, 2017. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda. Because IIS Re is expected to be an SPI, pursuant to the Insurance Act, the conditions listed in its insurance license and the approvals issued to IIS Re by the BMA, the reinsurance contracts we write must be fully funded at 100% of the aggregate limit at the inception of each reinsurance contract, generally with cash or cash equivalents. We do not currently intend to obtain financial strength ratings, although we may do so in the future.
Our Competitive Strengths
Access to Leading Global Reinsurance Markets
We expect to benefit substantially from our management team’s and 1347 Advisors’ relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own ILS.
Differentiated Approach to Reinsurance Risk Selection
Our management team will perform our risk selection process, subject to the oversight of the board of directors of IIS Re, and will primarily target counterparties who can supply us with the full spectrum of information associated with each exposure. Our risk selection process will include using our management team’s specific knowledge of the cedent and underlying risks in their portfolios. Additionally, our management team will analyze the historical loss performance of the cedent, its market position, its management’s capabilities and claims mitigation history. Our management team will also seek to exploit pricing inefficiencies that may exist in the market from time to time.
Experienced Management Team
Our executive officers are responsible for the day-to-day operation of our business and have significant experience in the reinsurance industry, with unique experience in insurance-linked securities. Our Chief Executive Officer, Thomas C. Heise, has over 20 years of insurance and reinsurance industry experience, including co-founding the Bermuda Commodities Exchange, which was an industry led, fully collateralized market for insurance risk, which funded and helped create the Guy Carpenter Catastrophe Index.

We also have an experienced board of directors, which includes industry professionals who have significant years of insurance and reinsurance experience.
Our Strategy
Through our wholly owned subsidiary, IIS Re, we initially intend to enter into fully funded retrocessional quota share contracts that are allowed pursuant to IIS Re’s registration as an SPI. Our long-term business strategy is to build a diversified portfolio of reinsurance risks that will generate stable underwriting profits, with returns commensurate with the amount of risk assumed. We will implement our strategy through our subsidiary IIS Re. IIS Re will enter into collateralized reinsurance contracts.
We will aim to maintain a balanced portfolio of predominantly, but not exclusively, natural and man-made catastrophe risks, diversified by peril, geography and attachment point. Our management team has access to and intends to select on our behalf risks primarily from the global property catastrophe reinsurance market, which is estimated to be a $354 billion market based on total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period). Our long-term strategy is to build a flexible and diversified portfolio of reinsurance risk exposures by pursuing a broad range of reinsurance instruments. We believe that allocation to traditional reinsurance contracts, either fronted or collateralized by assets or letter of credit, ILWs, and other insurance-linked instruments, if any, will enhance our overall risk diversification and may offer attractive relative value at different points in time, depending on market conditions. Initially, through IIS Re, we intend to enter into fully funded retrocessional quota share contracts pursuant to IIS Re’s SPI registration, and other forms of reinsurance business may require IIS Re to seek a higher class of registration, such as a Class 3A license, and amendment to our business plan approved by the BMA. We initially intend to deploy most of our capital to collateralize the Iris Re Agreement. Our management team will use sophisticated risk management techniques to monitor correlation risk, and will seek to enhance our underwriting returns through careful risk selection using advanced capital allocation methodologies. Initially, we will be reliant on Iris Re to effectively underwrite and place hedging measures in their portfolio from which they cede business to IIS Re pursuant to the Iris Re Agreement. We will also actively seek to write more business in classes that we consider to be favorably priced based on the risk-adjusted return potential and to avoid those classes that we consider to be comparatively unfavorably priced, such as those suffering from intense price competition or poor fundamentals. We believe a balanced portfolio of risks reduces the volatility of returns and optimizes value for our shareholders. From time to time, however, we may choose to be overweight in certain classes, products or geographies based on market opportunities.
Quota Share Retrocessional Agreements with Third-Party Reinsurers
IIS Re may enter into contractual arrangements such as quota share retrocessional agreements with sophisticated reinsurance or insurance companies that satisfy our management team’s credit review and are rated A- or better by AM Best. Initially, we intend to deploy most of our capital to collateralize the Iris Re Agreement, which is a quota share retrocessional agreement. These agreements will provide IIS Re with access to a diversified portfolio of risks on a proportional basis, which would otherwise not likely be available to it through the collateralized markets, although IIS Re, as an expected SPI would still be required to provide collateral to the reinsurer entering into the quota share agreement. In addition, such quota share agreements will allow us to quickly deploy our capital following the completion of this offering or at other times in the future. The quota share agreements enable IIS Re to participate in an agreed percentage of the risks and premiums of certain reinsurance contracts up to a certain amount on a proportional basis. In exchange, the ceding reinsurer charges IIS Re a commission override, which may be a percentage of the premiums on these contracts or a percentage of aggregate limits insured under the quota share contracts, to compensate it for sourcing the business and retaining the tail risk of these reinsurance contracts. Depending on the terms of individual contracts, the ceding reinsurer may also be reimbursed for acquisition costs, including brokerage and federal excise taxes, and may receive a profit commission in the event of favorable loss experience. These arrangements will be negotiated on a case-by-case basis, allowing IIS Re to partake either in a portion of another third-party reinsurer’s portfolio or only in certain classes of reinsurance, as determined by our management team, subject to our underwriting guidelines and the oversight of our board of directors.

We expect to enter into a quota share retrocessional agreement with Iris Re at or shortly after completion of this offering and the registration of IIS Re as an SPI, whichever is the latter. We expect to utilize most of our available capital, after providing for offering expenses and other working capital requirements, towards required collateral for the Iris Re Agreement. Iris Re is a Class 3 Bermuda reinsurer. Iris Re is not affiliated with the Company or 1347 Advisors. Pursuant to the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS Re on a quota share basis for which IIS Re will pay Iris Re an upfront commission as percentage of the aggregate limit reinsured. The percentage of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re ceded to IIS Re under this arrangement will depend upon the amount of capital raised in our offering and the available capital for use as collateral towards the Iris Re Agreement.
We may also generate business by pursuing the following strategies, which may require us to seek the approval of the BMA for an upper tier license, such as Class 3A, of registration and amendment to our business plan.
Third-Party Reinsurance, Direct with Cedent or Through a Fronting Arrangement
Through IIS Re, we may provide reinsurance to third-party insurance and reinsurance companies through reinsurance contracts, either directly with the cedent or possibly on a fronted basis. IIS Re’s exposure under these reinsurance contracts will be calculated on an ultimate net loss basis, ultimate net loss meaning the actual loss or losses paid out by the retrocedent and for which the retrocedent has become liable in respect of insurance policies entered into by the cedent as an insurer or reinsurer. Generally, cedents decide to cede business to a reinsurer based on the strength of a reinsurer’s rating or, if it is unrated, on the demonstrated ability of a reinsurer to cover claims. As an expected SPI with no current intention to obtain a rating, IIS Re will fully fund its obligations under its reinsurance contracts. The collateral will be held for the term of the related contract (or, in the event of a covered loss, the resolution of any claims under the contract) or will be provided by a secured letter of credit facility.
As an alternative to the collateralized markets, we may provide reinsurance through fronting arrangements with well capitalized third-party rated reinsurers (having a rating of A- or better by AM Best) that satisfy our management team’s credit review. The reason for these fronting arrangements is that, just as some counterparties may prefer fully funded reinsurance, other counterparties may prefer to enter into reinsurance contracts with a rated reinsurer. Alternatively, there may be situations in which the structure of the reinsurance contract would otherwise render direct collateralization uneconomic (for example, if the contract provided for reinstateable limits, which are described below). By entering into a fronting arrangement, we will be able to participate in reinsurance opportunities that would not otherwise be available to us, although IIS Re, as an expected SPI, would still be required to fully fund its obligations by providing collateral to the fronting insurer.
Under typical fronting agreements, all the reinsurance risks will be retroceded to IIS Re, with the contractual limit less the premium receivable plus origination fees collateralized by IIS Re. A fronting fee, which is a percentage of net premiums written, will be deducted from premiums paid to IIS Re.
Other fronting agreements may include an agreement that the fronting reinsurer retains the second or reinstated limit. Reinsurance contracts that are written on a reinstateable basis may not be economic for IIS Re to write efficiently, because both limits would be required to be fully funded at inception. Traditional reinsurance contracts often provide for reinstatement of the policy limit to its original amount once a covered loss has occurred. Reinstatement generally occurs under two circumstances: (1) automatically and with no additional premium other than the original premium or (2) automatically with an additional premium that is agreed upon when the policy is written. IIS Re may enter into some arrangements whereby any reinstatement premium paid is apportioned on a pre-agreed basis between IIS Re and the fronting reinsurer. This arrangement, if entered into, would give IIS Re access to the reinstatement reinsurance market, a significant portion of the reinsurance market to which it would otherwise have limited access.

Industry Loss Warranties
We may buy and sell ILWs as a way to access certain risks. An industry loss warranty is a financial instrument designed to protect insurers or reinsurers from severe losses due to natural and man-made catastrophes and can take the form of either an insurance contract or a swap using the International Swaps Dealers Association master agreement. Under both forms, a premium is paid at the inception of the contract and, in return, a payout is made if a catastrophic event causes losses to the insurance industry in excess of a predetermined trigger amount. ILWs in the insurance contract form (also referred to as the “indemnity form”) are typically dual-trigger instruments and, in addition to requiring a loss to the industry, typically require that the buyer of the protection actually suffer a loss from the triggering event. IIS Re may buy and sell ILWs in both the reinsurance contract form and the International Swaps Dealers Association master agreement form.
Catastrophe Bonds
IIS Re may purchase catastrophe bonds to access certain risks. A catastrophe bond provides reinsurance protection in the case of a catastrophic event. The issuer pays the bondholder interest and repays the principal at maturity, but if a specified trigger condition, such as indemnity, industry or parametric index or modeled loss, are met, then the issuer will no longer be required to pay interest or repay some or all of the principal.
Other
While our initial focus will be on providing reinsurance against natural property catastrophe risks, our strategy may evolve to the extent that man-made or other non-property catastrophe reinsurance risks (e.g. terrorism reinsurance, workers compensation catastrophe reinsurance) offer more attractive expected risk-adjusted returns or diversification benefits. IIS Re’s portfolio may include over-the-counter or exchange-traded futures or options listed on catastrophe indexes, such as catastrophe or weather derivatives.
Financing, Hedging and Other Investment Activities
We may borrow in order to, among other things: write new business; enter into other reinsurance opportunities; manage our working capital requirements; purchase our common shares; respond to, or comply with, any changes in the capital requirements, if any, that the BMA or other regulatory bodies use to evaluate us; acquire new businesses; or invest in existing businesses.
We may, from time to time, for the purposes of portfolio optimization or to hedge certain risks in the portfolio, enter into a retrocessional contract, invest in an insurance-linked security, enter into a derivative contract or issue a catastrophe bond. At all times any hedging contracts or investments will be governed by our underwriting guidelines and will be approved by our board of directors.
Our Underwriting Guidelines
Our management team has broad discretion, subject to our underwriting guidelines approved by our board of directors and the oversight of our board of directors and the board of directors of our subsidiary, to execute our underwriting strategy.
Our underwriting guidelines apply in respect of any new underwriting decision at the time of such decision, using the information available to our management team at that time. This will include information on the existing portfolio contract limits and modeled loss exposures by zone, as well as estimations of the potential impact on the portfolio limits and modeled loss exposures from unquantified external factors. These factors include industry loss events that have the potential to cause loss to our portfolio and changes in methodology for calculating modeled losses.
Our underwriting guidelines are summarized below, but our board of directors may change our underwriting guidelines or our strategy at any time without a vote or approval of our shareholders.

Class of Reinsurance
Our underwriting guidelines do not currently establish any maximum and minimum thresholds for the amount of each class of reinsurance. We initially expect to deploy a significant percentage of our portfolio in quota share retrocessional agreement with Iris Re that has underlying exposure primarily to ILWs. We will only seek to enter into fully funded quota share retrocessional contracts.
Geographic Diversity
We intend to pursue a geographically diversified reinsurance strategy with an emphasis on the 20 zones set out below.
North America	Europe	Rest of World
• USA, Northeast • USA, Mid-Atlantic • USA, Gulf • USA, New Madrid • USA, Midwest • USA, California • USA, Hawaii • Canada, Eastern • Canada, Western	• Western Central Europe (France, Germany, Switzerland and Austria) • Eastern Europe • Southern Europe • Northern Europe, Benelux and Scandinavia • UK and Ireland	• Australia • New Zealand • Japan • South America • Middle East
Examples of individual zones include: USA Florida Windstorm 1st event, USA Florida Windstorm South America and Ireland Windstorm 1st event, UK and Ireland Windstorm 2nd event, USA California Earthquake 1st event, Japan Earthquake 1st event and USA Midwest Aggregate.
IIS Re may purchase retrocessional protection to mitigate the impact of large catastrophe events on the portfolio or to optimize the expected return of the portfolio.
IIS Re may undertake currency hedging to hedge exposure to non-U.S. dollar currencies, if any.
Our Reinsurance Risk Selection and Underwriting Process
Our management team, subject to the oversight of our board of directors, will employ selective underwriting criteria in the contracts it chooses to underwrite and will spend a significant amount of time with our cedents and brokers to understand the risks and appropriately structure the contracts.
As part of our pricing and underwriting process, the Company will assess, among other factors:
•
the cedent’s and industry historical loss data and current market conditions;

•
the business purpose served by a proposed contract;

•
the cedent’s pricing and underwriting strategies;

•
the cedent’s claims management and mitigation practices,

•
the expected duration for claims to fully develop;

•
the geographic areas in which the cedent is doing business and its market share;

•
the reputation and financial strength of the cedent;

•
the reputation and expertise of the broker;

•
proposed contract terms and conditions; and

•
reports provided by independent industry specialists.

We initially intend to deploy most of our capital to collateralize a quota share retrocessional agreement with Iris Re whereby a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS Re on a quota share basis. Hence, we will initially be reliant upon Iris Re to effectively underwrite and place hedging measures in their portfolio from which they cede business to IIS Re.
Our Structure
We will conduct our business through our wholly owned subsidiary, IIS Re, which we expect to be registered as SPI. Because IIS Re Ltd is expected to be an SPI, pursuant to the Insurance Act, the conditions listed in its insurance license and the approvals issued to IIS Re by the BMA, the reinsurance contracts we write must be fully funded at 100% of the aggregate limit at the inception of each reinsurance contract, generally with cash or cash equivalents. As an SPI, IIS Re will be subject to less stringent regulatory oversight than commercial reinsurers registered under the Insurance Act. IIS Re is not a rated entity, and we do not currently intend to obtain financial strength ratings for IIS Re from any rating agencies. In the future, we may choose not to write reinsurance solely on a fully funded basis, in which case we will make the relevant applications to the BMA either to (1) change our business plan which will have been submitted for review and approval by the BMA prior to the effectiveness of the registration statement of which this prospectus forms a part, (2) register IIS Re as another class of reinsurer (if necessary) or (3) remove any waivers that have been granted on the basis of writing fully funded reinsurance contacts, and we may obtain financial strength ratings for IIS Re in the future.
The following chart summarizes our corporate structure following the completion of this offering:
Our Relationship with 1347 Advisors
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on our capital structure and corporate development opportunities and support for compliance with SEC filing requirements as a public company. We believe 1347 Advisors has the expertise and infrastructure to support our corporate development initiatives. The principals of 1347 Advisors have significant insurance industry experience, and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities.
There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties. In particular, because 1347 Advisors receives a brokerage commission tied to our gross premiums, as discussed below, certain of our officers and directors may be incentivized to prioritize closing a transaction to accelerate premium growth instead of performing adequate due diligence and managing risk exposure. In addition, Mr. Swets and Mr. Baqar, who are employed by Kingsway, have other duties and obligations and may not have sufficient time to devote to 1347 Advisors and the provision of services to us under the 1347 Agreement.
Under the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled to reimbursement of certain expenses. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our U.S. GAAP shareholder’s equity, calculated as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with their terms. During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.
In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Competition
We will compete with a variety of operators, including (1) major global reinsurance companies, many of which have extensive experience in reinsurance and have greater financial, marketing and management resources than we do, (2) other Bermuda-based reinsurers that write reinsurance and that target the same markets and utilize similar business strategies as we do, many of which currently have more capital than we do, and (3) capital markets participants such as investment banks and investment funds that access business in securitized form, including through the issuance of insurance-linked securities, or through special purpose vehicles, derivative transactions or other instruments.
Competition in the insurance and reinsurance industry has increased in recent years as industry participants seek to enhance their product and geographic reach, client base, operating efficiency and general market share through (1) organic growth, (2) mergers and acquisitions, (3) reorganization activities and (4) the establishment of public and private insurance and reinsurance funds and other third-party capital structures.
Competition in the types of business that we underwrite is based on many factors, including global capacity, product breadth, reputation and experience with respect to particular lines of business, relationships with reinsurance intermediaries, quality of service, capital and perceived financial strength, innovation, terms and conditions offered and price.

We consider our primary competitors to include: Aeolus Capital Management, Blue Capital Reinsurance Holdings Ltd., CatCo, Credit Suisse Asset Management, Leadenhall Capital, Lloyd’s of London, Nephila Capital Ltd., Pillar Capital, Securis Investment Partners LLC, Elementum Advisors LLC, RenaissanceRe Holdings Ltd., Validus Holdings Ltd, Pioneer Investments, Stone Ridge Asset Management and New Ocean Capital Management and side cars and other vehicles managed or sponsored by any of these competitors. Many of our competitors are private companies, and therefore the results of these competitors are not readily available.
Properties
As of the date of this prospectus, we do not own or lease any properties.
Employees
As of the date of this prospectus, we have two (2) employees:
Name	Position
Thomas C. Heise	Chief Executive Officer
Hassan Baqar	Interim Chief Financial Officer
We intend to hire additional employees in Bermuda around the time of this offering to support our underwriting and modeling requirements.
Bermuda Insurance Regulation
The Insurance Act provides that no person may carry on insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the BMA. The BMA, in deciding whether to grant registration, has broad discretion to act as it thinks fit in the public interest. The BMA is required by the Insurance Act to determine whether the minimum criteria are fulfilled with respect to the body corporate, and whether it has, or has available to it, adequate premises intended to be used for the conduct of the business and adequate knowledge and expertise. In the case of an insurer seeking registration as an SPI, the BMA shall in addition have regard to whether the insurer is solely insuring or reinsuring one or more risks or group of risks with one or more policyholders, and to the sophistication of the policyholders or the sophistication of the parties to a debt issuance or other funding mechanism. The BMA may not register an insurer unless satisfied that it meets the minimum margin of solvency. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the BMA may impose at any time. The Insurance Act also grants to the BMA powers to supervise, investigate and intervene in the affairs of insurance companies. An Insurance Advisory Committee appointed by the Bermuda Minister of Finance advises the BMA on matters connected with the discharge of the BMA’s functions, and subcommittees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures. The Insurance Act and rules and regulations made by the BMA using powers derived from the Insurance Act impose solvency and liquidity standards and auditing and reporting requirements on Bermuda insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.
Classification of Insurers.   The Insurance Act distinguishes between insurers carrying on long-term business, insurers carrying on general business (“general business” being everything except for life, annuity, special purpose business and certain types of accident and health insurance) and insurers carrying on special purpose business. Special purpose business includes insurance business under which an insurer fully funds its liabilities to its insureds through the proceeds of an equity or debt issuance, cash, time deposits or other financing mechanism.
There are six classifications of insurers carrying on general business, ranging from Class 1 insurers (pure captives) to Class 4 insurers (very large commercial underwriters). There is only one classification of special purpose insurer. An SPI may only enter into contracts, or otherwise assume obligations, that are solely necessary for it to give effect to the special purpose for which it has been established. An SPI must ensure that, to the extent that more than one insurance or reinsurance contract is in place within the SPI, each of the insurance or reinsurance contracts is structured so that the SPI is fully funded for each contract.

An SPI is subject to a more streamlined application and ongoing supervisory process by the BMA than other licensed insurers in Bermuda because it is fully funded to meet its insurance or reinsurance obligations, and, therefore, is “bankruptcy remote.” IIS Re is expected to be registered as an SPI.
In 2009, having recognized the sophistication of the ILS market, the BMA introduced amendments to the Insurance Act to create a new class of Special Purpose Insurer, specifically to write sophisticated, fully-funded insurance and reinsurance transactions. In recognition of the inherently lower regulatory risk profile of such insurers and reinsurers, SPIs enjoy a lighter, more efficient regulatory regime, including minimum solvency and paid up capital requirements of just $1, no return of capital restrictions, the ability to waive the requirement for an audit, no investment restrictions, and low licensing fees. Provided that the risk is fully funded and the parties involved, including investors, are sufficiently sophisticated, any risk may be written, and the BMA has broad discretion to determine whether or not those two key characteristics are met.
In order to be deemed to be writing special purpose business, and therefore to be registered as an SPI, the applicant is required to evidence two key criteria, namely that:
(i)
the business it intends to write will be fully-funded; and

(ii)
the parties to the proposed transaction, including the parties to the funding mechanism by which the SPI’s obligations are fully funded, are sufficiently sophisticated.

Under the Insurance Act, special purpose business may be fully-funded by any financing mechanism approved by the BMA. This might be in the form of cash collateral or subordinated debt, but can also be achieved by any number of other financing mechanisms, including contingent assets such as letters of credit, reinsurance, derivatives, etc. In many cases, the transaction documents will contain “limited recourse” provisions, such that it is made expressly clear that the liability of the SPI will be limited to the value of the assets (actual or contingent) held as collateral from time to time. However, this is not a requirement, and collateral “top-up” mechanisms may be permitted in certain circumstances. Generally speaking, the nature of the assets being used to collateralize the liabilities of the SPI can take whatever form the parties may agree, provided that the details are adequately disclosed both prior to and during the life of the transaction in question. Likewise, there is no restriction on the nature of investments that an SPI may make, provided adequate disclosure of such investments is made to participants.
In order to be satisfied that the SPI’s lighter regulatory regime is appropriate to a particular transaction, the BMA must first be satisfied that the participants in the transaction, including parties to the funding mechanism by which the SPI’s obligations are fully funded, are sufficiently sophisticated to be able to appreciate the nature of the risks involved. If they are able to evidence that sophistication (and that the liabilities will be fully-funded), the company will be able to avail itself of the SPI regulation.
Principal Representative and Principal Office.   An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purposes of the Insurance Act, the principal office of IIS Re is located at Canon’s Court, 22 Victoria Street Hamilton, HM12 Bermuda. Marsh Management Services (Bermuda) Ltd has been appointed to serve as principal representative.
Without a reason acceptable to the BMA, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days’ notice in writing to the BMA is given of the intention to do so. It is the duty of the principal representative to immediately provide a verbal notification, and thereafter make a written report to the BMA, where the principal representative believes there is a likelihood of the insurer (for which the principal representative acts) becoming insolvent or that a reportable “event” has, to the principal representative’s knowledge, occurred or believed to have occurred. Examples of such a reportable “event” include failure by the insurer to comply substantially with a condition imposed upon the insurer by the BMA relating to a solvency margin or liquidity or other ratio. The written report must set out all the particulars of the case that are available to the principal representative and must be submitted within 14 days of the principal representative’s prior notification to the BMA.
Loss Reserve Specialist.   As an SPI, IIS Re will not be required to appoint an individual as a loss reserve specialist to render an opinion. But if IIS Re were to apply for an upper tier license, such as Class

3A, then it will be required to appoint an individual approved by the BMA to be its loss reserve specialist who is qualified as a loss reserve specialist to provide an opinion in accordance with the requirements of Schedule XIV (“Statutory Economic Balance Sheet”) of the Insurance (Prudential Standards) (Class 3A Solvency Requirement) Rules 2011, as amended (“Class 3A Rules”), and submit annually an opinion of its approved loss reserve specialist with its capital and solvency return which takes into account the insurer’s technical provisions calculated in accordance with Line 19 of Schedule XIV (“Statutory Economic Balance Sheet”) and Schedule XV of the Class 3A Rules. However, an insurer may file an application under the Insurance Act to waive the aforementioned requirements.
Cancellation of Insurer’s Registration.   The BMA could cancel IIS Re’s registration under the Insurance Act in certain circumstances, including circumstances in which: (1) it is shown that false, misleading or inaccurate information has been supplied to the BMA by IIS Re or on its behalf for the purposes of any provision of the Insurance Act; (2) two years have elapsed since the registration of IIS Re under the Insurance Act and IIS Re has not commenced to carry on business; (3) IIS Re has ceased to carry on business; (4) IIS Re has persistently failed to pay fees due under the Insurance Act; (5) IIS Re has not complied with a condition attached to its registration or with a requirement made of it under the Insurance Act or under rules or regulations made by the BMA pursuant to powers derived from the Insurance Act; (6) IIS Re is convicted of an offense against a provision of the Insurance Act or of regulations made by the BMA pursuant to powers derived from the Insurance Act; (7) IIS Re is, in the opinion of the BMA, found not to have been carrying on business in accordance with sound insurance principles; or (8) any of the minimum criteria for registration under the Insurance Act is not or has not been fulfilled, or may not be or may not have been fulfilled. If the BMA were to cancel IIS Re’s registration, we could lose our exemption under the Investment Company Act.
Annual Statutory Financial Statements and Return; Independent Approved Auditor.   The Insurance Act generally requires all insurers to (1) prepare annual statutory financial statements and annual statutory financial returns and (2) appoint an independent auditor who will annually audit and report on the statutory financial statements and returns of the insurer. The statutory financial statements are distinct from the financial statements prepared for presentation to the insurer’s shareholders under the Companies Act, which may be prepared in accordance with U.S. GAAP or other generally accepted accounting principles. An insurer is required to submit the annual statutory financial statements as part of the annual statutory financial return. The statutory financial statements and the statutory financial return do not form part of the public records maintained by the BMA or the Bermuda Registrar of Companies.
The independent auditor of the insurer must be approved by the BMA and may be the same person or firm that audits the insurer’s financial statements and reports for presentation to its shareholders. The auditor must be approved by the BMA as the independent auditor of the insurer. If the insurer fails to appoint an approved auditor or at any time fails to fill a vacancy for such auditor, the BMA may appoint an approved auditor for the insurer and shall fix the remuneration to be paid to the approved auditor within 14 days, if not agreed sooner by the insurer and the auditor. IIS Re’s independent auditor is BDO USA, LLP, which will conduct the audit through its correspondent firm in Bermuda.
An insurer may, however, file an application under the Insurance Act to have the requirement of filing annual audited statutory financial statements with the BMA waived. IIS Re intends to apply for such a waiver and file unaudited U.S. GAAP financials in lieu thereof.
Minimum Liquidity Ratio.   As an SPI, IIS Re will not be subject to liquidity ratio or any investment restrictions. But IIS Re would be subject to restrictions under the Insurance Act if it were to transition to different class of license. For example, an insurer engaged in general business is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable, reinsurance balances receivable and funds held by ceding reinsurers.
In future, if IIS Re were to be subject to such restrictions, there are certain categories of assets which, unless specifically permitted by the BMA, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans. As an expected SPI, IIS Re will not be currently subject to such restrictions.

The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined) and letters of credit and guarantees.
Minimum Solvency Margin.   The Insurance Act provides that an insurer conducting special purpose business is required to maintain a minimum solvency margin by which the value of the special purpose business assets must exceed its special purpose business liabilities by at least $1.
If we were to apply for a different class of license in future, such as Class 3A, IIS Re would be subject to increased requirements for minimum solvency margin. The minimum solvency margin that must be maintained by a Class 3A insurer with respect to its general business, being the minimum margin by which the value of its general business assets must exceed its general business liabilities, is the greater of (1) $1,000,000, or (2) either (a) 20% of net premium written where net premiums written do not exceed $6,000,000, or (b) where net premiums written do exceed $6,000,000, $1,200,000 plus 15% of net premiums written which exceed $6,000,000, or (3) 15% of net undiscounted aggregate loss and loss expense provisions and other insurance reserves or (4) 25% of its enhanced capital requirement (as described below) as reported at the end of the relevant year. A Class 3A insurer may, however, file an application under the Insurance Act to waive the aforementioned requirements.
Enhanced Capital Requirements; Bermuda Solvency Capital Requirements; Eligible Capital Requirements.   If IIS Re were to apply for Class 3A license in future, it would be required to maintain available statutory capital and surplus at a level equal to or in excess of its enhanced capital requirement which is established by reference to either the Bermuda Solvency Capital Requirement or an approved internal capital model. Furthermore, to enable the BMA to better assess the quality of the insurer’s capital resources, applicable insurers are required to disclose the makeup of its capital in accordance with the “3-tiered capital system.” In order to minimize the risk of a shortfall in capital arising from an unexpected adverse deviation, the BMA expects that such insurers operate at or above a threshold capital level, which exceeds a Class 3A insurer’s enhanced capital requirement (“ECR”).
Under this system, all of the insurer’s capital instruments will be classified as either basic or ancillary capital which in turn will be classified into one of three tiers based on their “loss absorbency” characteristics. Highest quality capital will be classified as Tier 1 Capital, lesser quality capital will be classified as either Tier 2 Capital or Tier 3 Capital. Under this regime, up to certain specified percentages of Tier 1, Tier 2 and Tier 3 Capital may be used to support the insurer’s minimum solvency margin, ECR and target capital level.
The characteristics of the capital instruments that must be satisfied to qualify as Tier 1, Tier 2 and Tier 3 Capital are set out in the Insurance (Eligible Capital) Rules 2012, as amended. Under these rules, Tier 1, Tier 2 and Tier 3 Capital may, until January 1, 2024, include capital instruments that do not satisfy the requirement that the instrument be non-redeemable or settled only with the issuance of an instrument of equal or higher quality upon a breach, or if it would cause a breach, in the ECR.
While the BMA has previously approved the use of certain instruments for capital purposes, the BMA’s consent will need to be obtained if such instruments are to remain eligible for use in satisfying the minimum solvency margin and the ECR.
While not specifically referred to in the Insurance Act, the BMA has also established a target capital level (“TCL”) equal to 120% of its ECR. While a Class 3A insurer is not currently required to maintain its statutory capital and surplus at this level, the TCL serves as an early warning tool for the BMA and failure to maintain statutory capital at least equal to the TCL will likely result in increased regulatory oversight.
Any applicable Class 3A insurer which at any time fails to meet the minimum solvency margin requirements must, upon becoming aware of such failure, immediately notify the BMA and, within 14 days thereafter, file a written report with the BMA describing the circumstances that gave rise to the failure and setting out its plan detailing specific actions to be taken and the expected time frame in which the company intends to rectify the failure.
Any applicable Class 3A insurer which at any time fails to meet the ECR applicable to it will upon becoming aware of that failure, or of having reason to believe that such a failure has occurred, immediately notify the BMA in writing and, within 14 days of such notification, file with the BMA a written report containing particulars of the circumstances leading to the failure; and a plan detailing the manner, specific actions to be taken and time within which the insurer intends to rectify the failure and within 45 days of becoming aware of that failure, or of having reason to believe that such a failure has occurred, furnish the BMA with: (1) unaudited statutory economic balance sheets (“EBS”) and unaudited interim statutory financial statements covering such period as the BMA may require; (2) the opinion of a loss reserve specialist where applicable; (3) a general business solvency certificate in respect of the financial statements and unaudited statutory EBS prepared in accordance with U.S. GAAP, where applicable; and (4) a capital and solvency return reflecting an ECR prepared using post-failure data, where applicable.
A Class 3A insurer may, however, file an application under the Insurance Act to waive the aforementioned requirements. As an SPI, IIS Re is not currently subject to the enhanced capital requirement.
Restrictions on Dividends and Distributions.   As an expected SPI, IIS Re will not be subject to any dividend or distribution restrictions imposed by the Insurance Act, beyond the requirements that that it meets its minimum margin of solvency (which is BMD$1) and the declaration or payment of the dividend would not cause it to fail to meet its minimum margin of solvency or if it has failed to meet its minimum solvency margin on the last day of any financial year, an insurer will also be prohibited, without the approval of the BMA, from declaring or paying any dividends during the next financial year. However if IIS Re were to become a Class 3A insurer, it would also be prohibited from declaring or paying any dividends during any financial year if it is in breach of its enhanced capital requirement or minimum liquidity ratio or if the declaration or payment of such dividends would cause such a breach. Furthermore, under the Insurance Act, should IIS Re become a Class 3A insurer, it shall not in any financial year pay dividends which would exceed 25% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year, unless at least 7 days before payment of those dividends it files will the BMA an affidavit signed by at least two directors; and by the insurer’s principal representative in Bermuda, which states that in the opinion of those signing, declaration of those dividends has not caused the insurer to fail to meet its relevant margins.
Further, under the Companies Act, IIS Re may only declare or pay a dividend if IIS Re has no reasonable grounds for believing that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregate of its liabilities and its paid up share capital and share premium accounts.
Reduction of Capital or Surplus.   Should IIS Re become a Class 3A insurer, the Insurance Act would prohibit it from reducing by 15% or more its total statutory capital, as set out in its previous year’s financial statements, unless it has received the prior approval of the BMA and any application for such approval must include an affidavit stating that it will continue to meet the required margins. Such affidavit must be signed by at least two directors (one of whom must be a Bermuda resident director if any of insurer’s directors are resident in Bermuda) and shall be available for public inspection at the offices of the BMA. Total statutory capital consists of the insurer’s paid in share capital, its contributed surplus (sometimes called additional paid in capital) and any other fixed capital designated by the BMA as statutory capital (such as letters of credit).
Supervision, Investigation and Intervention.   The BMA may direct an insurer or designated insurer to produce documents or information reasonably required by the BMA with respect to matters that are likely to be material to the performance, in relation to insurer or insurance group, by the BMA of its functions under the Insurance Act. Further, the BMA has the power to require a report prepared by the insurer or designated insurer’s auditor or underwriter or by any account or other person with relevant professional skill on any aspect of any matter about which the BMA has required or could require information.
The BMA may appoint an inspector with powers to investigate the nature, conduct or state of the insurer’s or insurance group’s business or any particular aspect of it, or the ownership or control of the insurer or insurance group, if the BMA believes that an investigation is desirable in the interests of the insurer’s or insurance group’s policyholders or potential policyholders.
An inspector may require any past or present controller, officer, employee, agent, banker, auditor, accountant, barrister and attorney or insurance manager of the insurer or designated insurer under investigation, or any person appointed to prepare a report required by the BMA, to attend before the inspector and answer questions relevant to the investigation and may apply to the court in Bermuda for an order that other persons may also be examined on any matter relevant to the investigation. It will be the duty of any insurer or designated insurer in relation to whose affairs an inspector has been appointed and of any past or present controller, officer, employee, agent, banker, auditor, accountant, barrister and attorney or insurance manager of such insurer to produce to the inspector on request all documents which may be reasonably required for the investigation which are in its custody or power and otherwise to give to the inspector all assistance in connection with the investigation which it is reasonably able to give. An inspector may if he thinks it necessary for the investigation investigate the business of a person who is or has at any relevant time been (among other things) a member of the group of which the insurer or designated insurer is part.
The BMA may conduct an investigation if it appears to it that (among other things) an insurer or designated insurer may have contravened a requirement imposed by or under the Insurance Act, regulations, rules or orders made thereunder.
The BMA may require the insurer or designated insurer, or any person connected with it, to provide information and documents reasonably required for the purpose of the investigation, and to attend and answer question relevant to the enquiry. The BMA may require any past or present controller, officer, employee, agent, banker, auditor, accountant, barrister and attorney or insurance manager of the insurer or designated insurer under investigation, and any person appointed to prepare a report required by the BMA, to produce documents reasonably required for the investigation which are in his custody or power, to attend and answer questions relevant to the investigation, and to take such actions and the BMA may direct.
If it appears to the BMA, amongst other things, that the business of an insurer is being so conducted that there is a significant risk of the insurer becoming insolvent or that the insurer will be unable to meet its obligations to policyholders; that the insurer is in breach of the Insurance Act or of regulations made by the BMA pursuant to powers derived from the Insurance Act, or of any conditions imposed upon its registration; that the minimum criteria stipulated in the Insurance Act are not or have not been fulfilled, or may not or may not have been fulfilled, in respect of the insurer; that a person has become a controller without providing the BMA with the appropriate notice or in contravention of a notice of objection; that the insurer is in breach of its ECR (should IIS Re ever become a Class 3A insurer); or that a designated insurer is in breach of any provision of the Insurance Act or the regulations or rules applicable to it, the BMA may issue such directions as appear desirable for safeguarding the interests of policyholders or potential policyholders of the insurer or insurance group. The BMA may direct, amongst other things, an insurer, for itself and in its capacity as designated insurer of the insurance group of which it is a member: (1) not to effect further contracts of insurance or any contract of insurance of a specified description; (2) not to vary any insurance contract if the effect would be to increase the insurer’s liabilities; (3) not to make certain investments; (4) to realize certain investments; (5) to maintain in, or transfer to the custody of, a specified bank, certain assets; (6) not to declare or pay any dividends or other distributions or to restrict the making of such payments; (7) to limit its premium income; (8) not to enter into specified transactions with any specified person or persons of a specified class; (9) to provide such written particulars relating to the financial circumstances of the insurer as the BMA thinks fit; (10) (as an individual insurer only and not in its capacity as designated insurer) to obtain the opinion of a loss reserve specialist and submit it to the BMA (should IIS Re ever become a Class 3A insurer); and/or (11) to remove a controller or officer.
Should IIS Re become a Class 3A insurer, the BMA may also make rules prescribing prudential standards with which the insurer must comply. IIS Re may make an application to be exempted from such rules.
Winding-up.   The BMA may present a petition for the winding-up of an insurer on the ground that (1) the insurer is unable to pay its debts within the meaning of sections 161 and 162 of the Companies Act, (2) the insurer has failed to satisfy an obligation to which it is or was subject by virtue of the Insurance Act or (3) the insurer has failed to satisfy the obligation imposed upon it by section 15 of the Insurance Act as to the preparation of accounts or to produce or file statutory financial statements in accordance with section 17 of the Insurance Act, and that the BMA is unable to ascertain the insurer’s financial position. In addition, if it appears to the BMA that it is expedient in the public interest that an insurer should be wound up, it may present a petition for it to be so wound up if a court thinks it just and equitable for it to be so wound up.

Disclosure of Information.   In addition to powers under the Insurance Act to investigate the affairs of an insurer, the BMA may require certain information from an insurer (or certain other persons) to be produced to it. Further, the BMA has been given powers to assist foreign regulatory authorities with their investigations involving insurance and reinsurance companies in Bermuda, subject to certain restrictions. For example, the BMA must be satisfied that the assistance being requested is in connection with the discharge of regulatory responsibilities of the foreign regulatory authority. Further, the BMA must consider whether cooperation with the foreign regulatory authorities is in the public interest. The grounds for disclosure by the BMA to a foreign regulatory authority without consent of the insurer are limited and the Insurance Act provides sanctions for breach of the statutory duty of confidentiality.
Non-Insurance Business.   IIS Re, as an SPI, may not engage in non-insurance business unless that non-insurance business is ancillary to its core business. Non-insurance business means any business other than insurance business and includes carrying on investment business, managing an investment fund as an operator, carrying on business as a fund administrator, carrying on banking business, underwriting debt or securities or otherwise engaging in investment banking, engaging in commercial or industrial activities or carrying on the business of management, sales or leasing of real property.
Bermuda Insurance Code of Conduct.   All insurers must comply with the Insurance Code of Conduct (the “Code of Conduct”) which prescribes the duties and standards that must be complied with to ensure sound corporate governance, risk management and internal controls are implemented. Failure to comply with the requirements of the Code of Conduct will be taken into account by the BMA in determining whether an insurer is conducting its business in a sound and prudent manner as prescribed by the Insurance Act and may result in the BMA exercising its powers of intervention and investigation.
The principal representative and two directors of the insurer must sign and file with the BMA an annual declaration that the insurer has complied with the Code of Conduct.
Fit and Proper Controllers.   The BMA maintains supervision over the controllers of all registered insurers in Bermuda. A “controller” for this purpose means: (1) the managing director of the registered insurer or its parent company; (2) the chief executive of the registered insurer or of its parent company; (3) a 10%, 20%, 33% or 50% “shareholder controller” (see below); or (4) any person in accordance with whose directions or instructions the directors of the registered insurer or of its parent company are accustomed to act.
The definition of shareholder controller is set out in the Insurance Act but generally refers to a person who, either alone or with any associate or associates: (1) holds 10% or more of the shares carrying rights to vote at a shareholders’ meeting of the registered insurer or its parent company; (2) is entitled to exercise 10% or more of the voting power at any shareholders’ meeting of such registered insurer or its parent company; or (3) is able to exercise significant influence over the management of the registered insurer or its parent company by virtue of its shareholding or its entitlement to exercise, or control the exercise of, the voting power at any shareholders’ meeting.
A shareholder controller that owns 10% or more but less than 20% of the shares as described above is referred to as a “10% shareholder controller”; a shareholder controller that owns 20% or more but less than 33% of the shares as described above is referred to as a “20% shareholder controller”; a shareholder controller that owns 33% or more but less than 50% of the shares as described above is referred as a “33% shareholder controller”; and a shareholder controller that owns 50% or more of the shares as described above is defined as a “50% shareholder controller.”
Notification by Shareholder Controllers of Change of Control.   Where the shares of the shareholder of a registered insurer, or the shares of its parent company, are traded on a recognized stock exchange, and such person becomes a 10%, 20%, 33% or 50% shareholder controller of the insurer, then that person must, within 45 days, notify the BMA in writing that he has become such a controller. This requirement will apply to our shares as long as they are listed on a recognized stock exchange. Our bye-laws will restrict all holders of our shares from owning, directly or indirectly, an amount of our outstanding shares such that any one holder that is a “United States person” (as defined in Section 957(c) of the Code) would possess more than 9.5% of either the total voting power or total value of our shares outstanding, including any securities exchangeable for our shares and all options, warrants, contractual and other rights to purchase our shares

(“Equity Securities”). Our bye-laws will also prohibit any holder of any class of our shares from transferring any such shares if, after giving effect to such transfer, 9.5% or greater of the total voting power or the total value of our outstanding shares or Equity Securities would be owned, directly or indirectly, by either (i) U.S. shareholders (as defined in Section 953(c) of the Code) who are insured or reinsured by us or any of our subsidiaries or ceding companies or (ii) any person who is related to any such person. In the event any holder of our shares or Equity Securities is in violation of these restrictions, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Equity Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate. Because of this provision Insurance Income Strategies will be IIS Re’s only shareholder controller.
Any person who contravenes the Insurance Act by failing to give notice to the BMA that it has become a 10%, 20%, 33% or 50% shareholder controller within 45 days is guilty of an offence and liable to a fine of $25,000 on summary conviction.
Should IIS Re become a Class 3A insurer, a further requirement would apply to our shares as long as they are listed on a recognized stock exchange, in that a person who, by being a shareholder in respect of our shares is a shareholder controller of IIS Re, would have to serve the BMA notice in writing where it has reduced or disposed of its holding of our shares, where the proportion of voting rights held will have reached or has fallen below 10%, 20%, 33% or 50%, as the case may be, not later than 45 days after such disposal. Any person who contravenes the Insurance Act by failing to give such notice to the BMA within the 45 day period is guilty of an offence and liable to a fine of  $25,000 on summary conviction.
The BMA may file a notice of objection to any person who has become a controller of any description where it appears that such person is not, or is no longer, a fit and proper person to be a controller of the registered insurer. Before issuing a notice of objection, the BMA is required to serve upon the person concerned a preliminary written notice stating the BMA’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the person served may, within 28 days, file written representations with the BMA which will be taken into account by the BMA in making its final determination. Any person who continues to be a controller of any description after having received a notice of objection will be guilty of an offense and will be liable on summary conviction to a fine of $25,000 (and a continuing fine of  $500 per day for each day that the offence is continuing) or, if convicted on indictment, to a fine of  $100,000 and/or two years in prison. Furthermore, where a person continues to be a shareholder controller after being served with a notice of objection, the BMA may direct that the relevant shares are subject to restrictions and may apply to the Supreme Court of Bermuda for an order for sale.
Where our shares are no longer listed on a recognized stock exchange, no person may become a 10%, 20%, 33% or 50% shareholder controller of IIS Re by acquiring our shares unless it serves written notice on the BMA stating its intention to become such a shareholder controller and the BMA has notified the person in writing, within 45 days, that there is no objection to his becoming such a controller or the period of 45 days has elapsed without the BMA serving the person with a written notice of objection.
Notification by Registered Person of Change of Controllers.   IIS Re is required to give written notice to the BMA of the fact that a person has become, or ceased to be, a controller, managing director, chief executive or other person in accordance with whose directions or instructions the directors are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of IIS Re, within 45 days of becoming aware of such fact.
Notification of Material Changes.   All registered insurers are required to give notice to the BMA of their intention to effect a “material change” within the meaning of the Insurance Act. For the purposes of the Insurance Act, the following changes are material: (1) the transfer or acquisition of insurance business being part of a scheme falling within or any transaction relating to a scheme of arrangement under section 25 of the Insurance Act or section 99 of the Companies Act; (2) the amalgamation with or acquisition of another firm; (3) engaging in unrelated business that is retail business; (4) the acquisition of a controlling interest in an undertaking that is engaged in non-insurance business which offers services and products to persons who are not affiliates of the insurer; (5) outsourcing all or substantially all of the company’s actuarial, risk management and internal audit functions; (6) outsourcing all or a material part of an insurer’s underwriting activity; (7) the transfer other than by way of reinsurance of all or substantially all of a line of business; (8) the expansion into a material new line of business; (9) the sale of an insurer; and (10) the outsourcing of an officer role.
No registered insurer shall take any steps to give effect to a material change unless it has first served notice on the BMA that it intends to effect such material change and, before the end of 14 days, either the BMA has notified such company in writing that it has no objection to such change or that the period has lapsed without the BMA having issued a notice of objection.
Before issuing a notice of objection, the BMA is required to serve upon the person concerned a preliminary written notice stating the BMA’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the person served may, within 28 days, file written representations with the BMA which shall be taken into account by the BMA in making its final determination.
In addition to the above, an insurer’s principal representative also has obligations to notify the BMA and provide the BMA with information on the occurrence of a “material change” within the meaning of the Insurance Act (see “—Bermuda Insurance Regulation—Principal Representative and Principal Office” above for more information).
To comply with the BMA’s approach to the regulation of SPIs, IIS Re will need to obtain the BMA’s prior approval if IIS Re intends to (1) have any additional risks reinsured into it that were not contemplated in the initial transaction, or (2) have any material changes made to the contracts involved, or (3) make any modifications to the material disclosures included in the original application, or (4) have further capital raised from investors and/or debt-holders after authorisation, or (5) make any other changes pertinent to its business where these changes would be deemed by a reasonable and knowledgeable person to be material.
Subordination.   Where the cash proceeds of subscription to our shares, or any property for which such proceeds are exchanged, is or are used to fund the obligations of IIS Re pursuant to transactions entered into by it as part of its special purpose business, our rights in such cash or other property will be subordinated to the rights of the cedent company or other entity reinsured or otherwise protected pursuant to such transactions.
Group Supervision.   The BMA may, in respect of an insurance group, determine whether it is appropriate for it to act as its group supervisor. An insurance group is defined as a group of companies that conducts exclusively, or mainly, insurance business. The BMA may make such determination where it ascertains that (1) the group is headed by a “specified insurer” (that is to say, it is headed by either an SPI, Class 3A, Class 3B or Class 4 general business insurer or a Class C, Class D or Class E long term insurer or another class of insurer designated by order of the BMA); or (2) where the insurance group is not headed by a “specified insurer,” where it is headed by a parent company which is incorporated in Bermuda or (3) where the parent company of the group is not a Bermuda company, in circumstances where the BMA is satisfied that the insurance group is directed and managed from Bermuda or the insurer with the largest balance sheet total is a specified insurer.
Where the BMA determines that it should act as the group supervisor, it shall designate a specified insurer that is a member of the insurance group to be the designated insurer (the “Designated Insurer”) and it shall give to the Designated Insurer and other competent authorities written notice of its intention to act as group supervisor. Once the BMA has been designated as group supervisor, the Designated Insurer must ensure that an approved group actuary is appointed to provide an opinion as to the adequacy of the insurance group’s insurance reserves as reported in its group statutory financial statements.
Pursuant to its powers under the Insurance Act, the BMA will maintain a register of particulars for every insurance group for which it acts as the group supervisor detailing, among other things, the names and addresses of the Designated Insurer; each member company of the insurance group falling within the scope of group supervision; the principal representative of the insurance group in Bermuda; other competent authorities supervising other member companies of the insurance group; and the insurance group auditors. The Designated Insurer must notify the BMA of any changes to the above details entered on the register of an insurance group.

As group supervisor, the BMA will perform a number of supervisory functions including (1) coordinating the gathering and dissemination of information which is of importance for the supervisory task of other competent authorities; (2) carrying out a supervisory review and assessment of the insurance group; (3) carrying out an assessment of the insurance group’s compliance with the rules on solvency, risk concentration, intra-group transactions and good governance procedures; (4) planning and coordinating, with other competent authorities, supervisory activities in respect of the insurance group, both as a going concern and in emergency situations; (5) coordinating any enforcement action that may need to be taken against the insurance group or any of its members; and (6) planning and coordinating meetings of colleges of supervisors (consisting of insurance regulators) in order to facilitate the carrying out of the functions described above.
In carrying out its functions, the BMA may make rules for (1) assessing the financial situation and the solvency position of the insurance group and its members and (2) regulating intra-group transactions, risk concentration, governance procedures, risk management and regulatory reporting and disclosure.
We are not currently subject to group supervision, but the BMA may exercise its authority to act as our group supervisor in the future if we form overseas entities. We are not planning on forming overseas entities in the foreseeable future.
Certain Bermuda Law Considerations
Corporate Bermuda Law Considerations
Although Insurance Income Strategies is incorporated in Bermuda, it is designated as a non-resident for Bermuda exchange control purposes by the BMA. Pursuant to its non-resident status, Insurance Income Strategies may engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to non-residents who are holders of its common shares in currencies other than the Bermuda dollar.
In accordance with Bermuda law, share certificates are issued only in the names of corporations, other separate legal entities or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, we are not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. We will take no notice of any trust applicable to any of our common shares whether or not we have notice of such trust.
Each of Insurance Income Strategies and IIS Re is incorporated in Bermuda as an “exempted company.” Under Bermuda law, exempted companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As a result, they are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but they may not participate in certain business transactions, including: (1) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for a term of not more than 50 years, or, with the consent of the Minister of Economic Development, that which is used to provide accommodations or recreational facilities for its officers and employees and is held by way of lease or tenancy for a term of not more than 21 years) without the express authorization of the Bermuda legislature; (2) the taking of mortgages on land in Bermuda to secure an amount in excess of BD$50,000 without the consent of the relevant Ministers; (3) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities; or (4) the carrying on of business of any kind in Bermuda, except in furtherance of their business carried on outside Bermuda or under license granted by the Minister of Economic Development. IIS Re is expected to be a licensed insurer in Bermuda, and so it may carry on activities from Bermuda that are related to and in support of its insurance business.
Each of Insurance Income Strategies and IIS Re will also need to comply with the provisions of the Companies Act regulating the payment of dividends and the making of distributions from contributed surplus. A company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its paid up share capital and share premium accounts. In addition, certain provisions of the Insurance Act will limit our ability to pay dividends. In addition, certain provisions of the Insurance Act will limit IIS Re’s ability to pay dividends.
Under the Companies Act, where a Bermuda company issues shares at a premium (that is, for a price above the par value), whether for cash or otherwise, a sum equal to the aggregate amount or value of the premium on those shares must be transferred to an account called “the share premium account.” The provisions of the Companies Act relating to the reduction of the share capital of a company apply as if the share premium account were paid-up share capital of that company, except for certain matters such as: (1) paying up unissued shares to be issued as fully paid bonus shares; (2) writing off preliminary expenses, commissions or offering a discount on any issue of our shares; or (3) providing for the premiums payable on redemption of our shares. The paid-up share capital may not be reduced if, on the date the reduction is to be effected, there are reasonable grounds for believing that the company is, or after the reduction would be, unable to pay its liabilities as they become due. See also the restrictions described in “—Bermuda Insurance Regulation—Regulatory Framework—Minimum Solvency Margin and Restrictions on Dividends and Distributions.”
Exempted companies, such as Insurance Income Strategies and IIS Re, must comply with Bermuda resident representation provisions under the Companies Act. We do not believe that such compliance will result in any material expense to us.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (the NYSE American is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of the company from and to a non-resident, for as long as any equity securities of the company remain so listed.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA to, subject to our common shares being listed on an appointed stock exchange (which includes the NYSE American), issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
Neither the Registrar of Companies in Bermuda, the BMA nor any other regulatory body has approved or disapproved of the common shares offered hereby or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Bermuda Work Permit Considerations
Under Bermuda law, non-Bermudians (other than spouses of Bermudians and individuals holding permanent resident’s certificates or working resident’s certificates) may not engage in any gainful occupation in Bermuda without the appropriate governmental standard work permit.
Standard work permits can be obtained for a one-, two-, three-, four- or five-year period. Where a standard work permit is being applied for, it is a requirement that the job must be advertised for three days (within an eight-day period) in the local newspaper and eight days on the electronic government jobs board. However, for a new company, upon application to the Minister of Home Affairs, up to five executive officers can be exempt from advertising (as long each executive is earning at least $125,000 per annum and the application is made within 12 months of the physical presence being established).

If no exemption is applied for and the role is advertised, should no Bermudian (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate) meet the minimum standards as stipulated in the advertisement, the employer may then apply for a standard work permit for the non-Bermudian. Employers must complete a Recruitment Disclosure Form and provide information, including the qualifications of all applicants. The Department of Immigration will compare the qualifications and experience of any Bermudian applicants (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate) to the requirements stipulated in the advertisement and to the non-Bermudian to be satisfied that the role could not have been filled by a Bermudian (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate). In addition to the advertising, there are also many other documents that are required prior to the Department of Immigration making their decision.
If the position for which the standard work permit is being applied is that of a Chief Executive Officer or Senior Executive, the Minister of Home Affairs may, on occasion, waive the requirement to advertise.
If an employer wishes to change an employee’s job title, provided that the job description, duties, remuneration and benefits remain unchanged, the employer does not need to advertise or obtain the permission of the Minister of Home Affairs to do this, but it must inform the Department of Immigration and pay the necessary fee after the change has occurred.
If an employer wishes to promote an employee currently on a work permit from his current job to another within the same business, the permission of the Minister of Home Affairs must first be obtained. The employer may need to provide evidence of internal recruitment efforts and consideration of internal Bermudian candidates.
A short term work permit can take up to ten working days to process and a standard work permit can take up to four weeks to process. In the case of a bona fide emergency, a short term work permit may be issued within 48 hours.
Research and Development Expenditures
We have not incurred any research or development expenditures since our formation, and we do not currently expect to incur any material research or development expenditures.
Intellectual Property
There are no aspects of our business that require a patent, trademark or copyright. We do not own any patent, trademark or copyright.
Legal Proceedings
There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT
Directors and Executive Officers
The following table sets forth the name, age and position of individuals who currently serve as the directors and executive officers of Insurance Income Strategies Ltd. Information regarding our directors’ and officers’ individual experience, qualifications, attributes and skills, and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors, are also set forth below.
Name	Age	Position
Larry G. Swets, Jr.	42	Chairman (Class C)
R. Michael Powell	46	Director (Class B)
Joshua S. Horowitz	39	Director (Class A)
Daniel D. Schlemmer	46	Director (Class A)
Thomas C. Heise	48	Chief Executive Officer & Director (Class B)
Hassan R. Baqar	40	Interim Chief Financial Officer
Thomas C. Heise, our Chief Executive Officer, also serves as interim and part-time Chief Financial Officer of Liquidus Marketing, Inc. As a result of Mr. Heise’s other obligations, Mr. Heise will not be able to dedicate as much time to running our business as would a typical Chief Executive Officer.
We do not expect Hassan R. Baqar to remain the interim Chief Financial Officer of Insurance Income Strategies for the foreseeable future. Mr. Baqar also serves as the Vice President of Kingsway Financial Services Inc. as well as Chief Financial Officer of Itasca Capital Ltd., and is only serving as our Chief Financial Officer on an interim basis until a permanent replacement is identified. We intend to hire a permanent Chief Financial Officer within 24 months following the completion of this offering, but we cannot assure you that we will find a permanent Chief Financial Officer with the requisite skill and experience necessary for our business to be successful in a timely manner or at all.
Background of Executive Officers and Directors
Set forth below is information concerning our current executive officers and directors.
Larry G. Swets, Jr.   Mr. Swets has served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) since July 2010 and as its President from July 2010 until March 2017. Previously, he served as Executive Vice President of Corporate Development for Kingsway from January 2010 to July 2010. Mr. Swets also served as a director of Kingsway Reinsurance (Bermuda) Ltd. from July 2010 to August 2013. Before joining Kingsway in January 2010, Mr. Swets founded Itasca Financial LLC, an advisory and investment firm specializing in the insurance industry. Prior to his work at Itasca Financial, Mr. Swets served as an insurance company executive and advisor, including the role of Director of Investments and Fixed Income Portfolio Manager for Kemper Insurance. At Kemper Insurance, he also evaluated business units, executed corporate transactions and divestitures, and developed financial projections and analysis for the company during its runoff stage. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets is a member of the board of directors of Kingsway, Atlas Financial Holdings, Inc. (NASDAQ: AFH), 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), Limbach Holdings, Inc. (NASDAQ: LMB), and Itasca Capital Ltd. (TSXV: ICL). Previously, he served as a member of the board of directors of United Insurance Holdings Corp. (NASDAQ: UIHC) from 2008 to March 2012 and Risk Enterprise Management Ltd. from November 2007 to May 2012. He is currently a member of the Young Presidents’ Organization. Mr. Swets earned a master’s degree in Finance from DePaul University in 1999, and a bachelor’s degree from Valparaiso University in 1997. He also holds the Chartered Financial Analyst designation. We believe Mr. Swets is qualified to serve on our board of directors due to his extensive operating, investment and management experience in companies in the insurance industry.
R. Michael Powell.   Mr. Powell has served as a Managing Director in the Investment Banking Department at EarlyBirdCapital, Inc. since August 2010. Mr. Powell focuses primarily on Special Purpose Acquisition Company (SPAC) IPOs and SPAC business combinations. Prior to joining EarlyBirdCapital in

August 2010, Mr. Powell served as Managing Director at Pali Capital, Inc. from February 2007 to April 2010, where he co-founded its investment banking department. Mr. Powell serves a director of Itasca Capital Ltd (TSXV:ICL). Earlier in his career, Mr. Powell was a founding employee and served as a Managing Director at Morgan Joseph & Co., Inc. He also has previous experience in the Generalist/M&A group at ING Barings and the Energy and Natural Resource Group at UBS. Mr. Powell is a Phi Beta Kappa graduate of the University of North Carolina at Chapel Hill where he earned his Bachelor of Arts degree in Economics, Chemistry and Mathematics in 1994. We believe Mr. Powell is qualified to serve on our Board of Directors due to his extensive capital markets and investment experience.
Joshua S. Horowitz.   Mr. Horowitz has served on the Board of Directors of 1347 Property Insurance Holdings Inc. (NASDAQ: PIH) since April 2015. From July 2014 to July 2016, he served as a member of the Board of Directors and Audit Committee Chairman of 1347 Capital Corp. (NASDAQ: TFSC) prior to its business combination to form Limbach Holdings, Inc. (NASDAQ: LMB). Since January 2012, Mr. Horowitz has served as managing director of Palm Ventures LLC, a family office private investment firm. Palm Ventures LLC and its affiliates invest in a wide range of public and private companies. From October 2011 to December 2011, Mr. Horowitz worked as an independent consultant providing research and analysis of publicly-held investments. From September 2010 to September 2011, Mr. Horowitz served as Director of Research of Inverlochy Capital Ltd., a private asset management company. From April 2009 to April 2010, Mr. Horowitz served as managing director of Sapinda GmbH, a private investment holding company. From March 2004 to October 2008, Mr. Horowitz served as Director of Research for Berggruen Holdings, Inc., a family office with over $2 billion in assets under management globally. In these positions, Mr. Horowitz has analyzed and managed investments in hundreds of companies, with an emphasis on insurance and financial firms. Mr. Horowitz has served as a member of the Board of Directors of Lincoln General Insurance Company, a private insurance company, from October 2011 until October 2015. He is currently a director for Democracy at Work, a 501(c)(3) non-profit organization. Mr. Horowitz obtained a Bachelor of Science degree in Management from Binghamton University. In March 2015, Mr. Horowitz successfully completed the Business of Insurance Certificate Program at St. John’s University. We believe Mr. Horowitz’s qualifications to serve on our Board of Directors include his executive management experience, his experience with the analysis and management of investments in companies in the insurance sector, and his service on the board of a public and private insurance company.
Daniel D. Schlemmer.   Mr. Schlemmer has served as a consultant with Paradigm Actuarial Consulting since December 2015. Prior to that, Mr. Schlemmer served as Senior Vice President and Chief Actuary of Affirmative Insurance Company, a property and casualty insurance company specializing in non-standard automobile insurance, from September 2014 to April 2016, and as Chief Actuary of Kingsway Financial Services from November 2010 to September 2014. Mr. Schlemmer earned a master’s degree in Business Administration from the University of Chicago Booth School of Business in 2004 and a bachelor’s degree in Math from Purdue University in 1994. We believe Mr. Schlemmer is qualified to serve on the Board due to his more than 20 years of actuarial, operational and financial experience in the insurance industry.
Thomas C. Heise.   Mr. Heise is an experienced, global executive with general management and entrepreneurial experience in international, domestic, public and private insurance and financial services companies, including living overseas with total responsibility for the operations of a start-up and a subsidiary of a Fortune 100 company. Mr. Heise is experienced in start-up and turn around environments with extensive knowledge in new product development, financial, legal, and regulatory matters. Mr. Heise has served as Chief Financial Officer of Liquidus Marketing, Inc., a provider of marketing strategy and solutions, since June 2017. Prior to that, Mr. Heise served as President of BlueGreen Re, a Bermuda-based reinsurance company, from January 2015 to December 2016. Prior to joining BlueGreen Re, Mr. Heise served as a Managing Director at RedRidge Finance Group from October 2012 to January 2015. Previously, Mr. Heise served as the VP of Mergers and Acquisitions at Near North National Group. Then, Mr. Heise was the Director of Reinsurance & Financial Planning for American International Group, Inc. Mr. Heise was the President and Founder of Bermuda Commodities Exchange (a Market created to trade insurance risk, regulated by the BMA, and subject of Harvard Business School case 9-298-073) and Rivenet.com as well as the Director and Founder of Catamarca. He previously served as a Director of

Horseshoe Management (Ireland) Ltd. Mr. Heise is a registered person with FINRA and was a registered person with the Central Bank of Ireland. We believe Mr. Heise is qualified to serve on our board of directors due to his extensive operating, investment and management experience in companies in the insurance industry.
Hassan R. Baqar.   Mr. Baqar has served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) since January 2014 and as a Vice President of subsidiary Kingsway America Inc. since 2010. Mr. Baqar also serves as Chief Financial Officer of Itasca Capital Ltd. (TSXV: ICL). Previously, Mr. Baqar served as Chief Financial Officer, Secretary and Director of 1347 Capital Corp. (NASDAQ: TFSC) from April 2014 to July 2016 when the company completed a business combination to form Limbach Holdings, Inc. (NASDAQ: LMB). Mr. Baqar has served as a member of the board of directors of 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), Maison Insurance Company and Maison Managers Inc. By virtue of a management services agreement between 1347 Advisors , a wholly owned subsidiary of Kingsway, and United Insurance Management, L.C., he has also served as the Chief Financial Officer of United Insurance Holdings Corp. (NASDAQ:UIHC), a publicly held property and casualty insurance holding company. Before joining Kingsway, Mr. Baqar was the Director of Finance at Itasca Financial, LLC from 2008 to 2009. His previous experience includes positions held at Kemper Insurance Companies, a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. He earned a master’s degree in Business Administration from Northeastern Illinois University in 2009, and a bachelor’s degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.
There are no family relationships between any of our executive officers or directors.
Board of Directors
Board Composition
Our board of directors is currently comprised of five members, and is elected by our shareholders pursuant to our bye-laws. Our board of directors will be divided into three classes, class A, class B and class C, with each class serving for a staggered three-year term as follows:
Our Class A directors will be Daniel Schlemmer and Joshua Horowitz, and their terms will expire at the annual meeting of shareholders to be held in 2018.
Our Class B directors will be R. Michael Powell and Thomas Heise, and their terms will expire at the annual meeting of shareholders to be held in 2019.
Our Class C director will be Larry Swets, and his term will expire at the annual meeting of shareholders to be held in 2020.
Our board of directors selects our Chief Executive Officer and our Chief Financial Officer, who are charged with the conduct of our business. After selecting the senior management team, our board of directors acts as an advisor to senior management and ultimately monitors its performance. Our board of directors’ ability to monitor senior management’s performance is facilitated by the presence of independent directors who have experience in the reinsurance business.
Director Independence
Upon completion of this offering, we will have:
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a majority of our board of directors consist of independent directors as defined in the NYSE American rules;

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an Audit Committee consisting of directors that comply with the requirements set forth in the NYSE American’s listing rules and Rule 10A-3 of the Exchange Act; and

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a Compensation and Nominating Committee consisting of directors that comply with the requirements as set forth in the NYSE American’s listing rules and also satisfying the definitions of  “non-employee” directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Code.

Certain phase-in periods with respect to director independence will be available to us under the NYSE American listing rules, we may take advantage of such provisions.
We have determined that R. Michael Powell, Joshua Horowitz and Daniel Schlemmer are independent within the meaning of the NYSE American listing standards and the rules and regulations of the SEC.
Committees of Our Board of Directors
Our board of directors has established two standing committees: the Audit Committee and the Compensation and Nominating Committee. Each committee operates under its own written charter adopted by our board of directors. The Audit Committee and the Compensation and Nominating Committee charters are available on our website at www.IISRe.com, the contents of which are not a part, and shall not be deemed to be a part, of this prospectus. The membership and the function of each of the committees are described below.
Audit Committee
Upon completion of this offering, our Audit Committee will consist of R. Michael Powell, Joshua Horowitz and Daniel Schlemmer, with Joshua Horowitz serving as Chairman. Our board of directors expects that the Audit Committee will meet the independence requirements within the meaning of the NYSE American listing standards and the rules and regulations of the SEC. Our board of directors has also determined that all members of the Audit Committee are financially literate and that, at a minimum, Joshua Horowitz meets the requirements of being an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K.
The Audit Committee is primarily responsible for the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements and the independence, qualifications and performance of our independent registered public accounting firm. Specifically, these duties include:
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selecting and overseeing our independent registered public accounting firm;

•
reviewing the scope of the audit to be conducted by them, as well as the results of their audit;

•
overseeing our financial reporting activities, including our annual and quarterly reports to shareholders, and the accounting standards and principles followed;

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overseeing our compliance with our Code of Business Conduct and Ethics;

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overseeing the review of our financial reporting process;

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approving audit and non-audit services provided to us by the independent registered public accounting firm;

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addressing requests for waivers of conflict of interest situations;

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overseeing our legal and regulatory compliance;

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overseeing our disclosure and internal controls;

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preparing the report of the Audit Committee required by the rules and regulations of the SEC to be included in our annual proxy statement; and

•
fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

Compensation and Nominating Committee
Upon completion of this offering, our Compensation and Nominating Committee will consist of R. Michael Powell, Joshua Horowitz and Daniel Schlemmer, with R. Michael Powell serving as Chairman. Our board of directors expects that the Compensation and Nominating Committee will meet the independence requirements within the meaning of the NYSE American listing standards and the rules and regulations of the SEC.

The Compensation and Nominating Committee is responsible for all aspects of compensation and benefits policies for our Chief Executive Officer and other executive officers. The principal duties and responsibilities related to compensation include:
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establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable us to achieve superior operating results;

•
approving and reviewing performance measures;

•
evaluating performance and reviewing and approving all salary and incentive payments and equity awards for our Chief Executive Officer and all executive officers;

•
recommending to our board of directors management succession for all of our executive officers, including our Chief Executive Officer;

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assisting in discharging our board of directors’ responsibilities regarding all compensation matters;

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overseeing the administration of our compensation plans;

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reviewing and making recommendations on the compensation of our non-management directors;

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overseeing our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE American, the SEC and other law, as applicable; and

•
fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

The Compensation and Nominating Committee is also responsible for nominating candidates for election to our board of directors and for reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance. The principal duties and responsibilities related to nominating and corporate governance include:
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establishing criteria for board of director and committee membership and recommending to our board of directors proposed nominees for election to our board of directors and for membership on committees of our board of directors;

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searching for qualified director candidates as needed and reviewing background information of candidates for selection to our board of directors, including those recommended by shareholders, and making recommendations to our board of directors regarding such candidates;

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assisting our board of directors in identifying individuals qualified to become board members consistent with criteria approved by our board of directors and set forth in the to be adopted Corporate Governance Guidelines and Procedures and recommending director nominees to our board of directors;

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evaluating whether each director candidate is independent, is financially literate, has accounting or related financial management expertise, qualifies as an “Audit Committee Financial Expert” and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of us and our shareholders;

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identifying potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts and shareholder nominations;

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to the extent it deems appropriate, engaging a third-party search firm and other advisors to identify potential nominees for director;

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taking a leadership role on shaping our corporate governance;

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making recommendations to our board of directors regarding board governance matters and practices; and

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fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation and Nominating Committee.
Compensation of Directors
Each of our non-executive directors will receive an annual cash retainer of  $10,000 commencing upon the completion of this offering.
Corporate Governance and Related Matters
Our board of directors acts as our ultimate decision maker and advises and oversees management and our relationship with 1347 Advisors.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees. This document is available on our website at www.IISRe.com, the contents of which are not a part, and shall not be deemed to be a part, of this prospectus. Any waiver of any part of the Code of Business Conduct and Ethics for executive officers or directors may be made only by our board of directors (or the Audit Committee) and will be promptly disclosed to shareholders as required by SEC and the NYSE American rules.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Services Agreement with 1347 Advisors
IIS Re will enter into the 1347 Agreement upon the completion of this offering. Subject to the terms of the 1347 Agreement and the oversight of our board of directors and the board of directors of our subsidiary. Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on our behalf or in our name. 1347 Advisors is a wholly owned indirect subsidiary of Kingsway, a publicly traded merchant bank with significant experience in property casualty insurance industry. We believe 1347 Advisors has the expertise and infrastructure to support our corporate development initiatives. The principals of 1347 Advisors have significant insurance industry experience and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities.
There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties.
Pursuant to the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled for reimbursement of certain expenses, including but not limited to any expenses pertaining to travel, fee of any advisors contracted and paid for by 1347 Advisors on our behalf, and any other out-of-pocket expenses paid by 1347 Advisors in provision of services under the 1347 Agreement.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our U.S. GAAP shareholder’s equity, calculated as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with its terms. Either party may choose not to renew the 1347 Agreement by giving not less than nine months’, and not more than 12 months’, notice prior to the applicable renewal date. The 1347 Agreement may also be terminated on a shorter period of notice in certain circumstances such as the insolvency or winding-up of or material breach of contract by any party. The 1347 Agreement may also be terminated by 1347 Advisors on a shorter period of notice if we experience a change of control.
During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of either party. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.

In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement, unless the demand, charge or claim results from gross negligence, fraud, or willful misconduct of 1347 Advisors.
Insurance Agreement with Iris Re
As part of our business model and strategy, we initially expect to enter into a quota share retrocessional reinsurance agreement with Iris Re (which we refer to as the “Iris Re Agreement”) at or shortly after completion of this offering. We expect to utilize most of our available capital, after providing for offering expenses and other working capital requirements, towards required collateral for the Iris Re Agreement. Iris Re is a Class 3 Bermuda. Iris Re is not affiliated with the Company or 1347 Advisors.
Pursuant to the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS Re on a quota share basis for which we will pay Iris Re an upfront commission as a percentage of the aggregate limit reinsured. The portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re ceded to IIS Re under this arrangement will depend upon the amount of capital raised in our offering and the available capital for use as collateral towards the Iris Re Agreement.
As an SPI, IIS re will be required to fully fund its obligations under the Iris Re Agreement. IIS Re shall indemnify Iris Re for up to one-hundred percent (100%) of the aggregate limits of loss reinsured under the Iris Re Agreement. The aggregate obligation of IIS Re to pay for losses under the Iris Re Agreement shall not exceed the collateral amount provided for the aggregate limits reinsured under the Iris Re Agreement.
The Iris Re Agreement is expected to be effective as of the closing of this offering and shall be continuously in force until December 31, 2020. The Iris Re Agreement may be terminated upon the earlier of  (i) December 31, 2020 or (ii) the date specified in a mutual written agreement executed by the parties. Such termination shall be effected through a commutation of the Iris Re Agreement and the rights and obligations of the parties thereunder.
Certain information in this prospectus, including this Insurance Agreement with Iris Re section, has been derived from due diligence and other information relating to Iris Re in connection with the negotiation and entry of the Iris Re Agreement. As an unaffiliated reinsurance counterparty of the Company, Iris Re has had no authority or control over the preparation of, and is not the author, directly or indirectly, of any statements in, this prospectus. Accordingly, Iris Re has made no representation or warranty, express or implied, and you should not treat Iris Re as making any representation or warranty, express or implied, as to the accuracy or completeness of information contained in this prospectus, including with respect to Iris Re.
Policies and Procedures for Related Party Transactions
Our board of directors will adopt a related person transaction policy upon the completion of this offering. Under this related person transaction policy, all relationships between the Company and any of our directors, executive officers, beneficial holders of more than 5% of any class of our voting securities or their immediate family members will be reviewed by our Audit Committee to determine whether such persons have a direct or indirect material interest in a proposed transaction.
Our Audit Committee will review and approve or ratify any related person transactions that involve an amount in excess of  $120,000. In the course of its review, the Audit Committee will consider all relevant facts and circumstances, including:
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the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including the amount and type of the transaction;

•
whether the transaction would impair the judgment of a director or executive officer in acting in the best interests of the Company;

•
the importance of the transaction to the related person; and

•
any other matters it deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee to consider the transaction.

PRINCIPAL SHAREHOLDERS
The following table sets forth information as of            , 2017 regarding the beneficial ownership of our common shares by:
•
each person or group who beneficially owns more than 5% of our outstanding shares;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common shares issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common shares shown as beneficially owned by the beneficial owner.
The percentage of beneficial ownership is based on the              shares to be outstanding after the completion of this offering. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Insurance Income Strategies Ltd., Canon’s Court, 22 Victoria Street Hamilton, HM12 Bermuda.
After this Offering
	Prior to this Offering		Assuming Underwriters’ Over-Allotment Option is Not Exercised		Assuming Underwriters’ Over-Allotment Option is Exercised in Full
	Number of Shares Beneficially Owned		Number of Shares Beneficially Owned		Number of Shares Beneficially Owned
Name	Number of Shares	Percentage of Shares	Number of Shares	Percentage of Shares	Number of Shares	Percentage of Shares
5% Shareholders
Estera Services (Bermuda) Limited(1)	1	100%	—	—	—	—
Named Executive Officers and Directors
Larry G. Swets, Jr.	—	—	—	—	—	—
R. Michael Powell	—	—	—	—	—	—
Joshua Horowitz	—	—	—	—	—	—
Daniel D. Schlemmer	—	—	—	—	—	—
Thomas C. Heise	—	—	—	—	—	—
Hassan R. Baqar	—	—	—	—	—	—
All Executive Officers and Directors as a Group (7 Persons)	—	—	—	—	—	—

(1)
Solely for the purposes of incorporation, the Company has 1 common share outstanding, which is beneficially owned and held in fiduciary capacity by Estera Services (Bermuda) Limited until the completion of the offering.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of our share capital and certain provisions of our memorandum of association and bye-laws, and is qualified in its entirety by reference to those documents, as they will become effective upon the completion of this offering and as filed as exhibits to the registration statement, of which this prospectus forms a part, and to applicable Bermuda law. Because this summary is not complete, you should refer to our memorandum of association and bye-laws and the provisions of applicable Bermuda law for complete information regarding their respective provisions.
General
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 52730. We were incorporated on July 17, 2017 under the name Insurance Income Strategies Ltd. Our registered office is located at Canon’s Court, 22 Victoria Street Hamilton, HM12 Bermuda. Our agent for service of process in the United States in connection with this offering is Law Debenture Corporate Services Inc.
The objects of our business are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
Authorized Share Capital
Upon the completion of this offering, our memorandum of association will provide that our authorized share capital is $          consisting of 100,000,000 common shares, $0.001 par value per share and 100,000,000 preferred shares, $0.001 par value per share. As of                  ,           common shares were issued. Under certain circumstances, we have the right to purchase all or a portion of our common shares held by shareholders at their fair market value, as determined in accordance with our bye-laws, and we have the right to acquire such shares as treasury shares. As of                  , there were approximately           holders of record of our common shares. Our bye-laws permit our board of directors to subdivide our authorized share capital by creating additional classes of shares, including any additional preference shares we may issue, without shareholder approval.
Common Shares
Pursuant to our bye-laws, our common shares have no preemptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. To the extent that our board of directors reasonably determines, by the affirmative vote of a majority of our directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to purchase shares held by our shareholders. All shares sold pursuant to this offering will be, when issued, fully paid and non-assessable.
In the event of our liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. The rights, preferences and privileges of the holders of our common shares will be subject to, and may be adversely affected by, the rights of the holders of any preference shares that we may designate in the future.
Before the date of this prospectus, there has been no public market for our common shares.
Dividends
Our board of directors may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our shareholders as of a record date determined by our board of directors, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.
The Companies Act limits our ability to pay dividends. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds to believe that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its paid up share capital and share premium accounts. In addition, our ability to pay dividends depends, in part, on the ability of our operating subsidiary to pay dividends to us. Our wholly owned Bermuda reinsurance subsidiary, IIS Re, is subject to additional Bermuda insurance laws and regulatory constraints which could affect its ability to pay dividends to us. See “Business—Bermuda Insurance Regulation.”
See “Dividend Policy” for more information on our dividend policy.
Liquidation, Dissolution or Winding-Up
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of each class of common shares shall, subject to the preferences accorded to the holders of any other shares ranking senior to the common shares from time to time with respect to payment on a distribution, be entitled to receive out of the surplus of our remaining assets after all creditors are paid in full, in money or money’s worth, an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) and a share in the surplus, if any, according to their respective rights.
It is possible that, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, our assets may be insufficient to pay the holders of all of the classes of common shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class of common shares shall share ratably in such assets in proportion to the amounts which would be payable with respect to such class if all amounts payable thereon were paid in full.
Voting Rights
In general, and subject to adjustments described below, shareholders will have one vote for each share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.
Our bye-laws will provide that if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Code) more than 9.5% of the “Controlled Shares” (as defined by our bye-laws) which would cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined by our bye-laws) with respect to any matter (including election of directors), then the voting rights attached to these Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined by our bye-laws) will be reduced (and will automatically be reduced in the future) so that such person may only exercise, and is only attributed, no more than 9.5% of the total voting rights. Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. This provision seeks to mitigate the risk of any U.S. person that owns our ordinary shares directly, indirectly through non-U.S. entities or constructively being characterized as a 10% U.S. shareholder for purposes of the U.S. CFC rules. If such a U.S. person were characterized as a 10% U.S. shareholder of the Company and the Company or one of its subsidiaries were characterized as a CFC, such shareholder may be required to include its pro rata share of the Company’s income or such subsidiary’s income (subject to certain exceptions) in its U.S. federal gross income, even if there have been no distributions to the U.S. shareholders by the Company.
In addition, our bye-laws will provide that our board of directors may, to the maximum extent permitted by Bermuda law and applicable stock exchange rules, determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines, by the affirmative vote of a majority of our directors, is necessary to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that our board of directors will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.
Our bye-laws will authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in respect to a request, our board of directors may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the direct, indirect or constructive owner of more than 9.5% of our Controlled Shares.

Before the date of this prospectus, there has been no public market for our common shares.
Restrictions on Transfer of Common Shares
Pursuant to our bye-laws, our board of directors may decline to register certain transfers of shares for any reason. However, we are required to register any transfer settled on a stock exchange or automated quotation system on which our shares are listed or traded from time to time. Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our shares are listed or traded from time to time, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide the information required under our bye-laws. If any such shareholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.
Our directors may, under certain circumstances, decline to record the transfer of any common shares on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction.
The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.
Anti-Takeover Effects of Certain Bye-law Provisions
Our bye-laws will contain provisions that could discourage, delay or prevent “change of control” transactions or changes in our board of directors and management that certain shareholders may view as beneficial or advantageous. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Our board of directors has the power to appoint such officers as our board of directors may determine to perform such duties in our management, business and affairs as may be delegated to them by our board of directors. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.
These provisions will include, among others:
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our board of directors will be divided into three classes, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting;

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the total voting power of any U.S. person owning more than 9.5% of our common shares will be reduced to no more than 9.5% of the total voting power of our common shares;

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our board of directors has the authority to issue preferred shares without shareholder approval, which could be used to dilute the ownership of a potential hostile acquirer;

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our board of directors may decline to record the transfer of any common shares on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction;

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our shareholders may only remove directors for cause, or for other reasons set out in our bye-laws (e.g., unsound mind); and

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there are advance notice requirements for shareholders with respect to director nominations and actions to be taken at annual meetings.

These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Number of Directors
Our bye-laws provide that our board of directors shall have not fewer than two directors and not more than nine directors.
Classified Board of Directors
Following the completion of this offering, in accordance with the terms of our bye-laws, our board of directors will be divided, as equally as possible, into three classes, class A, class B and class C, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting. Our bye-laws will further provide that the authorized number of directors may be changed by resolution of the shareholders at a general meeting. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors
Following the completion of this offering, our bye-laws will provide that a director may only be removed for cause, or for other reasons set out in our bye-laws (e.g., unsound mind), prior to the expiration of such director’s term, by a vote of the shareholders holding in excess of 50% of our voting power at any special general meeting or at the annual general meeting; provided that the notice of any such meeting convened for such purpose shall contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting, and at such meeting the director shall be entitled to be heard on the motion for such director’s removal. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when our board of directors deems such a meeting necessary or where required pursuant to the Companies Act. As determined according to certain adjustments of voting power specified in our bye-laws (see “—Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast. No shareholder may participate in any general meeting while the shareholder, or the shareholder’s representative, is physically present in the United States.
Shareholder Advance Notice Procedure
Our bye-laws will establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bye-laws will provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at an annual general meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders and the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by the board of directors;

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if applicable, the consent of each nominee to serve as a director if elected; and

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such other information that the board of directors may request in its discretion.

Amendments to Our Memorandum of Association and Bye-laws
Amendments to our bye-laws will require an affirmative vote of a majority of our board and a majority of the outstanding shares then entitled to vote at any annual or special meeting of shareholders.
Indemnification of Officers and Directors
Our bye-laws provide, among other things, that we shall indemnify our directors and officers to the fullest extent possible, except as prohibited under the Companies Act. Specifically, our bye-laws provide that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effect belonging to us may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.
Our bye-laws provide that, except with respect to matters involving fraud or dishonesty of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
Market Listing
We intend to apply for listing of our common shares on the NYSE American under the symbol “ILS.”
Transfer Agent and Registrar
Upon the completion of this offering, the transfer agent and registrar for our common shares will be VStock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there has been no public market for our common shares, and we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our common shares. Sales of substantial amounts of common shares (including shares issued upon the exercise of options, warrants or convertible securities, if any), or the perception that such sales could occur, could adversely affect the market price of our shares or our ability to raise additional capital through a future sale of securities.
Upon completion of this offering, we will have              common shares issued and outstanding. Of these shares, the common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
Lock-Up Agreements
We, our executive officers and directors and Kingsway have agreed that, during the period beginning from the date of this prospectus and continuing to and including the date that is 180 days after the date of this prospectus, none of them will, directly or indirectly, (1) offer, pledge, sell, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any common shares (including common shares that may be deemed to be beneficially owned by any of our executive officers or directors or Kingsway currently or hereafter in accordance with the rules and regulations of the SEC, common shares that may be issued upon exercise of an option or warrant and any other security convertible into or exchangeable for common shares) or (2) enter into any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from our common shares, without the prior written consent of Joseph Gunnar & Co., LLC (which such consent may be given at any time without public notice), except in limited circumstances that, in the case of common shares held by Kingsway, include dispositions to controlled affiliates and transfers of common shares held by Kingsway on behalf of third parties or as part of its general investment portfolio. These restrictions do not apply to sales of common shares in this offering.
In the event we cease to be an emerging growth company, the applicable restricted period described in the preceding paragraph will be extended if  (1) during the last 17 days of the applicable restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period following the last day of the applicable restricted period, then in each case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, unless Joseph Gunnar & Co., LLC waive in writing such extension.
Rule 144
In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any of our common shares that such person has beneficially owned for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our common shares by any such person would be subject to the availability of current public information about us if the shares to be sold were beneficially owned by such person for less than one year.
Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned our common shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:
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1% of the number of our common shares then outstanding, which will equal approximately shares immediately after this offering; and

•
the average weekly trading volume in our common shares during the four calendar weeks preceding the date of filing of a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

TAX CONSIDERATIONS
The following is a discussion of the material Bermuda and United States federal income tax considerations relevant to an investment decision by a potential investor with respect to our common shares.
Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or IIS Re or to any of our or IIS Re’s operations or to our or IIS Re’s shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us or IIS Re in respect of real property owned or leased by us in Bermuda.
Pursuant to the Payroll Tax Act 1995 as amended, the Payroll Tax Rates Act 1995, as amended, and the Payroll Tax Amendment Act 2017 of Bermuda, as amended (together, the “Bermuda Payroll Tax Act”), payroll tax consists of two separate portions being the employer portion (Employer Portion) and the employee portion (Employee Portion), the sum of which is the total payroll tax payable (Total Payroll Tax). Currently, the Employer Portion operates starting at 1.75% of annual payroll under BMD$200,000, increasing to 7.00% where annual payroll is BMD$200,000 up to and including BMD$500,000, increasing to 9.00% where annual payroll is more than BMD$500,000 up to and including BMD$1,000,000 and further increasing to 10.25% where annual payroll is more than BMD$1,000,000. The Employee Portion is currently a flat 6% however, commencing 1 July 2017, the Employee Portion will be calculated using a marginal tax rate structure starting at 4.75% where annual gross earnings are less than or equal to BMD$48,000, increasing to 5.75% where annual gross earnings are BMD$48,001 up to and including BMD$96,000, increasing to 7.75% where annual gross earnings are BMD$96,001 up to and including BMD$235,000 and further increasing to 8.75% where annual gross earnings are BMD$235,001 and above. Employers have the option to deduct the Employee Portion from the employees’ remuneration however the responsibility to pay the Total Payroll Tax to the Office of the Tax Commissioner still rests with the employer.
U.S. Federal Income Tax Considerations
General
The following is a general discussion of material U.S. federal income tax considerations applicable to you with respect to the ownership and disposition of our common shares. This discussion does not purport to deal with the tax consequences of owning common shares to all categories of investors, some of which, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, persons that hold our common shares as part of a straddle, conversion transaction or hedge, persons deemed to sell our common shares under the constructive sale provisions of the Code, investors that are subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our common shares, may be subject to special rules. This discussion deals only with holders who purchase common shares in connection with this offering and hold the common shares as a capital asset. You are encouraged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common shares.
The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements and existing and proposed regulations issued by the U.S. Department of the Treasury (which we refer to as “Treasury Regulations”), all of which are subject to change, possibly with retroactive effect. This discussion does not address any U.S. state or local taxes.

We have not sought, and will not seek, a ruling from the IRS as to any matter described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of common shares that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common shares through such entities. If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common shares, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. EACH PROSPECTIVE INVESTOR IN OUR COMMON SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Federal Income Taxation of the Company
We currently intend to conduct substantially all of our operations in Bermuda or elsewhere outside the U.S. and to limit our U.S. contacts so that neither we nor IIS RE will be considered to be engaged in a trade or business in the U.S. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the U.S. for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that we (and/or IIS Re) are engaged in a trade or business in the U.S. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax at a current maximum rate of 35%, as well as the branch profits tax at a current rate of 30%, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under a tax treaty, as discussed below. A non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. We may file such returns on a protective basis for each tax year. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation.
If IIS Re is entitled to the benefits of the income tax treaty between Bermuda and the U.S. (which we refer to as the “Treaty”) relating to certain insurance income for a given taxable year, it will not be subject to U.S. federal income tax on any of such insurance income found to be effectively connected with a U.S. trade or business for that year except to the extent that such trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. IIS Re currently intends to conduct our activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that it will be successful in that regard.
An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Treaty only if  (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. It cannot be predicted whether IIS Re will qualify for the benefits of the Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements above.
The Code treats foreign insurance companies carrying on an insurance business within the U.S. as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If IIS Re is considered to be engaged in the conduct of an insurance business in the U.S. and is not entitled to the benefits of the Treaty in general (e.g., because it fails to satisfy one of the limitations on treaty benefits discussed above), a significant portion of its investment income could be subject to U.S. federal income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If IIS Re is considered engaged in the conduct of an insurance business in the U.S. and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of its investment income could be subject to U.S. federal income tax.
Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. federal income tax imposed by withholding, generally at a 30% rate, on the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the U.S. (such as dividends and certain interest on debt investments, but not including insurance premiums paid with respect to a contract that is subject to the excise tax described below). Because, as discussed above, it is uncertain whether the Treaty applies to investment income, it is unclear whether the Treaty would provide any relief from this tax, even if IIS Re is entitled to the benefits of the Treaty.
The U.S. also imposes a federal excise tax (which we refer to as the “FET”) on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to us is 1%. The Treaty does not provide any relief from the FET. The person who pays the premium to the non-U.S. insurer or reinsurer is customarily responsible for the excise tax. If, however, the tax is not paid by the purchaser of the insurance or reinsurance, the non-U.S. insurer may be held liable for the tax. Accordingly, if IIS Re reinsures U.S. risks written by third-party insurance companies, and such insurance companies were not to pay this excise tax, IIS Re could be held liable for it. The IRS has formally announced its position that the FET is applicable (at a 1% rate on premiums) to all reinsurance cessions or retrocessions of risks by non-U.S. insurers or reinsurers to non-U.S. reinsurers where the underlying risks are either (1) risks of a U.S. entity or individual located wholly or partly within the United States or (2) risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (which we refer to as “U.S. Situs Risks”), even if the FET has been paid on prior cessions of the same risks. If the FET is applicable, it would apply at a 1% rate on premiums for all U.S. Situs Risks ceded to IIS Re, or by IIS Re to a non-U.S. insurance company.
U.S. Federal Income Taxation of U.S. Holders
Distributions on Our Common Shares
Subject to the discussion of  “passive foreign investment companies” (which we refer to as “PFICs”), controlled foreign corporations (which we refer to as “CFCs”) and related person insurance income (which we refer to as “RPII”) below, any distributions with respect to our common shares that you receive from us generally will constitute dividends to the extent of our current or accumulated earnings and profits (as determined under U.S. tax principles). Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of your tax basis in our common shares (on a dollar-for-dollar basis) and thereafter as gain from the sale or exchange of such common shares.
Because we are not a U.S. corporation, if you are a U.S. corporation (or a U.S. entity taxable as a corporation), you will not be entitled to claim a dividends-received deduction with respect to any distributions you receive from us.
Dividends paid with respect to our common shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

If you are an individual, trust or estate, dividends you receive from us should be treated as “qualified dividend income” taxed at preferential rates; provided that:
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our common shares are readily tradable on an established securities market in the United States (such as the NYSE American);

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we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below under “—PFIC Status and Significant Tax Consequences”);

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you own our common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend;

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you are not under an obligation to make related payments with respect to positions in substantially similar or related property; and

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certain other conditions are met.

Special rules may apply to any “extraordinary dividend.” Generally, an extraordinary dividend is a dividend in an amount that is equal to (or in excess of) 10% of your adjusted tax basis (or fair market value in certain circumstances) in one of our common shares. If we pay an extraordinary dividend on our common shares that is treated as qualified dividend income and if you are an individual, estate or trust, then any loss derived by you from a subsequent sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.
There is no assurance that dividends you receive from us will be eligible for preferential rates. Dividends you receive from us that are not eligible for preferential rates will be taxed at ordinary income rates.
PFIC Status and Significant Tax Consequences.
Special U.S. federal income tax rules apply to you if we are classified as a PFIC for U.S. federal income tax purposes. In general, we will be a PFIC in any taxable year in which, after applying certain look-through rules, either:
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at least 75% of our gross income for such taxable year consists of  “passive income” (e.g., dividends, interest, capital gains and certain rents); or

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at least 50% of the average value of our assets (ordinarily determined based on fair market value and averaged quarterly over the year) during such taxable year consists of  “passive assets” (i.e., assets that produce passive income).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business, however, is not treated as passive income provided that the corporation does not maintain financial reserves in excess of the reasonable needs of its insurance business.
IIS Re’s income will not constitute passive income only if: (1) it is derived from the active conduct of an insurance business, (2) IIS Re does not maintain financial reserves in excess of the reasonable needs of its insurance business and (3) IIS Re is predominantly engaged in the insurance business. It is possible that certain types of IIS Re’s income and activities will not be considered to be part of an insurance business for this purpose. As a result, it is possible that a portion of our income will be passive income for purposes of the PFIC tests. Moreover, in 2015 the IRS issued proposed regulations intended to clarify the application of the PFIC provisions to an insurance company. These proposed regulations provide that a non-U.S. insurance company may only qualify for an exception to the PFIC rules if, among other things, the non-U.S. insurance company’s officers and employees perform its substantial managerial and operational activities. The IRS may be able to argue that the Iris Re Agreement and 1347 Agreement involve substantial managerial and operational activities, such that IIS Re is unable to satisfy this requirement. As such, there is a substantial risk that, if these proposed regulations are implemented in their current form, the Company and IIS Re could be treated as a PFIC. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, no assurance can be provided in that regard or as to our status in current and future years. Moreover, proposed regulations have recently been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect our characterization. Additionally, legislation has been introduced in a previous Congress that, if enacted, would have characterized a non-U.S. insurance company with insurance liabilities of 25% or less of such company’s assets as a PFIC unless it could qualify for a temporary exception based on both an asset test and a facts and circumstances test. Members of Congress may re-introduce similar legislation in the new Congress or introduce other legislation that could affect our status under the PFIC rules. No prediction can be made as to what effect, if any, any new guidance or legislation would have on an investor that is subject to U.S. federal income taxation. As a result of these uncertainties in the present and future application of the PFIC rules to us, there can be no assurance that the IRS will not assert that we are a PFIC or that a court will not sustain such an assertion.
Although our PFIC status is determined annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held common shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common shares and the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) common shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its common shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common shares).
Under these rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common shares;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our common shares by making a timely and valid QEF election to include in its income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our common shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our common shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our common shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our common shares for such a taxable year.
If we are a PFIC and our common shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our common shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its common shares at the end of such year over its adjusted basis in its common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its common shares over the fair market value of its common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its common shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE American (on which we intend our common shares to continue to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our common shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary (such as IIS Re) that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will toll the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common shares should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.
Controlled Foreign Corporation Status and Related Person Insurance Income.
We (as well as IIS Re) will be considered a CFC if, on any day of our taxable year, 10% U.S. Shareholders (as defined below) own (directly, indirectly through foreign entities or by attribution by application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of our voting shares, or more than 50% of the total value of all our shares. For purposes of taking into account certain insurance income, however, IIS Re will be a CFC if more than 25% of the total combined voting power of all classes of its voting shares or more than 25% of the total value of its shares is owned (directly, indirectly through foreign entities or constructively) by 10% U.S. Shareholders. A “10% U.S. Shareholder” of an entity treated as a non-U.S. corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of voting shares of the corporation. Because of the provisions in our organizational documents that limit voting power and other factors (see “Risks Related to Our Common Shares and This Offering—The voting rights of holders of our common shares are limited” for a discussion regarding these provisions), we believe it is unlikely that any U.S. person that acquires our common shares in this offering would thereby become a 10% U.S. Shareholder of us or IIS Re. However, because of the complexity of the attribution rules contained in the Code, the uncertainty of the effectiveness of these voting limitations and the possibility that a U.S. person may become a 10% U.S. Shareholder, there can be no assurance that this will be the case. Except as discussed below with respect to RPII, a U.S. Holder that is not a 10% U.S. Shareholder is not expected to experience adverse U.S. federal income tax consequences under the CFC provisions regardless of whether we are treated as a CFC.
If we or IIS Re is a CFC for an uninterrupted period of 30 days or more during a taxable year, any 10% U.S. Shareholder who owns shares in us or IIS Re, directly or indirectly through foreign entities, on the last day of our or IIS Re’s taxable year on which we or IIS Re is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share of our and IIS Re’s “subpart F income,” even if the subpart F income is not distributed, but limited by such 10% U.S. Shareholder’s share of our or IIS Re’s current-year earnings and profit. “Subpart F income” of a foreign insurance corporation typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year. The earnings and profits of a foreign corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons) directly or indirectly through a chain of non-U.S. entities be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).
If we or IIS Re is a CFC, the rules relating to PFICs generally would not apply to a 10% U.S. Shareholder of any such company.
Related Person Insurance Income.   Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.
The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust, or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.
RPII Exceptions.   The RPII rules will not apply with respect to IIS Re for a taxable year if  (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of IIS Re’s voting stock and less than 20% of the total value of all of IIS Re’s stock is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by IIS Re or who are related persons to any such person or (2) IIS Re’s RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that one or both of these exceptions will apply to IIS Re, but because we cannot be certain of its future ownership or its ability to obtain information about its shareholders to manage such ownership to ensure that IIS Re qualifies for one or both of these exceptions, there can be no assurance in this regard.
As a general matter, we do not believe that IIS Re will earn more than a de minimis amount of RPII from insuring risks of RPII Shareholders.
Apportionment of RPII to RPII Shareholders.   If IIS Re does not qualify for either of the exceptions described above for a taxable year and IIS Re is a RPII CFC for an uninterrupted period of 30 days or more during that taxable year, then a RPII Shareholder that owns, directly or indirectly) through non-U.S. entities, any of our common shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of IIS Re’s RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the common shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of IIS Re’s current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by us of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by us of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders of the common shares owned, directly or indirectly through non-U.S. entities, by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.
A RPII Shareholder who owns (directly or indirectly) our common shares during IIS Re’s taxable year but not on the last day of the taxable year is not required to include in gross income any part of IIS Re’s RPII for that taxable year solely by reason of such ownership.
Computation of RPII.   For any year in which the RPII rules apply, we may seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are RPII Shareholders so that the RPII may be determined and apportioned among such persons. We are not under any obligation to do so or to report any RPII to our RPII Shareholders. To the extent we are unable to determine whether a direct or indirect owner of our shares is a RPII Shareholder, we may assume that such owner is not a RPII Shareholder, thereby increasing the per-share RPII amount for all known RPII Shareholders. Calculating the amount of RPII the Company may receive and determining whether the Company is eligible for the RPII exceptions, requires information about the Company’s shareholders and insureds that the Company may not have. Therefore, there can be no assurance that the Company will be able to determine the availability of the RPII exceptions and the amount of insurance income that is RPII.
Uncertainty as to the Application of the RPII Provisions.   The meaning of various RPII provisions and the application of those provisions to IIS Re and us is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.
Basis Adjustments.   A U.S. Holder’s tax basis in its common shares will be increased by the amount of any of the Company’s or IIS Re’s subpart F income (including any RPII) that such U.S. Holder includes in income under the CFC and RPII rules by reason of its ownership of such shares. A U.S. Holder’s tax basis in its common shares will be reduced by the amount of any distributions on the common shares of previously taxed income that is excluded from the U.S. Holder’s gross income. If such distributions exceed the U.S. Holder’s tax basis in its common shares, the excess will be treated as gain from the sale or exchange of our common shares (see discussion above).
Tax-Exempt U.S. Holders   If a U.S. Holder that is a tax-exempt organization is required to include any of IIS Re’s insurance income (including RPII) in its gross income under the CFC rules, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our common shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.
Disposition of Common Shares.   Under Section 1248 of the Code, if a U.S. Holder sells or exchanges common shares and the U.S. Holder owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of all classes of the Company’s voting shares when the Company was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the stock will be treated as a dividend to the extent of the Company’s earnings and profits (determined under U.S. federal income tax principles) attributable to the stock accumulated during the period that the U.S. Holder held the Company’s stock while the Company was a CFC (with certain adjustments). Because of the provisions in our organizational documents that limit voting power and other factors (see “Risks Related to Our Common Shares and This Offering—The voting rights of holders of our common shares are limited” for a discussion regarding these provisions), we believe it is unlikely that any U.S. person that acquires our common shares in this offering would thereby become a 10% U.S. Shareholder and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our common shares. However, because of the complexity of the attribution rules contained in the Code and the uncertainty of the effectiveness of these voting power limitations, there can be no assurance that this will be the case.
Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person is a 10% U.S. Shareholder) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).
The Company does not directly engage in an insurance or reinsurance business, but IIS Re does. Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of our common shares because the Company is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. Holder of our common shares.
Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of our common shares.

Sale, Exchange or Other Disposition of Our Common Shares.
Provided that we are not a PFIC for any taxable year, and subject to the discussion above relating to the potential application of the CFC rules, you generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by you from such sale, exchange or other disposition and your tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if your holding period is greater than one year at the time of the sale, exchange or other disposition. Your ability to deduct capital losses against ordinary income is subject to limitations.
Foreign Tax Credit.   In the event that U.S. persons own (directly, indirectly through non-U.S. entities or constructively) 50% or more of the total combined voting power of all classes of our voting common shares or 50% or more of the total value of our common shares, only a portion of the current inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. It is likely that “subpart F income,” RPII and dividends that are non-U.S. source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.
Net Investment Income Tax
A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. Holder’s share of dividends and gain on the sale or other taxable disposition of common shares. Unless a U.S. Holder elects otherwise or holds common shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. Holder’s net investment income.
Certain Information Reporting Requirements.
Form 926.   A U.S. Holder who transfers cash to us may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if  (1) immediately after the transfer, such U.S. Holder holds, directly or indirectly, at least 10% of the total voting power or the total value of us or (2) the amount of cash transferred by such U.S. Holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.
Form 5471.   A U.S. Holder who is a 10% U.S. Shareholder or RPII Shareholder of the Company or IIS Re will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and us.
Form 8621.   As discussed above, a U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If the Company is a PFIC in any year, U.S. Holders may be required to file Forms 8621 with the IRS with respect to the Company and any PFICs owned by the Company directly or indirectly by application of certain attribution rules.
Form 8938.   U.S. Holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. Holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.
Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621 and 8938 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our common shares. We are not obligated to provide U.S. Holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

U.S. Federal Income Taxation of Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes: (i) a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates); (ii) a foreign corporation; or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our common shares.
Dividends paid or deemed paid to a Non-U.S. Holder in respect of our common shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our common shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
Backup Withholding and Information Reporting
In general, if you are a non-corporate U.S. Holder, dividend payments (or other taxable distributions) made within the United States will be subject to information reporting requirements and backup withholding tax if you:
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fail to provide us with an accurate taxpayer identification number;

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are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

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in certain circumstances, fail to comply with applicable certification requirements.

If you are a Non-U.S. Holder, you may be required to establish your exemption from information reporting and backup withholding by certifying your status on a duly executed IRS Form W-8 or by otherwise establishing an exemption.
If you sell our common shares to or through a U.S. office or broker, the payment of the sales proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell our common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment.
However, U.S. information reporting requirements (but not backup withholding) will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell our common shares through a non-U.S. office of a broker that is a U.S. person or has certain other connections with the United States.
Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability; provided that the requisite information is timely provided to the IRS.

FATCA Withholding
The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale or other disposition after December 31, 2018 of property of a type which can produce U.S. source interest or dividends, in each case to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.
The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the government of Bermuda (the “Bermuda IGA”). Under the Bermuda IGA, Bermuda financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. We intend to comply with the obligations imposed on us under FATCA and the Bermuda IGA to avoid withholding under FATCA on payments made to them.
We are a foreign financial institution for purposes of FATCA. To avoid any withholding under FATCA, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own common shares or exercise control over shareholders to counterparties or governmental authorities, including the IRS or Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our common shares who do not provide us with certain information or documentation required to fully comply with FATCA. However, our shareholders who own common shares are not expected to be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, because the scope of such exception is not entirely clear and its availability will depend upon future trading activity with respect to our common shares, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.
If we are treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our common shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which a shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of common shares after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. We currently intend to limit our U.S. activities so that we are not considered to be engaged in a U.S. trade or business. No definitive standards, however, are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that we are engaged in a U.S. trade or business.
Proposed U.S. Tax Legislation
The tax treatment of non-U.S. companies and their U.S. and non-U.S. subsidiaries has been the subject of Congressional discussion and legislative proposals. Over the past several years, legislative proposals relating to the tax treatment of non-U.S. companies have been introduced in the past that could, if enacted, materially affect the Company. One legislative proposal would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United

States. Additionally, legislation has been introduced in a previous Congress that, if enacted, would have characterized a non-U.S. insurance company with insurance liabilities of 25% or less of such company’s assets as a PFIC unless it could qualify for a temporary exception based on both an asset test and a facts and circumstances test.
Both the U.S. Congress and President Trump’s administration have indicated a desire to reform the Code. Although the 2016 U.S. House of Representatives Blueprint, “A Better Way” and President Trump’s recently proposed tax reform plan do not align on all tax reform proposals, substantial proposed changes to the U.S. corporate tax regime include: reduction of the maximum corporate tax rate, repeal of the corporate alternative minimum tax, elimination of net operating loss carryback, immediate expensing of business assets, and elimination of a deduction for net interest expense as well as substantial changes to the international tax system including border tax adjustments, a destination based cash flow tax and moving to a territorial based tax system. A reduction in the corporate tax rate would have a positive impact on the earnings and cash flow of our U.S. companies, but it could also reduce the value of our deferred tax assets. Although it is not known at this time how border tax adjustments will (if enacted) be applied to insurers and reinsurers, it is possible that such adjustments will involve denying a deduction to U.S. insurance companies for reinsurance premium paid to a foreign reinsurer, which would materially increase our overall U.S. tax expense.
No prediction can be made as to whether proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. In addition, it is not yet known whether potential tax reform will include further changes impacting the current tax treatment of insurance companies under the Code. It is also possible that other legislative proposals could emerge in the future that could also have an adverse impact on us.
Possible Changes in U.S. Tax Law
The U.S. federal income tax laws and interpretations, including those regarding whether we are engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Proposed PFIC regulations have been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect the characterization of us and our subsidiaries. Furthermore, new regulations or pronouncements interpreting or clarifying the PFIC, RPII or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.

UNDERWRITING
Joseph Gunnar & Co., LLC is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement dated            , 2017 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:
Underwriter	Shares
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all shares offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.
The underwriters are offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of the prospectus. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.
Over-Allotment Option
We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase a maximum of          additional common shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $             and the total net proceeds, before expenses, to us will be $            .
Discount
The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.
	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expense, to us	$	$	$
We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the public offering price.

We are required to pay an expense deposit of  $50,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses (in compliance with FINRA Rule 5110(f)(2)(c)) that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $50,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). In addition, we have agreed to pay to the representative a non-accountable expense allowance equal to 1.0% of the public offering price. We have also agreed to reimburse the representative for fees and expenses of legal counsel to the representative in an amount not to exceed $40,000, fees and expenses related to the use of book building, prospectus tracking and compliance software for the offering in the amount of  $22,500, up to $15,000 for background checks of our officers, directors and entities, up to $15,000 for all fees, expenses and disbursements relating to the registration or qualification of the common shares under the “blue sky” securities laws of such states and other jurisdictions, subject to whether the offering is commenced on the NYSE American, and actual accountable fees and expenses of the representative for marketing and roadshows for the offering not to exceed $20,000. We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $            .
Representative’s Warrants
Upon closing of this offering, we have agreed to issue to the representative as compensation warrants to purchase a number of common shares equal to 5% of the aggregate number of common shares sold in this initial public offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of the common shares sold in this offering. The Representative’s Warrants are exercisable at any time, from time to time, in whole or in part, during the four year period commencing one year from the effective date of the registration statement related to this offering.
The Representative’s Warrants and the common shares underlying the Representative’s Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Representative or permitted assignees under such rule may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying common shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated for a 180-day period following the effective date of the registration statement, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the common shares underlying the Representative’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.
Discretionary Accounts
The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.
Lock-Up Agreements
Pursuant to certain “lock-up” agreements, we, our executive officers and directors and our shareholder, has agreed not to, without the prior written consent of the representative, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common shares or securities convertible into or exchangeable or exercisable for any common shares, whether currently owned or subsequently acquired, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 180 days from the date of this prospectus, in the case of our principal shareholder.

Right of First Refusal
Subject to certain limited exceptions, until twelve months after the effective date of the offering, Joseph Gunnar & Co., LLC (“Joseph Gunnar”), has a right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at Joseph Gunnar’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked offerings, by us or any of our successors or subsidiaries during such twelve-month period.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.
Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common shares on The NYSE American or on the OTCQB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.
Other Relationships
From time to time, certain of the underwriters and their affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.
China
The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of common shares and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.
An offer to the public of common shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State: (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity that has two or more of  (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements); (c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common shares has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the common shares has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel
The common shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA), nor have such common shares been registered for sale in Israel. The common shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale in Israel, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.
Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common shares may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than: to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
Any offer, sale or delivery of the common shares or distribution of any offer document relating to the common shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common shares being declared null and void and in the liability of the entity transferring the common shares for any damages suffered by the investors.
Japan
The common shares have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common shares may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common shares is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common shares has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering material relating to the common shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the common shares has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common shares within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common shares, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.
No offer or invitation to subscribe for common shares is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Pricing of the Offering
Prior to this offering, there has been no established public market for our common shares. The initial public offering price will be determined by negotiations among us and the representative of the underwriters. In addition to prevailing market conditions, among the factors to be considered in determining the initial public offering price of our common shares will be:
•
estimates of our business potential and our earnings prospects;

•
an assessment of our management; and

•
and the consideration of the above factors in relation to market valuation of companies in related businesses.

The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. An active trading market for the shares of our common shares may not develop. It is also possible that the shares will not trade in the public market at or above the initial public offering price following the closing of this offering.
LEGAL MATTERS
Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for us by Winston & Strawn LLP, New York, New York. Certain legal matters with respect to Bermuda law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda. Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The consolidated balance sheet of Insurance Income Strategies Ltd. at August 15, 2017 included in this prospectus has been included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GLOSSARY OF INDUSTRY AND OTHER TERMS
Catastrophe bond	Catastrophe bonds are securities that provide reinsurance protection to the sponsor of the issuing company (usually an insurance or reinsurance company) in the case of a catastrophic event. Catastrophe bonds are often structured as floating rate notes whose principal is lost in whole or in part if specified trigger conditions are met. Catastrophe bonds are structured to offer issuers the benefit of fully funded reinsurance, which significantly mitigates the credit risk an issuer would normally accept from rated counterparties in the reinsurance market. The most common trigger types for catastrophe bonds are indemnity, industry or parametric index and modeled loss.
Catastrophe reinsurance	Insurance for insurance companies that provides protection against natural and man-made catastrophes.
Ceding insurer/cedent	An insurance company that underwrites and issues an original, primary policy to an insured party and subsequently contractually transfers or cedes a portion of the risk to a reinsurer.
Ceding reinsurer/retrocedent	A reinsurance company that contractually transfers or cedes a portion of the underlying reinsurance to a retrocessionaire.
Collateralized reinsurance	Typically, collateralized reinsurance is identical to traditional reinsurance except that the reinsurer provides collateral for the full amount of any potential claim under the contract in question. In most instances, the collateral posted under each contract is equal to the total contract value less the net premium charged for the reinsurance protection. Collateralized reinsurance has allowed unrated entities, such as insurance and reinsurance companies affiliated with hedge funds and pension funds, to assume insurance market risks without the burden of achieving an explicit claims-paying rating from a leading rating agency.
Correlation risk	The probability of loss from a disparity between the estimated and actual correlation between two securities or instruments.
Distributable Income	A non-GAAP measure, meaning U.S. GAAP net income available to our common shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period.
Facultative reinsurance	Each exposure the ceding company wishes to reinsure is offered to the reinsurer and “packaged” in a single transaction. The submission, acceptance and resulting agreement has to be negotiated on each individual risk the cedent wishes to reinsure. The reinsurer may accept all, some or none of the submitted risks.
Fronting	A rated insurer issues an insurance policy on behalf of an unrated, often cash-collateralized, reinsurer without the intention of transferring any of the risk to the rated insurer. The economic risk remains with the unrated reinsurer via an indemnity/reinsurance agreement. The contractual and credit risk is assumed by the fronting company since it would be required to honor obligations under the policy if the unrated reinsurer fails to indemnify the fronting company.
Industry loss warranty	An industry loss warranty is a type of reinsurance contract or option for which the payout is triggered when a catastrophic event causes losses to the entire insurance industry in excess of a predetermined trigger amount. For example, assume two counterparties agree to an option trade where the option settles in-the-money if a single U.S. hurricane causes losses to the insurance industry of greater than $20 billion (known as a binary or digital option). For this protection, the option buyer agrees to pay an option premium. If a U.S. hurricane then occurs and causes a total industry insured loss greater than $20 billion, the seller of an industry loss warranty option would lose the full notional amount of the contract, less the option premium paid by the buyer. An industry loss warranty may take the form of an insurance contract or a derivative.
Insurance-linked instrument	An insurance-based instrument, including participation in traditional reinsurance (including through retrocessional or reinsurance contracts), insurance-linked swaps, ILWs and insurance-linked securities as well as other financial instruments.
Insurance-linked security	A security that is linked to insurance and includes catastrophe bonds and equity or debt investments in side cars.
Loss ratio	The ratio of losses and loss adjustment expenses incurred to total earned premiums.
Quota share	A form of reinsurance in which a ceding insurer cedes an agreed percentage of every risk it insures falling within certain classes of business, subject to a reinsurance treaty.
Retrocession or retrocessional reinsurance	The reinsuring of reinsurance. Retrocession is a separate contract and document from the original reinsurance agreement between a primary insurance company (as the reinsured) and the original reinsurer. A blanket retrocession covers the original reinsurer’s entire net portfolio of reinsured business (i.e., net in that any specific retrocession protection is excluded) and is normally structured as excess-of-loss reinsurance, arranged separately by major line of reinsured business (i.e., property, casualty, ocean marine, aviation, accident and health, among others).
Retrocessionaire	A reinsurer receiving a portion of the risk insured by another reinsurer.
Side car	A financial structure that is created to allow investors to take on the risk and return of a group of insurance policies (a “book of business”) written by an insurer or reinsurer and to bear the risk and earn the return that arises from that business. An insurer or reinsurer will only pay the premiums associated with a book of business to such an entity if the investors place sufficient funds in the vehicle to ensure that it can meet claims if they arise. The liability of investors is typically limited to these funds.
Ultimate net loss	Specifies insured damages in umbrella liability policies. Umbrella policies usually include a specific definition of covered damages covered by ultimate net loss, typically amounts actually payable to claimants in settlement/judgment. Ultimate net loss may also include defense and supplementary payments within the limit of liability.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits to the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents. You may read and copy the registration statement, of which this prospectus is a part, the related exhibits and other material we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, on the SEC’s website.
Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the location set forth above or on the SEC’s website.

INDEX TO FINANCIAL STATEMENTS
Index to the consolidated financial statements of
Insurance Income Strategies Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholder
Insurance Income Strategies Ltd.
Hamilton, Bermuda
We have audited the accompanying consolidated balance sheet of Insurance Income Strategies Ltd. as of August 15, 2017 and the related notes to the consolidated balance sheet. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of Insurance Income Strategies Ltd. at August 15, 2017 in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated balance sheet has been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated balance sheet, the Company is a start-up entity and has not yet commenced operations or completed an initial offering of stock sufficient to support its initial and ongoing operating costs. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated balance sheet does not include any adjustments that might result from the outcome of this uncertainty.
/s/ BDO USA, LLP
Grand Rapids, Michigan
September 12, 2017

Insurance Income Strategies Ltd.
Consolidated Balance Sheet
August 15, 2017
ASSETS
Current assets
Deferred offering costs	$112,500
Total assets	$112,500
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Deferred offering costs payable	$100,000
Deferred offering costs payable – Kingsway America Inc.	12,500
Total liabilities	$112,500
Shareholder’s equity	$—
Total liabilities and shareholder’s equity	$112,500

The accompanying notes to the consolidated balance sheet are an integral part of this balance sheet.

Insurance Income Strategies Ltd.
Notes to Consolidated Balance Sheet
August 15, 2017
1.
Organization

Insurance Income Strategies Ltd. (the “Company”) was incorporated in Bermuda under section 14 of the Companies Act of 1981 on July 17, 2017 as a holding company. The Company and its wholly owned operating subsidiary IIS Re Ltd. have not commenced operations and have selected June 30 as their fiscal year-end. The Company, through IIS Re Ltd., intends to offer collateralized reinsurance in the property catastrophe market. IIS Re Ltd. is in the process of being licensed as a special purpose insurer in Bermuda pursuant to the Insurance Act 1978, as amended.
For the purposes of incorporation, the Company has one common share issued and outstanding.
Emerging Growth Company
The Company is considered an “emerging growth company” as defined under the Securities Act of 1933. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an emerging growth company. As an emerging growth company, the Company is electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, the Company may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. In addition, the Company is in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” the Company chooses to rely on such exemptions and reduced reporting requirements, it may not be required to, among other things, (1) provide an auditor’s attestation report on system of internal controls over financial reporting pursuant to Section 404(b), (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Company’s Chief Executive Officer’s compensation to median employee compensation. Following this offering, the Company will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which it had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of its initial public offering, (3) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which it is deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended.
2.
Formation of the Company and the Offering

The Company’s ability to commence operations is contingent upon it obtaining sufficient equity capital through a successful initial public offering of its common shares (the “Offering”). The Company’s management has broad discretion with respect to the use of net proceeds from the Offering. The Company expects to use the net proceeds from the Offering for general corporate purposes to implement its business strategy. In particular, the Company will use the net proceeds to provide, among other things, fully funded reinsurance and, if needed for risk management, to engage in hedging and investment activities.
3.
Significant Accounting Policies

Basis of Presentation
The accompanying consolidated balance sheet of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission. The consolidated balance sheet of the Company includes balances of the Company and its wholly owned subsidiary IIS Re Ltd.

Use of Estimates
The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Deferred Offering Costs
Deferred offering costs consist of legal and professional fees incurred through the balance sheet date that are directly related to the Offering and that will be charged to shareholder’s equity upon the consummation of the Offering. Amounts payable to Kingsway America Inc. of  $12,500 pertain to deferred offering costs paid by Kingsway America Inc. on behalf of the Company.
4.
Commitments

The Company will pay the underwriter in the Offering an underwriter discount of 7.0% of the gross proceeds from the Offering at time of the closing of the Offering. At the time of closing of the Offering, the Company will also issue warrants (the “Underwriter Warrants”) to purchase that number of common shares equal to 5% of the aggregate number of common shares sold in the Offering. The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the Offering, at a price per share equal to 125% of the public offering price per share of the common shares at the Offering. The underwriter will also be entitled to a non-accountable expense allowance equal to 1% of the gross proceeds from the Offering.
Pursuant to the consulting agreement with Thomas Heise, the Company will pay $12,500 to him upon completion of registration of IIS Re Ltd. with the Bermuda Monetary Authority.

          Shares
Common Shares
Insurance Income Strategies Ltd.

PROSPECTUS

Joseph Gunnar & Co.
           , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses (other than the underwriting discounts) payable by the registrant in connection with this offering. All of these amounts (except the SEC registration fee, FINRA filing fee and stock exchange listing fee) are estimates.
SEC registration fee	$	*
FINRA filing fee		*
Stock exchange listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$

*
To be provided by amendment

Item 14.   Indemnification of Directors and Officers.
Bye-law 45 of our bye-laws provides, among other things, that we shall indemnify our directors and officers to the fullest extent possible, except as prohibited under the Companies Act. Specifically, bye-law 45 provides that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the aforesaid Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effect belonging to us may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.
Bye-law 45 of our bye-laws provides that, except with respect to matters involving fraud or dishonesty of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act.

Item 15.   Recent Sales of Unregistered Securities.
None.
Item 16.   Exhibits and Financial Statement Schedules.
(a) Exhibits:   The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.
(b) Financial Statement Schedules:   No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.
Item 17.   Undertakings.
* (f) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
* (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
* (i) The undersigned registrant hereby undertakes that:
•
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

•
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* Paragraph references correspond to those of Regulation S-K, Item 512.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of Insurance Income Strategies Ltd.
3.2	Memorandum of Association of Insurance Income Strategies Ltd.
3.3	Bye-Laws of Insurance Income Strategies Ltd.
3.4*	Form of Amended and Restated Bye-Laws of Insurance Income Strategies Ltd.
4.1*	Form of Share Certificate.
5.1	Form of Opinion of Appleby (Bermuda) Limited.
10.1*	Form of Quota Share Retrocessional Reinsurance Agreement between IIS Re Ltd. and Iris Reinsurance Ltd.
10.2*	Form of Services Agreement between IIS Re Ltd. and 1347 Advisors LLC.
10.3*	Employment Agreement between Insurance Income Strategies Ltd. and Thomas C. Heise†
21.1	List of subsidiaries of Insurance Income Strategies Ltd.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*
To be filed by amendment.

†
Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on October 24, 2017.
Insurance Income Strategies Ltd.
/s/ Thomas C. Heise
By:	Thomas C. Heise
Title:	Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint Thomas C. Heise and Hassan R. Baqar and each of them, as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver this registration statement, and any and all amendments thereto, including any post-effective amendments and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b); such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 24th day of October, 2017.
Name	Title

/s/ Thomas C. Heise Thomas C. Heise	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Hassan Baqar Hassan Baqar	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Larry Swets, Jr. Larry Swets, Jr.	Chairman of the Board of Directors
/s/ R. Michael Powell R. Michael Powell	Director
/s/ Joshua S. Horowitz Joshua S. Horowitz	Director
/s/ Daniel D. Schlemmer Daniel D. Schlemmer	Director